                                                                   Exhibit 10.2


      PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. SUCH PORTIONS ARE DESIGNATED "[***]."

      THIS FIXED POINT MICROWAVE SERVICES AGREEMENT is made and entered into as of the 30th day of January, 1998 (the "Effective Date"), by and between Pathnet, Inc. ("Pathnet"), a Delaware corporation and Northern Indiana Public Service Company ("Incumbent"), an Indiana corporation (collectively, the "Parties" and each, a "Party".

                                   WITNESSETH:

      WHEREAS, Pathnet is engaged in the business of creating high capacity, digital, microwave communications systems for purposes of marketing and selling the excess long distance telecommunications capacity created by such systems;

      WHEREAS, Incumbent is the owner and operator of an existing analog and digital microwave telecommunications system; and

      WHEREAS, Incumbent desires to engage Pathnet as, and Pathnet desires to act as, Incumbent's sole representative for the purpose of (i) installing, managing, and operating a high capacity digital microwave system along Incumbent's current microwave paths and (ii) marketing and selling any Excess Capacity created by such high capacity digital microwave system.

      NOW, THEREFORE, in consideration of the mutual promises contained herein, the Parties agree as follows:

SECTION 1. DEFINITIONS

      1.1 Definitions: As used in this Agreement, the following terms shall have the meanings indicated:

            1.1.1 1/0 Multiplexer: Any device that multiplexes capacity between the DS-l and the DS-O levels.

            1.1.2 1 x 1: A microwave radio configuration consisting of a primary and a protect radio.

            1.1.3 Affiliate: With respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with such Person. For the purposes of this definition, "control" (including the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise.

            1.1.4 Agreement: This Fixed Point Microwave Services Agreement, including the Schedules and Exhibits attached hereto, as the same may be amended, supplemented or modified in accordance with the terms hereof.

            1.1.5 Alarm and Event Report: As defined in Section 7.7 of Schedule
      A.

            1.1.6 Amended Schedule B: As defined in Section 18.15.

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            1.1.7 Arbitration Association: As defined in Section 17.2.3.

            1.1.8 Arbitration Rules: As defined in Section 17.2.3.

            1.1.9 As-Built Drawing: As defined in Section 4.1.4 of Schedule A.

            1.1.10 Assignment Documents: As defined in Section 8.6.1.

            1.1.11 Available Excess Capacity: The total Pathnet Excess Capacity available (and not allocated) for use or sale on the System at any given time from Commissioning through the Expiration Date.

            1.1.12 Bit Error Rate: ("BER") shall mean the percentage of received bits in error compared to the total number of bits received.

            1.1.13 Breaching Party: As defined in Section 17.1.2.

            1.1.14 Business Day: Any day other than a Saturday, a Sunday, or a day on which the banking institutions in either New York, New York, or the city and state in which the principal executive offices of Pathnet within the United States are located, are not open for business.

            1.1.15 Capacity Expansion: An increase in telecommunication channels a System is able to transmit, receive and transport above those created by the installation of the Initial System, achieved by an addition to or change in equipment. Capacity Expansion does not include the expansion to new Sites or the creation of new Segments.

            1.1.16 Capacity Expansion Requirements: As defined in Section 7.1 of Schedule A.

            1.1.17 Capacity Expansion Schedule: As defined in Section 7.1 of Schedule A.

            1.1.18 CERCLA: Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 6901 et seq., as amended.

            1.1.19 Channel Plan: As defined in Section 1.1 of Schedule A.

            1.1.20 Commissioning: With respect to each Path or Segment, the date on which the circuits of such Path or Segment are available for service after completion of all required site acceptance testing on the Initial System or any Capacity Expansion.

            1.1.21 Customer Agreements: As defined in Section 9.5.1.

            1.1.22 Cutover Plan: As defined in Section 4.1.1 of Schedule A.

            1.1.23 DS-0: 64,000 bits per second; The world-wide standard speed for digitizing one voice conversation using pulse code modulation, which is approximately equivalent to a single voice or data channel.


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            1.1.24 DS-1: 24 DS-0's.

            1.1.25 DS-3: 672 DS-0's or 28 DS-1's.

            1.1.26 Deficiency List: As defined in Section 5.7 of Schedule A.

            1.1.27 Dispute: As defined in Section 17.2.1.

            1.1.28 Drop and Insert: That process wherein a part of the information carried in a transmission system is demodulated (dropped) at an intermediate point and different information is entered (inserted) for subsequent transmission.

            1.1.29 Effective Date: As defined in the introductory paragraph of this Agreement or the date of any Amended Schedule B, as the context indicates.

            1.1.30 Encumbrances: Any security interests, mortgages, liens, pledges, charges, claims, easements, reservations, restrictions, clouds, equities, rights of way, options, rights of first refusal and other encumbrances whether or not relating to the extension of credit or the borrowing of money. To "Encumber" shall mean to effect any Encumbrance.

            1.1.31 Equipment: Any and all digital microwave radios, radio components, cards, antennas, waveguides, multiplexers, software and other equipment or parts required for the operation of the System provided and installed by Pathnet as set forth on Exhibit A-1 to Schedule A.

            1.1.32 Error Free Second: ("EFS") Any one-second time interval which does not contain a measurable bit error. (This term may be expressed as a percent EFS by taking the ratio of non-errored to total seconds and multiplying by 100.)

            1.1.33 Errored Seconds: ("ES") Any one-second interval during which one or more bit errors occurs. (For example, at the DS-1 rate, an ES will contain 1 to 1,544,000 bit errors.)

            1.1.34 Escrow Agreement: As defined in Section 4.2.4.

            1.1.35 Excess Capacity: At any given time, the telecommunications channels or DS-0's that the System creates, transports and receives, less the capacity allocated to Incumbent pursuant to the Channel Plan, as amended from time to time.

            1.1.36 Existing System Inventory: As defined in Section 1.1 of Schedule A.

            1.1.37 Expiration Date: The date on which this Agreement and the rights and obligations hereunder are terminated or expire in accordance with Section 3.

            1.1.38 FAA: The Federal Aviation Administration, or any other Federal agency at the time administering tower registration requirements and regulations.


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            1.1.39 Failed Second: Any one-second interval that has 1,544 bit errors at a DS-l rate.

            1.1.40 Facilities: Incumbent's towers, shelters, buildings, sites and all equipment owned by Incumbent relating to and used in association with such towers, shelters and sites for the purpose of operating the System.

            1.1.41 FCC: The Federal Communications Commission, or any other Federal agency at the time administering the Communications Act of 1934, as amended, the Telecommunications Act of 1996, as amended and the rules and regulations promulgated thereunder.

            1.1.42 FCC Code: The Communications Act of 1934, as amended, the Telecommunications Act of 1996, as amended and the rules and regulations promulgated thereunder and related thereto.

            1.1.43 Force Majeure Event: As defined in Section 16.3.

            1.1.44 Form 415: As defined in Section 10.1.1.

            1.1.45 Frequency Availability Model: As defined in Section 1.1 of Schedule A.

            1.1.46 Frequency Diversity: A method of protecting a radio signal by providing a second radio signal on a different frequency, which will assume the radio signal load when the regular channel fails.

            1.1.47 Governmental Authority: Any nation or government, any state or other political subdivision thereof and any court, panel, judge, board, bureau, commission, agency or other entity, body or other person exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

            1.1.48 Hazardous Material: Any material amount of any substance, matter or waste which is or becomes regulated by any Federal, state or local law, ordinance, order, rule, regulation, code or any government restrictions or requirement including, but not limited to, asbestos, petroleum products and "Hazardous Substances" and "Hazardous Wastes" (as such terms are defined in CERCLA and RCRA.)

            1.1.49 Incumbent: As defined in the introductory paragraph.

            1.1.50 Incumbent Collateral: As defined in Section 8.5.1.

            1.1.51 Incumbent Desired Path: As defined in Section 9.3.

            1.1.52 Incumbent Representative: As defined in Section 18.12.

            1.1.53 Initial System: The portion of the System constituting the initial system with a 1 x 1 configuration which is comprised of the first 84 DS-1's (which is equivalent to 2,040 DS-0's) of the System and the System's 84 DS-1 protect channels.


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            1.1.54 Initial System Equipment: The Equipment and other equipment and materials, and Microwave Radio Station Licenses and other licenses and Permits related thereto, comprising and necessary for the operation of the Initial System, including but not limited to, the Incumbent Collateral, radios, radio software, antennas, waveguides, chargers, generators, multiplexers, towers, shelters, batteries and racks, end user equipment for the Network Monitoring Center (including hardware and object form software) and all replacements thereof and substitutions therefor.

            1.1.55 Interconnection: The point at which a private network is connected to (i) the PSTN, which can include IXC POPs, tandem access points, the central office, internet service providers, or major industrial customer points of presence or (ii) another private network.

            1.1.56 Interference: Any measurable impairment in the performance of the System or the quality of the signals received or transmitted on the System exceeding the technical standards set forth in Section 101.105 of the FCC Code as such standards may apply to co-channel or adjacent channel interferences.

            1.1.57 IXC: An inter-exchange carrier; a telephone company that provides long-distance telephone service between LATA's but not within any one LATA.

            1.1.58 Judgment: Any order, judgment, writ, decree, award or other determination, decision or ruling of any court, judge, justice or magistrate, any other Governmental Authority or any arbitrator.

            1.1.59 LATA: Local Access and Transport Area; one of 161 local geographic areas in the United States within which a local telephone company may offer telecommunications services.

            1.1.60 Leased Premises: As defined in Section 5.1.

            1.1.61 Leased Premises Encumbrance: As defined in Section 5.10.

            1.1.62 Losses: Any and all losses, claims, shortages, damages, liabilities, expenses (including reasonable attorneys' and accountants' fees), assessments, tax deficiencies and taxes (including interest and penalties thereon) sustained, suffered or incurred by any third party arising from any matter which is the subject of indemnification under
      Section 15.

            1.1.63 Maintenance Services Agreement: The Maintenance Services Agreement, by and between Pathnet and Incumbent, as the same may be amended from time to time in accordance with its terms.

            1.1.64 Material Adverse Effect: Any event, fact, circumstance or occurrence, which results or would result in a material adverse change in or a material adverse effect on any of: (i) the condition (financial or otherwise), business, performance, operations, properties, or prospects of such Person; (ii) the legality, validity or enforceability of this Agreement; or (iii) the ability of such Person to perform its material obligations under this Agreement.


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            1.1.65 Microwave Radio Station Licenses: As defined in Section
      10.1.1(b).

            1.1.66 Modifications SOW: As defined in Section 2.1 of Schedule A.

            1.1.67 Network Monitoring Center: As defined in Section 7.5 of Schedule A.

            1.1.68 Network Management System: As defined in Section 7.6 of Schedule A.

            1.1.69 Non-Breaching Party: As defined in Section 17.1.2.

            1.1.70 Notice of Election: As defined in Section 15.3.

            1.1.71 OC-3 Multiplexer: Any device that multiplexes capacity between the OC-3 and the DS-1 levels.

            1.1.72 Order Wire: A service channel consisting of a 64,000 bit per second circuit between sites.

            1.1.73 OSHA: The Occupational Safety and Health Act, as amended.

            1.1.74 Outage: Any unscheduled interruption in telecommunication services (usually measured in "Outage Seconds") along a segment that consists of ten (10) consecutive Severely Errored Seconds (i.e., when the BER in each second is worse than 10^-3 for a period of ten (10) consecutive seconds). These ten (10) seconds are considered to be unavailable. The unavailable time is counted from when the first of ten
      (10) Severely Errored Seconds (SESs) occurs, and ends when the first of ten (10) consecutive non-SESs occurs second in the sequence.

            1.1.75 Part 101: Part 101 of Title 47 of the Code of Federal Regulations, as

            1.1.76 Party: As defined in the introductory paragraph.

            1.1.77 Path: The physical spatial separation between point-to-point towers, housing and microwave antenna.

            1.1.78 Path Studies: As defined in Section 1.1 of Schedule A.

            1.1.79 Pathnet: As defined in the introductory paragraph.

            1.1.80 Pathnet Estimated Costs: As defined in Section 4.2.2.

            1.1.81 Pathnet Items: As defined in Section 4.2.1.

            1.1.82 Pathnet Software: The software (including applications software and systems software) owned or licensed from a third party by Pathnet and used to provide the services covered in this Agreement.


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            1.1.83 PCN: A Prior Coordination Notice sent pursuant to Part 101.

            1.1.84 Permits: Any and all authorizations, approvals, consents, licenses, permits, easements, certificates and other rights and permissions necessary to conduct such Person's business and to own, lease and operate such Person's properties as currently conducted, owned, leased or operated.

            1.1.85 Person: An individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, or other entity of any kind or any Governmental Authority.

            1.1.86 POP: Point Of Presence; The interconnection between any two facilities based networks.

            1.1.87 Progress Report: As defined in Section 4.1.2 of Schedule A.

            1.1.88 Pre-Commissioning Test Equipment: All equipment required for the testing required to be performed on the System pursuant to Section 5 of Schedule A, including, but not limited to, all required digital volt meters, optical power meters, oscilloscopes, RF signal generators, noise figure meters, noise figure test sets, RF variable attenuators, DADE adjust cables, receiver card extenders and extension cords.

            1.1.89 Preliminary Construction Schedule: As defined in Section 1.1 of Schedule A.

            1.1.90 Project Drawings: As defined in Section 1.3 of Schedule A.

            1.1.91 Project Management Plan: As defined in Section 4.1.1 of Schedule A.

            1.1.92 Project Schedule: As defined in Section 4.1.1 of Schedule A.

            1.1.93 Proprietary Information: Any information of a Party which is identified as confidential or which is customarily considered confidential, including the Pathnet Software and related documentation (in the case of Pathnet) and any trade secrets, business and financial information, techniques, specifications, inventions, strategies and any information that is not generally known in the relevant industry or which affords possessors of the information a commercial or business advantage, and any corrections, modifications, revisions and copies thereof, whether in machine readable or visually readable form.

            1.1.94 Protection Configuration: An engineering plan under which channel capacity is protected either on a fully redundant basis or on a 1 x n protection basis.

            1.1.95 PSTN: Publicly Switched Telephone Network.

            1.1.96 RCRA: Resource Conservation and Recovery Act, 42 U.S.C.
      Section 9601 et seq., as amended.

            1.1.97 Requirement of Law: With respect to any Person, all Federal, state and local laws, rules, regulations, Judgments, injunctions, standards, codes, limitations,


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      restrictions, conditions, prohibitions, notices, demands or other requirements or determinations of a court or other Governmental Authority or an arbitrator, applicable to or binding upon such Person, any of its property or any business conducted by it or to which such Person, any of its assets or any business conducted by it is subject.

            1.1.98 Segment: The portion of a microwave communications network existing between two geographic points. For purposes of this Agreement, Segment A is the portion of Incumbent's microwave communications network between Hammond, Indiana and (i) South Bend, Indiana and (ii) and Monticello, Indiana, as set forth in Schedule B. Segment B is the portion of Incumbent's microwave communications network between Plymouth, Indiana and Ft. Wayne, Indiana, as set forth in Schedule B. The additional Segments added to the System pursuant to an Amended Schedule B are identified as Segment C, and Segment D, etc.

            1.1.99 Services: As defined in Section 7.1.

            1.1.100 Severely Errored Seconds: ("SES") shall mean (i) at the DS-I rate, any one second interval during which the BER is greater than or equal to 1 x 10E^-3 regardless of the cause of degradation affecting the channel error performance including, but not limited to, unprotected equipment failures and any other factors that contribute to poor performance (at the DS-l rate, this equates to 1,544 or more bit errors occurring within one second), and (ii) at the DS-3 rate, any one-second interval during which the BER is equal to or worse than 1 x 10E^-6.

            1.1.101 Site: A physical location on which a tower or other structure is located which houses microwave antenna, radios and other communications equipment used in the System.

            1.1.102 SONET: Synchronous Optical Network; a family of fiber-optic transmission rates from 51.84 Mbps to 13.22 Gbps, created to provide the flexibility needed to transport many digital signals with different capacities and to provide a standard to which manufacturers may design.

            1.1.103 Space Diversity: Protection of a radio signal by providing a separate antenna on the same tower to assume the radio signal load when the regular transmission path on the primary antenna fades, thereby ensuring continuous transmission.

            1.1.104 Spare Parts: The equipment, modules, and parts provided by Pathnet to Incumbent pursuant to the performance of Incumbent's obligations under the Maintenance Services Agreement.

            1.1.105 Specifications: As defined in Section 7.2.

            1.1.106 Station Log Book: As defined in Section 6.2 of Schedule A.

            1.1.107 Subcontractors: Any firm, corporation, or person working directly or indirectly for a company that furnishes or performs a portion of the work, labor or material.

            1.1.108 Switched Mod Section: A section of network between two adjacent back to-back terminals.


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            1.1.109 System: The high capacity digital SONET microwave radio equipment (6 GHz/30 MHz), antenna, waveguide, components, Facilities, Equipment, Network Management System, all other equipment and materials related thereto, and Microwave Radio Station Licenses and other licenses and Permits related thereof, operated for the purpose of transmitting, receiving and transporting telecommunications signals over Segments set forth on Schedule B.

            1.1.110 System Budget: As defined in Section 1.1 of Schedule A.

            1.1.111 System Design: As defined in Section 1.1 of Schedule A.

            1.1.112 Technology: Inventions, ideas, processes, formulas, and know-how.

            1.1.113 Term: As defined in Section 3.1.1.

            1.1.114 Tower Analysis: As defined in Section 1.1 of Schedule A.

            1.1.115 Vendor Credit Assurances: As defined in Section 4.2.4(a).

            1.1.116 Wayside Channels: The additional DS-1 of telecommunications capacity within each radio beyond the base OC-3 capacity.

       1.2 Terms Generally. The definitions in Section 1.1 and elsewhere in this Agreement shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "herein", "hereof", "hereto" and "hereunder" and words of similar import refer to this Agreement (including the Schedules and Exhibits) in its entirety and not to any part hereto unless the context shall otherwise require. All references herein to Sections, Exhibits and Schedules shall be deemed references to Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Any reference in this Agreement to a "day" or number and "days" (without the explicit qualification of "Business") shall be interpreted as a reference to a calendar day or number of calendar days. If any action or notice is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action or notice shall be deferred until, or may be taken or given on, the next Business Day.

SECTION 2. RELATIONSHIP OF THE PARTIES

       2.1 Lessee, Independent Contractor, Representative and Network Manager. Incumbent shall appoint Pathnet and Pathnet shall serve in the following capacities during the term of this Agreement:

            (i) In the role of lessee, Pathnet will lease from Incumbent an interest in Incumbent's sites and Facilities on which to build and operate the System. As consideration for such leasehold interest, Pathnet will pay rent to Incumbent as set forth in Section 5.


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            (ii) As an independent contractor, Pathnet will serve as Incumbent's sole and exclusive representative in performing analytical pre-design and design services and installing, testing and ensuring the performance of the System, as well as any upgrades to such System in accordance with the terms and conditions set forth in Section 6 and in Schedule A.

            (iii) As the exclusive representative for the marketing and sale of Excess Capacity for Incumbent, Pathnet will market and sell the Excess Capacity created by System, as described in Section 9.

            (iv) In the role of a network manager, Pathnet will serve as the point of contact for any Outage or trouble on the System and shall operate the Network Management System and the Network Monitoring Center as described in Section 7.6 and Section 7.7 of Schedule A.

      2.2 No Joint Venture, etc. The Parties expressly disclaim any intention to create, and nothing herein shall be construed as creating, a partnership, joint venture, agency or employment relationship between Pathnet and Incumbent.

      2.3 Restrictions on Actions of Incumbent. For the term of this Agreement, neither Incumbent, nor any Affiliate of Incumbent, shall operate parallel microwave telecommunications facilities or systems to those set forth in Schedule B for the purpose of selling or otherwise providing any capacity on such parallel facilities or systems to third parties for commercial use in competition with Pathnet. Notwithstanding the foregoing, Incumbent shall be permitted to continue to operate Incumbent's existing analog or digital microwave system, as such system may be modified provided no Interference shall occur on the System, for the intended uses of Incumbent and its Affiliates and any other use for which such analog or digital system was used as of the Effective Date.

SECTION 3. TERM AND EXPIRATION

      3.1 Term, Extension Periods, and Renewal.

            3.1.1 Term. This Agreement shall commence on the Effective Date and shall expire on the twenty-fifth (25th) anniversary of the Commissioning of Segment A of the Initial System (the "Term").

            3.1.2 Renewal. Upon expiration of the Term, this Agreement shall be automatically renewed for additional one-year terms thereafter, unless terminated by either Party upon written notice to the other Party to that effect delivered within the ninety (90) day period immediately before the renewal date for any such additional one-year term.

      3.2 Limited Right to Terminate. Neither Party shall have the right to terminate this Agreement or any rights or obligations of either Party pursuant to this Agreement, except:

            (a) incumbent shall have the right to terminate this Agreement by serving written notice to Pathnet in the event (i) Pathnet is liquidated or dissolved under Chapter 7 of the Federal bankruptcy laws and (ii) Incumbent receives written notice from one of Pathnet's equipment vendors or other lenders stating that such vendor or lender will waive its right to operate the System for the purpose of generating Revenue from the sale of Excess Capacity.


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

            (b) Pathnet shall have the right to terminate this Agreement pursuant to Section 13.1.5 of this Agreement.

SECTION 4. COSTS

      4.1 Incumbent Costs.

            4.1.1 Incumbent Operating and Administration Costs. Incumbent shall pay the operating and administration costs set forth in Section 1 of Schedule C as such costs are actually incurred and become due and payable in the course of the Incumbent's performance of its obligations under this Agreement.

      4.2 Pathnet Costs.

            4.2.1 Pathnet Items. Pathnet shall pay for services, functions, materials and other items listed in Section 2 of Schedule C (the "Pathnet Items") to build and implement the System.

            4.2.2 Estimated Cost of Pathnet Items. On the Effective Date, the total estimated cost of the Pathnet Items is [***] (the "Pathnet Estimated Costs").

            4.2.3 No Cap on Pathnet Items. Pathnet shall pay for all amounts incurred in completing the Pathnet Items whether or not the cost of completing such items is less than, equal to or exceeds the Pathnet Estimated Costs.

            4.2.4 Payment of Pathnet Items. To ensure payment of the Pathnet Estimated Costs, simultaneously with the execution and delivery of this Agreement Pathnet shall:

                  (a) deliver to Incumbent vendor credit assurances (the "Vendor
            Credit Assurances"), which Vendor Credit Assurances shall establish and confirm, among other things, that Pathnet has an adequate credit facility to acquire the Equipment and Services provided by such vendor. (As determined by Pathnet in its sole discretion, such Vendor Credit Assurances may be in the form of a copy of the applicable vendor's term sheet or excerpts from the vendor's credit agreement with Pathnet); and

                  (b) deliver to Incumbent an escrow agreement substantially in the form attached hereto as Schedule D (the "Escrow Agreement") pursuant to which, among other things, (i) Pathnet shall place in escrow funds for each Segment in an amount equal to fifty percent (50%) of (the Pathnet Estimated Costs less the cost of any equipment provided by the vendors referred to in the Vendor Credit Assurances), (ii) the escrow agent named in such Escrow Agreement shall disburse to Pathnet the funds necessary to pay for the cost of the Pathnet Items as such Pathnet Items are completed and as Pathnet receives invoices relating to such Pathnet Items, (iii) in the event that Pathnet fails to timely meet its payment responsibilities with respect to the Pathnet Items, the escrow agent named in such Escrow Agreement shall disburse to

            Incumbent the funds necessary to cure such failure to pay by Pathnet and (iv) such Escrow Agreement shall terminate upon Commissioning of the System and upon such termination any funds remaining in escrow, including any interest accrued on such funds shall be disbursed to Pathnet.

            4.2.5 Pathnet Operating and Administration Costs. Pathnet shall pay for the operating and administration costs set forth in Section 3 of Schedule C as such costs are actually incurred and become due and payable in the course of Pathnet's performance of its obligations under this Agreement.

4.3 Change Orders.

            a) This Agreement anticipates (i) future issuance of change orders for equipment and services beyond the scope of this Section 4, and (ii) Pathnet's provision of related equipment and services in accordance with such orders. To the extent mutually agreed upon by the Parties, all such orders shall be deemed to be supplements to and governed by the terms of this Agreement

            b) If and to the extent Pathnet and/or Incumbent do not (i) obtain any permit or license pursuant to Section 10.2, Section 10.3 and Section 13.1.5, (ii) obtain use and enjoyment of the Licensed Premises pursuant to
      Section 5.4.1, or (iii) clear any Interference pursuant to Section 5.4.2 at any site, each as required to construct and operate the System, the Parties shall use commercially reasonable efforts to find an alternate and equivalent Facility available for the installation and operation of the System. If and to the extent the Parties cannot find an alternate and equivalent Facility available for the installation and operation of the System, the Parties shall mutually amend the Facilities and System listed on Schedule B and Exhibit A-l to Schedule A and the appropriate schedules of the Maintenance Services Agreement; provided such amendment shall include a modified System route that does not substantially differ from the proposed System. Notwithstanding the foregoing, neither Party shall be obligated to construct or operate any Facility that cannot be developed as a result of (i), (ii), or (iii) of this Subsection (b) or cannot be frequency coordinated, and the System and each Segment thereof as defined in Schedule B shall be mutually modified by the Parties in order to resolve any site or frequency availability limitations, including the deletion of any such Facilities or any portion of a Segment. The Parties hereby acknowledge that as to Segment B certain Facilities require finalization of permits and frequency coordination, and the Parties shall use commercially reasonable efforts to obtain such permits and frequency availability. In no event shall Incumbent be required by the terms of this Agreement to purchase or lease and develop additional land or sites without its consent.

SECTION 5. LEASEHOLD INTEREST

      5.1 Lease. Incumbent shall lease to Pathnet and Pathnet shall lease from Incumbent an interest in each of Incumbent's Sites and in the Facilities at such Sites set forth on Schedule B as is necessary for the performance of Pathnet's rights and obligations under this Agreement (the "Leased Premises"); provided
(i) such performance shall not unreasonably inhibit Incumbent from performing its current and future operations at the Leased Premises and (ii) Incumbent's current and future operations shall comply with the Interference provisions set forth in Section 5.4.2 of this Agreement. Pathnet acknowledges it shall not have the right through any expansion of the System to use other property or Sites of Incumbent, including undeveloped property or Sites, without the written agreement of Incumbent.

      5.2 Rent for Leased Premises. Pathnet shall pay to Incumbent, as rent for the Leased Premises, commencing on Commissioning of the Initial System,
an allocation of up to [***]       of digital capacity, as set forth by the
Parties in the Channel Plan; provided, that Incumbent and Incumbent's Affiliates use such allocation [***] only for their own respective internal communications needs.

      5.3 Term of Lease. The term of Pathnet's interest in the Leased Premises and the Parties obligations under this Section 5, including, but not limited to, Pathnet's obligation to pay rent as set forth in Section 5.2, shall commence on the Effective Date and shall end on the Expiration Date.

      5.4 Use of Leased Premises.

            5.4.1 Peaceful Enjoyment, Use and Access. Incumbent shall grant to Pathnet the right to the peaceful use, enjoyment and possession of the Leased Premises during the term of this Agreement as required for the performance of Pathnet's rights and obligations under this Agreement, provided (i) such performance shall not unreasonably inhibit Incumbent from performing its current and future operations at the Leased Premises and (ii) Incumbent's current and future operations shall comply with the Interference provisions set forth in Section 5.4.2 of this Agreement. Such rights shall include, but not be limited to, (i) the right to use Incumbent's Facilities and (ii) upon the reasonable request by Pathnet, the right to full and free access to Incumbent's Sites, Facilities and related equipment; provided, however, any such access granted by Incumbent to Pathnet (a) shall be subject to the security, health and safety and other regulatory, procedural and policy requirements of Incumbent, as set forth in Section 5.6 and (b) shall not unreasonably interfere with the access rights granted to third party telecommunication providers prior to the Effective Date as set forth in Schedule I. Pathnet shall not make or permit any use of the Leased Premises, or any part thereof, which violates any applicable statute, ordinance, regulation, or other requirement of any Governmental Authority or which constitutes a nuisance, public or private, or which may render void or voidable, as a result of Pathnet's negligent use of such Leased Premises, any of Incumbent's insurance then in place.

            5.4.2 Interference. During the Term of this Agreement, Incumbent shall not license or otherwise permit any Person to use its Facilities if the use of such Facilities by such Person would cause any Interference on the System. Notwithstanding the foregoing, in the event any Person causes any Interference on the System, Incumbent shall use all best efforts to compel such Person to immediately take any and all steps necessary to correct and eliminate such Interference, including, without limitation, enforcing provisions in any license or other agreement between Incumbent and such Person and compelling such Person to cease operation of such Person's system, to remove such Person's equipment or materials or to modify such Person's equipment or materials. Incumbent acknowledges that any Interference shall cause irreparable harm to Pathnet and the prompt cessation of Interference is material to Pathnet's interest in the Leased Premises and Pathnet's performance under this Agreement and, as such, Pathnet shall be entitled to injunctive relief in the enforcement of this Section 5.4.2.

      5.5 Visiting and Exiting Facilities. Upon exiting any Facility at the Leased Premises, Pathnet, on behalf of itself and its employees, agents and Subcontractors, shall ensure that such Facility is returned to a condition, which existed immediately prior to such visit.

      5.6 Security, Drug Testing, Substance Abuse and Health and Safety.

            5.6.1 Security. At the request of Incumbent, Pathnet shall require its employees, agents and Subcontractors upon any Site visit to comply with Incumbent's reasonable security procedures in effect as of the Effective Date, which procedures are attached hereto as Schedule E as may be updated from time to time. If and to the extent Incumbent requires Pathnet employees, agents or Subcontractors to be escorted to Incumbent facilities, such requirements shall be explicitly set forth in Schedule E. Notwithstanding the foregoing, Incumbent shall allow Pathnet employees, agents or Subcontractors to bring any reasonable testing equipment, photographic equipment or both video and audio recording equipment necessary for the performance of Pathnet's obligations under this Agreement, except as provided by Incumbent in Schedule E.

            5.6.2 Drug Testing. At the request of Incumbent, Pathnet shall require its employees, agents and Subcontractors to comply with Incumbent's reasonable drug testing policies and procedures (i) in effect as of the Effective Date, which policies and procedures, if any, are attached hereto as Schedule F and (ii) as may be proposed by Incumbent from time to time. Notwithstanding the foregoing, Pathnet shall take reasonable measures to ensure that its employees, agents and Subcontractors comply with commercially reasonable policies and procedures.

            5.6.3 Substance Abuse Policy. At the request of Incumbent, Pathnet shall require its employees, agents or Subcontractors to comply with Incumbent's reasonable substance abuse policies and procedures (i) in effect as of the Effective Date, which additional policies and procedures, if any, are attached hereto as Schedule G and (ii) as may be proposed by Incumbent from time to time. Notwithstanding the foregoing, Pathnet shall take reasonable measures to ensure that its employees, agents and Subcontractors comply with commercially reasonable policies and procedures.

            5.6.4 Health and Safety. At the request of Incumbent, Pathnet shall require its employees, agents and Subcontractors to comply with all of the applicable regulations of the United States and Indiana Occupational Safety and Health Acts and Incumbent's additional reasonable rules and regulations governing the health and safety of its employees in effect on the Effective Date, which additional rules and regulations, if any, are attached hereto as Schedule H.

            5.6.5 Clearances and Other Requirements. At the request of Incumbent, Pathnet shall require its employees, agents or Subcontractors to (i) apply to Incumbent for any necessary reasonable clearances and (ii) comply with all other reasonable and applicable requirements, rules, regulations or ordinances regarding any Person's ability to have access to Incumbent's sites and Facilities, including, but not limited to, the Leased Premises, which requirements are set forth as Schedule I.

      5.7 Subletting. Pathnet shall not sublet its interest in the Leased Premises, in whole or in part, without the prior written consent of Incumbent; provided, however, Pathnet shall have the right to transfer and assign its rights or obligations under this Agreement to any successor or assign in accordance with Section 18.7.

      5.8 Surrender. Upon the expiration or termination of the Agreement in accordance with Section 3, Pathnet shall peacefully and quietly surrender occupation of the Leased Premises to Incumbent, or Incumbent's successors and assigns, without delivery by Incumbent to Pathnet of any notice to quit or demand for possession in good order, condition and repair, except for reasonable wear and tear.

      5.9 Colocation. Incumbent shall allow Pathnet, at no additional charge, to colocate at Incumbent's sites all equipment necessary to support the Interconnections set forth on Exhibit A-7 to Schedule A and any additional interconnections equipment that may be added by Pathnet from time to time and at any time during the term of this Agreement, subject to the limitations set forth in Section 3 of Schedule A.

      5.10 Subordination. Pathnet shall subordinate its interest in the Leased Premises to (i) all deeds of trust, deeds to secure debts, mortgages and other security instruments now or hereafter Encumbering all or any portion of the real property described on Schedule B (each, a "Leased Premises Encumbrance") and
(ii) any increases, renewals, modifications, consolidations, replacements and extensions of any such Leased Premises Encumbrance. In connection with such subordination of Pathnet's interest in the Leased Premises to all Leased Premises Encumbrances, Pathnet shall, as requested by Incumbent, within sixty
(60) days after the Effective Date, execute and deliver a commercially reasonable subordination, non-disturbance and attornment agreement with all Persons secured by such Leased Premises Encumbrances. Pathnet shall, as requested by Incumbent, execute and deliver similar subordination, non-disturbance and attornment agreements with each future Person secured by a Leased Premises Encumbrance.

      5.11 Removal of Equipment. Pathnet shall, at Incumbent's request, remove any or all Equipment from Incumbent's Facilities within sixty (60) days after the Expiration Date. In the event Pathnet fails to perform such requested removal within such sixty (60) day period, as determined by Incumbent in its sole discretion, Incumbent may restore each Site to its condition as of Commissioning, (reasonable wear and tear and damage from the elements excepted), and Pathnet shall promptly pay Incumbent all costs reasonably incurred by Incumbent for such removal and restoration.

      5.12 Removal of Hazardous Materials. Within ninety (90) days after the Expiration Date, Pathnet shall remove from Incumbent's Sites any and all Hazardous Materials, which were brought to Incumbent's Sites by Pathnet during the Term of this Agreement. Pathnet shall bear all liability associated with such Hazardous Materials physically brought to the Sites by Pathnet or its Subcontractors during the Term of this Agreement, which liability shall survive the termination or expiration of this Agreement. Pathnet shall immediately notify Incumbent of any release, discharge or use of any Hazardous Materials on the Leased Premises, which release, discharge or use is caused by Pathnet or any of its Subcontractors or which is known by Pathnet.

      5.13 Sale of Initial System. Any time after the Expiration Date or the expiration of the initial twenty-five year Term, Pathnet shall, upon written request from Incumbent, sell to Incumbent all of the Initial System Equipment for a purchase price of one dollar ($1.00). Upon exercise of such purchase option, all of the Initial System Equipment shall become the property of Incumbent, and Pathnet agrees to execute any documents reasonably requested by Incumbent to effectuate or evidence such transfer of ownership and to transfer or cancel the necessary Microwave Station Licenses in accordance with Section 8.5.4.

      5.14 Condemnation. If, during the Term of this Agreement, a portion of the Leased Premises shall be taken as a result of the power of eminent domain, this Agreement shall terminate with respect to such portion of the Leased Premises. In the event a portion of the Leased Premises is taken as a result of eminent domain, Incumbent shall use its best efforts to find alternate Sites to replace such condemned Sites. Notwithstanding any judicial allocation of any award resulting from any such condemnation, any award from such condemnation shall be split by Pathnet and Incumbent in accordance with the value of their respective estates in the Leased Premises, with Pathnet's estate valued at the fair market value price of any nonremoveable Equipment that is a fixture of the Leased premises.

SECTION 6. PROGRAM MANAGEMENT AND PROJECT MANAGEMENT

      6.1 Program Manager. In connection with the Services and other services performed by Pathnet under this Agreement, Pathnet shall provide a Program Manager whose duties shall include (i) supervising the project through design, installation and operation, (ii) supervising the Project Manager, (iii) overseeing the Field Manager and the other Pathnet personnel, (iv) coordinating the business operations of the System including the sale of Excess Capacity as set forth in Section 9 and (v) ensuring the performance of Pathnet's rights and obligations under this Agreement.

      6.2 Project Management for Modifications and Installation. In connection with the modifications of the Facilities set forth in Section 2 and Section 4 of Schedule A, Pathnet shall provide a Project Manager, a Field Manager, an Applications Engineer and a Project Engineer, each of whom shall have the duties as set forth in Section 6.3 with respect to such modifications and installation at the Facilities.

      6.3 Pathnet Project Management Personnel. The Project Managers, Field Managers, Applications Engineers and Project Engineers shall each have the duties as set forth below:

            (a) Project Manager. Pathnet shall provide a Project Manager whose duties shall include ensuring the overall functional integrity of the delivered System, the preparation, amendment and adherence to a construction schedule, and compliance with Pathnet's other obligations under Schedule A.

            (b) Field Manager. Pathnet shall provide a Field Manager whose duties shall include the oversight and direction of all on-site activities, the coordination of all Subcontractors and all required communication with the Project Manager.

            (c) Applications Engineer. Pathnet shall provide an Applications Engineer, whose duties shall include the review and translation of the System configuration into specific hardware requirements, precise interface levels, intra and inter-rack cabling and all other necessary peripheral equipment, rack profiles and required Interconnection data.

            (d) Project Engineer. Pathnet shall provide a Project Engineer whose duties shall include the performance of all planning and support activities and a detailed site survey to gather data for development of the installation plan and testing plan.

SECTION 7. SERVICES AND SYSTEMS SPECIFICATIONS

      7.1 Services.

            7.1.1 System Design, Modification. Installation, Operation and Performance. Pathnet and Incumbent shall perform their respective functions with respect to the design, modification, installation, operation and performance of the System as set forth on Schedule A (including Exhibit A-10) and in this Section 7 (the "Services").

            7.1.2 Upgrade of System. In accordance with its performance of the Services, Pathnet shall, in its sole discretion and, at its own expense, upgrade the System and Equipment, and the System and Equipment operation policies and procedures, including, but not limited to, (i) replacing Equipment, (ii) adding newly available improved Equipment and (iii) modifying policies, procedures and specifications relating to the System, to conform such policies, procedures and specifications with new Technology or industry standards.

            7.1.3 Incumbent Training. Pathnet shall provide to Incumbent the training as set forth on Schedule J.

            7.1.4 Performance of the Services. Pathnet shall have the right to engage Subcontractors to perform any of the Services in accordance with
      Section 18.13.

      7.2 Specifications.

            7.2.1 General. Pathnet and Incumbent shall perform the Services in accordance with any and all technical and operational specifications set forth in Schedule A (the "Specifications").

      7.2.2 Channel Plan.

            (a) Original Channel Plan. On the Effective Date, Incumbent shall deliver to Pathnet a proposed T-1 channelization plan setting forth its proposed capacity needs at each Site listed on Schedule B. Such capacity shall in no event exceed the capacity granted to Incumbent by Pathnet as rent as set forth in Section 5.2 and shall be subject to Drop and Insert capacity at each Switched Mod Section. Pathnet shall incorporate Incumbent's proposed channelization plan into the Channel Plan subject to the limitations set forth above.

            (b) Amended Channel Plan. Incumbent shall have the right to modify, its allocated capacity (as described in the Channel Plan) along the network any time after Commissioning, provided that sufficient Drop and Insert capacity exists between each Switched Mod Section using available Wayside Channels to effect such modification, by providing written notice to Pathnet to such effect. Within ninety (90) days after receipt of any such written notice from Incumbent, Pathnet shall make such modification to the configuration of the Channel Plan at no charge to Incumbent. Incumbent shall not reconfigure the Channel Plan in any manner other than as set forth in this Section 7.2.2. Any amendments that Pathnet may make to the Incumbent Channel Plan shall not Interfere with Incumbent's ability to use the System at any of the Sites and shall be subject to the approval of Incumbent, which shall not be unreasonably withheld. Pathnet's use of the Wayside Channels that are part of the Initial System shall be subject to the approval of Incumbent, which shall not be unreasonably withheld.

      7.2.3 Specifications, Standards and Inspections. In connection with the Services set forth in Section 2 and Section 4 of Schedule A, Pathnet shall comply with the following requirements:

            (a) Reasonable Efforts. Pathnet shall use commercially reasonable efforts to ensure that the modification of the Facilities and System set forth in Section 2 of Schedule A and the installation of the System set forth in Section 4 of Schedule A occur as expeditiously as possible.

            (b) Industry Standards. All Services and materials supplied pursuant to Schedule A must meet or exceed all applicable Specifications. Where Specifications are not stated, such work performed and materials supplied will meet all applicable provisions of the following standards: (i) EIA RS-195 (latest edition), (ii) EIA/TIA-222 (latest edition), (iii) American Society of Testing Materials A 325 and A 572, (iv) the applicable sections of the National Electric Code, (v) the American National Standards Institute, (vi) ACI 318-83, (vii) ACI-305, (viii) ACI-306, (ix) OSHA 29 CFR 1910 and (x) all other applicable Federal, state and local regulations of all Governmental Authorities with jurisdiction; provided, however, in the case of a conflicting requirement of standards, the more stringent standard shall apply.

            (c) Site Inspections. During the performance of the Services, Incumbent shall allow Pathnet to reasonably perform Site inspections at any hour, on any day subject to the access limitations set forth in
      Section 5.6 and provided such inspections do not unreasonably interfere with the access rights granted by Incumbent to others prior to the Effective Date.

SECTION 8. OWNERSHIP, DEPRECIATION AND ENCUMBRANCE OF SYSTEM

      8.1 Ownership of Equipment and Assets.

            8.1.1 Equipment and Assets Owned by Incumbent. Incumbent shall own the equipment and assets relating to the System as set forth in Schedule
      K. Incumbent shall be responsible for insuring such assets against force majeure, damage, casualty and theft. Nothing in this Agreement shall be deemed to transfer ownership of Incumbent's assets existing as of the Effective Date to Pathnet and Incumbent shall continue to own all of its equipment and assets at the Sites and Facilities as of the Effective Date of this Agreement.

            8.1.2 Equipment and Assets Owned by Pathnet. Subject of Incumbent's purchase option in Section 5.13, Pathnet shall own the equipment and assets relating to the System as set forth in Schedule K. Pathnet shall be responsible for insuring such assets against force majeure, damage, casualty and theft.

            8.1.3 Pathnet Contributed Towers and Shelters. The Parties hereby acknowledge that Pathnet shall contribute certain assets or modifications to assets to Incumbent pursuant to Schedule K of this Agreement. Incumbent shall reserve space availability in or on such assets for Pathnet colocated equipment, including without limitation, equipment used for Interconnections. If and to the extent Incumbent desires to colocate Incumbent equipment or third party equipment in or on such assets, Incumbent shall receive Pathnet prior approval; provided that during the Term the Parties shall divide evenly any revenues or rents received from the use of such assets by any third parties.

      8.2 Depreciation of Equipment.

            8.2.1 Depreciation by Incumbent. Incumbent shall have the right to fully depreciate the equipment and assets currently owned or to be owned by Incumbent as listed in Schedule K.

            8.2.2 Depreciation by Pathnet. Pathnet shall have the right to fully depreciate the equipment and assets currently owned or to be owned by Pathnet as listed in Schedule K.

      8.3 Encumbrance.

            8.3.1 Initial System. Pathnet shall not Encumber the Incumbent Collateral.

            8.3.2 Other Equipment, Materials, Agreements and Assets. Pathnet shall have the right to Encumber (i) the Equipment used in any Capacity Expansion, (ii) the revenue from the sale of Excess Capacity in accordance with Section 8, (iii) any Customer Agreement relating to the System, (iv) this Agreement and any related documents, instruments and agreements executed and delivered in connection with this Agreement and any rights and obligations hereunder or thereunder, (v) its leasehold interest in the Leased Premises and (vi) the Equipment relating to the Initial System other than the Incumbent Collateral.

            8.3.3 Vendor Remedies. Incumbent hereby acknowledges that pursuant to the Encumbrances granted by Pathnet to certain equipment vendors, service providers or other lenders in accordance with Section 8.3.2, such vendors, service providers or other lenders shall have the right to assume and perform Pathnet's rights and obligations under this Agreement and other documents, instruments and agreements executed in connection herewith.

      8.4 Taxes. The Parties' respective responsibilities for taxes arising under or in connection with this Agreement shall be as follows: (i) each Party shall be responsible for any personal or real property taxes on property it owns or leases, for franchise and privilege taxes on its business and for taxes based on its net income or gross revenue and (ii) Pathnet shall be responsible for any sales, use, excise, value-added services, consumption and other taxes and duties payable by Incumbent on any goods and services used or consumed in providing the services to be performed by Pathnet under this Agreement, where the tax is imposed on Incumbent's acquisition or use of such goods or services and the amount of the tax is measured by Incumbent's costs in acquiring such goods or services; provided, however, that Pathnet shall not be responsible for any Federal, state or local income taxes of Incumbent or any franchise taxes of Incumbent.

      8.5 Security Interest in Initial System; Cancellation of Initial System FCC Licenses.

            8.5.1 Collateral. Pathnet shall grant Incumbent a security interest (the Incumbent Security Interest") in, and lien on, and shall assign and pledge to Incumbent the Initial System Equipment, both now and hereafter acquired, together with all replacements thereof and substitutions therefor (collectively, the "Incumbent Collateral").

            8.5.2 Default. The occurrence of any one or more of the following events shall constitute a default with respect to the Incumbent Security
      Interest: (i) the liquidation or dissolution of Pathnet under Chapter 7 of the Federal bankruptcy laws, (ii) the Expiration Date or (iii) Pathnet defaulting under its financing arrangement with one of its equipment vendors or other lenders and receipt by Incumbent of written notice from such vendor or lender stating its intention to waive its right to operate the System for the purpose of generating Revenue from the sale of Excess Capacity.

            8.5.3 Rights and Remedies Upon Default. In the event of a default as set forth in Section 8.5.2 (and in addition to any and all of Incumbent's rights, powers and remedies under this Agreement), Incumbent shall have the right to (i) take possession or control of, store, lease, operate, manage, sell or otherwise dispose of all or any part of the Incumbent Collateral, (ii) notify all parties under any account or contract forming all or any part of the Incumbent Collateral to make any payments due to Pathnet directly to Incumbent, (iii) in the name of Incumbent or in the name of Pathnet, demand, collect, receive, sure for and give receipts and releases for, any and all amounts due under such accounts and contract rights, (iv) endorse as the agent of Pathnet any check, note chattel paper, documents, or instruments forming all or any part of the Incumbent Collateral, (v) make formal application for the transfer to Incumbent (or to any assignee of Incumbent or to any purchaser of the Incumbent Collateral) of all of Pathnet's Permits, licenses, approvals, and the like relating to the Incumbent Collateral (other than the Microwave Radio Station Licenses related to the Initial System) and (vi) take any action which Incumbent deems necessary or desirable to protect and realize upon the Incumbent Security Interest.

            8.5.4 Cancellation of FCC Licenses. Upon expiration or termination of this Agreement pursuant to Section 3 of this Agreement or the occurrence of an event of default set forth in Section 8.5.2 and at Incumbent's request, Pathnet shall, if and to the extent permitted by law, file with the FCC any and all documents necessary to transfer Pathnet's Microwave Radio Station Licenses and other FCC licenses required to operate the Initial System, to Incumbent, or if no transfer is possible, file with the FCC any and all documents necessary to cancel Pathnet's Microwave Radio Station Licenses and other FCC licenses required to operate the Initial System after coordinating with Incumbent in order to permit Incumbent to promptly file for such licenses.

      8.6 Escrow of Manufacturer's Warranties.

            8.6.1 Escrow of Assignment Documents by Pathnet. On the Effective Date, Pathnet shall complete, execute and place in escrow certain documents (the "Assignment Documents") that shall provide Incumbent with the required tools to unilaterally effect the assignment to Incumbent of all of the then effective manufacturer's warranties relating to the Equipment of the Initial System.

            8.6.2 Removal of Assignment Documents by Incumbent. Pursuant to the escrow arrangement described in Section 8.6.1 above, Incumbent shall have the right to remove the Assignment Documents from escrow upon the occurrence of an event of default set forth in Section 8.5.2.

SECTION 9. EXCESS CAPACITY MARKETING AND SALES

      9.1 Exclusive Representative.

            9.1.1 Pathnet Excess Capacity. Pathnet shall have the exclusive right to market and sell any and all Excess Capacity.

            9.1.2 Marketing and Sale by Incumbent. Incumbent or any Affiliates of Incumbent shall not market or sell any Incumbent excess capacity or any capacity purchased by Incumbent pursuant to Section 9.3 to any third party without the prior written consent of Pathnet; provided, however, Incumbent may market and sell all or any portion of the Incumbent excess capacity or any capacity purchased by Incumbent pursuant to Section 9.3, to Affiliates of Incumbent for and only for such Affiliates' internal communications needs and not for resale to third parties.

      9.2 Referrals of Customers by Incumbent. Incumbent shall refer any potential third party customer of Excess Capacity to Pathnet.

      9.3 Purchase of Available Excess Capacity by Incumbent. Incumbent shall have the right to purchase Available Excess Capacity on any Path or Segment of the System (each such Path or Segment being referred to herein as an "Incumbent Desired Path"), at a price equal to either (i) the lowest price paid to Pathnet for like capacity and for a similar term by any purchaser during the one hundred eighty (180) days immediately preceding the purchase by Incumbent of capacity on such Incumbent Desired Path or (ii) if no Pathnet Excess Capacity has been purchased on such Incumbent

Desired Path during such one hundred eighty (180) day period, the last price paid for such Incumbent Desired Path; provided, however, Incumbent shall in no event purchase more than twenty percent (20%) of the Available Excess Capacity on any Segment or Path within the System at any given time.

      9.4 Assumed Name: Tradenames and Trademarks. Pathnet shall have the right to market Excess Capacity under its name or any other assumed name, tradename or trademark which Pathnet is authorized to use for such purpose; provided, however, Pathnet shall not use any trademark or tradename of Incumbent or any Affiliate of Incumbent for any purpose, including the marketing of any excess capacity without the prior written consent of Incumbent.

      9.5 Customer Agreements.

            9.5.1 Authorization. Pathnet shall negotiate, execute and deliver, on behalf of itself and Incumbent, all agreements and arrangements ("Customer Agreements") for customers of Excess Capacity, which Customer Agreements shall contain, terms and conditions determined by Pathnet in its sole discretion.

            9.5.2 Approval and Consent by Incumbent. If the terms of any Customer Agreement require the written approval or consent of Incumbent as a condition to the execution, delivery or performance, Incumbent shall promptly provide such written approval or consent, provided such approval or consent shall not require Incumbent to incur any extra liabilities or duties or waive any of its rights set forth in this Agreement through consent to the terms of a Customer Agreement.

            9.5.3 Modifications to System. In the event that any Customer Agreement requires that the System be modified in any way, Pathnet shall ensure that any such modifications (i) shall not compromise the integrity and performance of the System in accordance with the Specifications, (ii) shall be made at no additional cost to Incumbent, and (iii) shall not unreasonably interfere with the access rights to the Sites and Facilities granted to others as set forth in Schedule I.

SECTION 10. FCC LICENSES AND OTHER REGULATORY APPROVALS AND LICENSES

      10.1 FCC Rules and Regulations.

            10.1.1 Microwave Radio Station Licenses.

                  (a) Preparation and Filing of Forms 415. Pathnet shall prepare and timely file all required Form 415, Applications for Authorization in the Microwave Services (each a "Form 415"), or any successor forms, documents or instruments to such Form 415 as the FCC may prescribe, including but not limited to, the preparation or ordering of all frequency coordinations required pursuant to Schedule B and Schedule C of Form 415, in order to own, operate and sell the Excess Capacity of the System in accordance with the terms and conditions of this Agreement.

                  (b) Identity of Licensee. All Microwave Radio Station Licenses
            issued by the FCC relating to the System ("Microwave Radio Station Licenses") shall be licensed in the name of Pathnet or a wholly-owned subsidiary of Pathnet. Incumbent shall be permitted to continue to own and be licensed as a private microwave operator at the stations licensed to Pathnet relating to the System, provided that (i) such private licenses are for different frequency pairs than those assigned to the System (including, but not limited to, any Capacity Expansion of the System) and (ii) such private licenses are permitted under the FCC Code.

                  (c) Maintenance of License. Pathnet shall maintain in good standing each Microwave Radio Station License relating to the System, including, but not limited to, preparing and filing any required amendments to the Forms 415 relating to the System and submitting and filing any supplementary information as required by the FCC.

            10.1.2 Common Carrier Reporting Obligations. Pathnet shall prepare and file all forms, reports, instruments, documents and agreements required by the FCC and FCC Code relating to the operation of the System, use and sale of Excess Capacity, and Pathnet's status as a "common carrier" under the FCC Code and bear all expenses related thereto. In no event shall Incumbent be responsible for any expense, cost, tax, charge or fee related to Pathnet's status as a "common carrier" and Pathnet shall reimburse Incumbent for any such expense, cost, tax, charge or fee. In no event shall Pathnet cause Incumbent to become regulated by the FCC or the Indiana Utility Regulatory Commission ("IURC") or be designated a "common carrier" without Incumbent's consent; provided, however, in no case shall Pathnet be responsible for any future changes in Requirements of Law that may cause Incumbent to be regulated by the FCC or IURC or to be designated as a "common carrier."

            10.1.3 Tariff Filings. Pathnet shall prepare and timely file all tariff applications pursuant to 47 CFR 61, as amended, or any successor statute, rule or regulation and shall request and file all necessary waivers of such tariff requirements, as determined by Pathnet in its sole discretion.

            10.1.4 Frequency Coordination Notices. During the term of this Agreement, Pathnet shall prepare and send all required frequency coordination notices required under 47 CFR 101.103, as amended, or any successor statute, rule or regulation and shall respond as appropriate to all PCNs received by Pathnet or Incumbent relating to the System.

            10.1.5 Delivery of Copies. Upon Incumbent's request, Pathnet shall provide to Incumbent a copy of all filings and submissions with the FCC, relating to the System within thirty (30) days of such request by Incumbent.

            10.1.6 Assistance in Preparation of License Applications. Upon request by Pathnet and in a timely manner, Incumbent shall provide to Pathnet all information necessary for the completion of all required filings and submissions with the FCC including, but not limited to Incumbent's authorized signature on any filings or other submissions to the FCC or any documents, instruments or agreements completed in connection with such filings and submissions.

            10.1.7 Future Changes in FCC Requirements. If FCC requirements relating to the Form 415, common carriers, frequency coordination or any other matters relating to the System change or are modified, Pathnet shall be responsible for compliance with such new requirements including, but not limited to, the payment of any costs or fees associated therewith and Incumbent shall reasonably cooperate with Pathnet with respect to such compliance.

            10.1.8 Spectral Loading Requirements. Pathnet shall (i) ensure that the System, as licensed, shall comply with all spectral loading requirements set forth in 47 CFR 101.141, or any successor statute, rule or regulation or (ii) obtain a waiver of any or all of such requirements; provided, however, if the System does not meet such spectral loading requirements and Pathnet is unable to obtain a waiver of such requirements, Pathnet shall have the right to modify the System to a hot-standby Protection Configuration until such time as the spectral loading requirements can be met.

            10.1.9 Default in FCC License. In the event that the FCC institutes a penalty against or fine imposed on Pathnet, Incumbent, or the System, due to non-compliance with any FCC requirements, Pathnet shall promptly pay such penalty or fine (in the case such penalty or fine is instituted as the result of an act or omission on the part of Pathnet) or Incumbent shall promptly pay such penalty or fine (in the event such penalty or fine is instituted as the result of an act or omission on the part of Incumbent).

      10.2 Zoning Requirements. Incumbent shall be responsible for compliance with all zoning requirements applicable to the System and its Facilities, including, but not limited to, the Leased Premises. Incumbent shall advise Pathnet of zoning requirements, which, in the reasonable opinion of Incumbent, differ from those generally applicable to microwave facilities. Pathnet shall provide to Incumbent all required information and shall reasonably cooperate with Incumbent in connection with Incumbent's compliance with all zoning requirements pursuant to this Section 10.2.

      10.3 Tower Registration. Incumbent shall ensure compliance with all FAA and FCC tower registration requirements including, but not limited to, the preparation of any filings with or the obtaining of any waivers or extensions from the FAA or FCC. Incumbent shall promptly notify Pathnet of any deficiency on non-compliance with any such tower registration requirements, filings, waivers or extensions.

SECTION 11. INSURANCE

      11.1 Delivery of Certificates of Insurance. Upon Incumbent's request and prior to the commencement of any Services by Pathnet, Pathnet shall deliver to Incumbent Certificates of Insurance relating to Pathnet's Commercial General Liability Insurance Policy, Workers Compensation Insurance Policy, Automobile Liability Insurance and Excess Liability Insurance Policy.

      11.2 Pathnet Insurance Coverage. During the term of this Agreement, Pathnet shall maintain the types of insurance at the coverage limits set forth below:

            (a) Worker's Compensation Insurance. Workers Compensation Insurance as required by laws and regulations applicable to and covering Persons performing the Services, including, but not limited to, disability and unemployment insurance;

            (b) Commercial General Liability Insurance. Commercial General Liability Insurance with a limit of not less than $1,000,000 per occurrence and $1,000,000 in the aggregate;

            (c) Automobile Liability Insurance. Automobile Liability Insurance, which includes coverage for non-owned and hired vehicles with a limit of not less than $1,000,000;

            (d) Excess Liability Insurance. Excess Liability Insurance with a limit of not less than $4,000,000; and

            (e) Other Insurance. Such other insurance and in such levels of coverage as provided in Section 8.1.2.

      11.3 Incumbent Insurance Coverage. Incumbent shall maintain insurance coverage on properties and operations of Incumbent which coverage shall include general liability and other forms of insurance covering such risks as are usually insured against by prudent companies engaged in the business and activities in which the Incumbent is engaged, in amount which are adequate in relation to the business and properties of Incumbent, and all premiums to date have been paid in full. Pathnet hereby acknowledges that Incumbent maintains self insured reserves as part of its general liability insurance.

      11.4 Proof of Licensed Subcontractors. Upon reasonable request of Incumbent, Pathnet shall provide to Incumbent proof of licensing and certification of insurance for any Subcontractors engaged by Pathnet to provide Services, during the term of such engagement.

SECTION 12. SOFTWARE AND PROPRIETARY RIGHTS

      12.1 Pathnet Software. Pathnet or Pathnet's licensors retains all right, title and interest in and to Pathnet Software. As of the Effective Date and pursuant to the Pathnet Sublicense Agreement attached hereto as Schedule N, Incumbent is granted a nonexclusive sublicense to use Pathnet Software for the sole purpose of receiving the services pursuant to this Agreement. Pathnet Software will be made available to Incumbent in such form and on such media as exists on the Effective Date, together with existing documentation and any other related materials. Incumbent shall not be permitted to use Pathnet Software for the benefit of any entities other than Pathnet, Incumbent or their affiliates exclusively for the purposes intended in this Agreement without the prior written consent of Pathnet which may be withheld at Pathnet's sole discretion. Except as otherwise requested or approved by Pathnet, Incumbent shall cease all use of Pathnet Software upon the Expiration Date.

      12.2 Proprietary Rights. Each Party acknowledges and agrees that the other Party and/or its suppliers have and will retain all proprietary rights in such other Party's Proprietary Information. A Party receiving Proprietary Information (the "Receiving Party") (i) shall respect the claim of the other Party (the "Disclosing Party") of a proprietary right in such Information, (ii) shall protect the Disclosing Party's Proprietary Information at least to the extent that the Receiving Party protects its own Proprietary Information (and in no event less than commercially reasonable measures), (iii) shall not use the Disclosing Party's Proprietary Information except for the purposes for which its is being made available as set forth in this Agreement and (iv) shall not reproduce, print, disclose, or otherwise make the Disclosing Party's Proprietary Information available to any third party, in whole or in part, in whatever form.

SECTION 13. REPRESENTATIONS AND WARRANTIES

      13.1 Representations and Warranties of Each Party. Each Party hereby represents and warrants the other Party as follows:

            13.1.1 Due Incorporation and Formation; Authorization of Agreements; Binding Effect. Such Party is a corporation or partnership, as the case may be, duly formed or organized, and validly existing under the laws of its state of incorporation or organization, and has the corporate or partnership authority to own its property and carry on its business as owned and carried on as of the Effective Date. Such Party is duly licensed or qualified to do business and is in good standing (if applicable) in each jurisdiction in which the failure to be so licensed or qualified would have a Material Adverse Effect on such Party. Such Party has the corporate or partnership authority to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by such Party and this Agreement constitutes a legal, valid and binding obligation of such Party enforceable in accordance with its terms, subject as to enforceability to limits imposed by bankruptcy, insolvency or similar laws affecting creditors rights generally and the availability of equitable remedies.

            13.1.2 No Conflict; No Default. Neither the execution or delivery of this Agreement by such Party, nor (except as would not have a Material Adverse Effect on such Party), the performance of this Agreement by such Party or the consummation by such Party of the transactions contemplated hereby in accordance with the terms and conditions hereof: (i) will conflict with, violate, result in a breach of or constitute a default under any of the terms, conditions or provisions of the certificate or articles of incorporation or bylaws (or other governing documents) of such Party or any material agreement or instrument to which such Party is a party or by which such Party may be bound, (ii) will conflict with, violate or result in a breach of, constitute a default under (whether with notice or lapse of time or both), accelerate or permit the acceleration of the performance required by, give to others any interests or rights or require any consent, authorization or approval under any contract to which such Party is a party or by which such Party is or may be bound or to which any equity interest held by such Party or any of its material properties or assets is subject or (iii) will result in the creation or imposition of any Encumbrance upon any equity interest held by such Party or any of the other material properties or assets of such Party, other than Permitted Encumbrances.

            13.1.3 No Consent. No consent, approval, order or authorization of, or registration, declaration or filing with any Governmental Authority, domestic or foreign, is required to be obtained by such Party in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

            13.1.4 Compliance with Laws and Regulations. That such Party is not and that the performance of its obligations under this Agreement will not result in a violation in any respect of (i) any applicable Federal, state, local or foreign laws, ordinances, regulations, rulings and orders of government agencies applicable to its business in any respect the violation of which could have a Material Adverse Effect (including Requirements of Law relating to pollution, protection of the environment, emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic, hazardous or regulated substances or wastes into the environment or otherwise relating to the manufacture, processing, distribution, use, treatment, storage disposal, transport or handling of pollutants or other such hazardous or regulated substances or wastes) or (ii) any applicable order, Judgment, injunction, award or decree in any respect which could have a Material Adverse Effect on such Party.

            13.1.5 Permits. Such Party has or will take all commercially reasonable measures to obtain all authorizations, approvals, consents, licenses, Permits and certificates (including, but not limited to all required approvals from the FCC) necessary to conduct their respective businesses and to own, lease and operate its properties as currently or anticipated to be conducted, owned, leased or operated, as the case may be, for which the failure to possess would result in a Material Adverse Effect. No violations are outstanding or uncured with respect to any such Permits and no proceeding is pending to revoke or limit any Permit. Neither Party shall be liable for the decision of any Governmental Authority to deny any Permit, including building permits or FCC licenses, provided such Party shall use all commercially reasonable efforts to provide an alternate Site in the event a Facility listed in Schedule B is not available as a result of such Party's inability to obtain required authorization, approvals, consents, Permits or certificates. Pathnet shall have the right to terminate this Agreement in the event (i) Incumbent cannot obtain the requisite authorization, approvals, consents, licenses, Permits or certificates required to install and operate the Initial System at a Facility listed on Schedule B and (ii) Incumbent does not timely provide a reasonable alternate Site to such Facility.

            13.1.6 Title to Assets, Properties and Rights and Related Matters. Except as set forth on Schedule O, such Party has good and marketable title to all the properties, interests in properties and assets, real, personal or mixed, necessary for the conduct of such Party's business and for the transactions contemplated by this Agreement (including, but not limited to, any rights of way, leasehold interests, easements, proofs of dedication and rights necessary for Pathnet to perform its obligations hereunder without any Interference, provided that prevention of such Interference is within the reasonable control of Incumbent) free and clear of all Encumbrances of any kind or character, except (i) liens for current taxes not yet due and payable, (ii) Encumbrances securing taxes, assessments, governmental charges or levies or the Encumbrances of materialmen, carriers, landlords and like persons, all of which are not yet due and payable and (iii) minor Encumbrances of a character that do not substantially impair the assets or properties of such Party or which will not have a Material Adverse Effect on such Party.

            13.1.7 Labor Matters. Such Party has complied in all material respects with all applicable Federal, state and local laws and ordinances relating to the employment of labor, including the provisions thereof relating to wages, hours, employee benefit plans and the payment of social security taxes, and is not liable for any arrears of wages or any tax related thereto (except for currently accrued and unpaid wages and except for currently accrued withholding, payroll, unemployment and social security taxes payment of which is not overdue) or penalties for failure to comply with any of the foregoing, and neither has received a notice to the contrary from any Governmental Authority.

            13.1.8 No Discrimination. Such Party currently subscribes and offers and will continue to subscribe and offer to all customers, employees, licensees, and invitees the opportunity to obtain all the goods, services, accommodations, advantages, facilities and privileges of such Party without discrimination because of race, creed, color, sex, age, national origin or ancestry, in accordance with all applicable Federal, state, and local laws relating to equal opportunity and discrimination.

            13.1.9 Disclaimer. EXCEPT AS EXPRESSLY PROVIDED HEREIN, NEITHER PATHNET NOR INCUMBENT MAKES ANY OTHER EXPRESS WARRANTY AND THERE ARE NO IMPLIED WARRANTIES WITH RESPECT TO ANY TECHNOLOGY, GOODS, SERVICES, RIGHTS OR OTHER SUBJECT MATTER OF THIS AGREEMENT. PATHNET AND INCUMBENT HEREBY DISCLAIM THE WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO ANY AND ALL OF THE FOREGOING.

      13.2 Representations and Warranties of Pathnet.

            13.2.1 Services. Pathnet warrants (i) that the Services will be performed in a workmanlike manner and (ii) that it has or will obtain agreements or arrangements with its employees, agents and Subcontractors sufficient to allow it to provide Incumbent with the Services;

            13.2.2 Licenses. During the Term, Pathnet warrants that it shall maintain in good standing, to the extent permitted by law and required to operate the Initial System, all Microwave Radio Station Licenses in accordance with Section 10.1.1(c).

            13.2.3 Century Compliancy. Pathnet warrants that the Pathnet Software provided by Pathnet shall be century compliant meaning that the introduction of the Year 2000 as data to the Pathnet Software shall not cause the Pathnet Software to fail or function incorrectly.

      13.3 Representations and Warranties of Incumbent.

            13.3.1 Independent Investigation. Incumbent represents and warrants that it has independently investigated the potential for the success of Pathnet's ability to create, aggregate and sell Excess Capacity and has not relied upon any inducements or representations of Pathnet or its agents, other than those contained in this Agreement.

SECTION 14. DELIVERIES

      14.1 Deliveries by Incumbent. Incumbent shall provide to Pathnet the items as set forth in Schedule P.

      14.2 Deliveries by Pathnet. Pathnet shall provide to Incumbent the items as set forth in Schedule Q.

SECTION 15. INDEMNIFICATION

       15.1 Indemnification by Incumbent. Incumbent agrees to indemnify, defend and hold harmless Pathnet and its Affiliates and their respective officers, directors, employees, agents, successors and assigns from and against any and all Losses and threatened Losses arising from, in connection with, or based on allegations of, any of the following:

            (a) any claims resulting from the infringement by Incumbent, its Affiliates or Subcontractors of any patent, trade secret, copyright or other proprietary rights alleged to have occurred as a result of the use of systems, software, or other resources provided by Pathnet to Incumbent in violation of any applicable licenses or the terms of this Agreement.

            (b) any claims arising out of the untruth, inaccuracy or breach of any representation or warranty of Incumbent set forth in this Agreement.

            (c) the liability of Pathnet for (i) any personal injury, disease or death of any person, (ii) damage to or loss of any property, money damages or specific performance owed to any third party (by contract or operation of law) or (iii) any fines, penalties, taxes, claims, demands, charges, actions, causes of action, assessments, environmental response costs, environmental penalties, injunctive obligations to the extent caused by, arising out of, or in any way incidental to, or in connection with, actions or omissions or willful misconduct of Incumbent, its employees, Subcontractors or agents.

      15.2 Indemnification by Pathnet. Pathnet agrees to indemnify, defend and hold harmless Incumbent and its Affiliates and their respective officers, directors, employees, agents, successors and assigns from and against any and all Losses and threatened Losses arising from, in connection with, or based on allegations of, any of the following:

            (a) except as set forth in Section 15.1(a), any claims of infringement of any patent, trade secret, copyright or other proprietary rights alleged to have occurred because of systems, software or other resources provided by Pathnet to Incumbent.

            (b) any claims arising out of the untruth, inaccuracy or breach of any representation or warranty of Pathnet set forth in this Agreement.

            (c) the liability of Incumbent for (i) any personal injury, disease or death of any person, (ii) damage to or loss of any property, money damages or specific performance owed to any third party (by contract or operation of law) or (iii) any fines, penalties, taxes, assessments, environmental response costs, environmental penalties or injunctive obligations to the extent caused by, arising out of, or in connection with, actions or omissions or willful misconduct of Pathnet, its employees, Subcontractors or agents.

            (d) the liability of Incumbent arising out of any or all obligations to or contracts with customers to purchase Excess Capacity.

            (e) any claims (including, but not limited to, claims for personal injury, property damage and fines, environmental response costs, and environmental penalties) relating to or arising out of any Hazardous Material physically brought, kept, used, discharged or emitted on any of Incumbent's Sites or Facilities by Pathnet, to the extent caused by, arising out of, or in connection with, any actions or omissions of Pathnet, its employees, Subcontractors or agents; in such event Pathnet shall bear the expense of and cause to be performed any cleanup or other remedial action to return the Leased Premises to their prior state and to comply with any environmental laws and regulations.

      15.3 Indemnification Procedures. With respect to any third party claims the following procedures shall apply:

            (a) Notice. Promptly after receipt by an entity entitled to indemnification under Section 15.1 or Section 15.2 of notice of the commencement or threatened commencement of any civil, criminal, administrative or investigative action or proceeding involving a claim in respect of which the indemnitee will seek indemnification pursuant to any such Section, the indemnitee shall notify the indemnitor of such claim in writing. No failure to so notify an indemnitor shall relieve it of its obligations under this Agreement except to the extent that it can demonstrate damages attributable to such failure. Within fifteen (15) days following receipt of written notice from the indemnitee relating to any claim, but no later than ten (10) days before the date on which any response to a complaint or summons is due, the indemnitor shall notify the indemnitee in writing if the indemnitor elects to assume control of the defense and settlement of that claim (a "Notice of Election").

            (b) Procedure Following Notice of Election. If the indemnitor delivers a Notice of Election relating to any claim within the required notice period, the indemnitor shall be entitled to have sole control over the defense and settlement of such claim; provided that, (i) the indemnitee shall be entitled to participate in the defense of such claim and to employ counsel at its own expense to assist in the handling of such claim, and (ii) the indemnitor shall obtain the prior written approval of the indemnitee before entering into any settlement of such claim or ceasing to defend against such claim. After the indemnitor has delivered a Notice of Election relating to any claim in accordance with the subsection
      (a) above, the indemnitor shall not be liable to the indemnitee for any legal expenses incurred by the indemnitee in connection with the defense of that claim. In addition, the indemnitor shall not be required to indemnify the indemnitee for any amount paid or payable by the indemnitee in the settlement of any claim for which the indemnitor has delivered a timely Notice of Election, if such amount was agreed to without the written consent of the indemnitor.

            (c) Procedure Where No Notice of Election Is Delivered. If the indemnitor does not deliver a Notice of Election relating to any claim within the required notice period, the indemnitee shall have the right to defend the claim in such manner as it may deem appropriate, at the cost and expense of the indemnitor. The indemnitor shall promptly reimburse the indemnitee for all such costs and expenses.

       15.4 Subrogation. In the event that an indemnitor shall be obligated to indemnify an indemnitee pursuant to Section 15.1 or Section 15.2, the indemnitor shall, upon payment of such indemnity in full, be subrogated to all rights of the indemnitee with respect to the claims to which such indemnification relates.

SECTION 16. LIABILITY

      16.1 Liability Generally. Subject to the specific provisions of this
Section 15, it is the intent of the Parties that each Party shall be liable to the other Party for any actual damages incurred by the Non-Breaching Party as a result of the Breaching Party's failure to perform its obligations in the manner required by this Agreement and failure to cure such nonperformance as set forth in Section 17.1.2.

      16.2 Liability Restrictions.

            (a) SUBJECT TO SUBSECTION (b) BELOW, IN NO EVENT, WHETHER IN CONTRACT OR IN TORT (INCLUDING BREACH OF WARRANTY, NEGLIGENCE AND STRICT LIABILITY IN TORT), SHALL A PARTY BE LIABLE TO THE OTHER PARTY FOR INDIRECT OR CONSEQUENTIAL, EXEMPLARY, PUNITIVE OR SPECIAL DAMAGES EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES IN ADVANCE.

            (b) The limitations set forth in subsection (a) shall not apply with respect to: (i) damages occasioned by the willful misconduct or gross negligence of a Party, (ii) damages occasioned as a result of the indemnification obligations set forth in Section 15 to the extent any third party shall be awarded such damages explicitly excluded in Section 16.2(a), (iii) damages occasioned by improper or wrongful termination of this Agreement or (iv) damages occasioned by a violation of Section 12.1 of this Agreement.

            (c) Each Party shall have a duty to mitigate damages for which the other Party is responsible.

            (d) Each Party shall be liable to the other Party for any actual damages as set forth in Section 16.1 only if, and to the extent that the aggregate of all losses arising from or in connection with any such failure to perform obligations in the manner required by this Agreement exceeds one thousand dollars ($1,000).

      16.3 Force Majeure. No Party shall be liable for any breach, default or delay in the performance of its obligations under this Agreement (i) if and to the extent such default or delay is caused, directly or indirectly, by: fire, flood, earthquake, elements of nature or acts of God, riots, civil disorders, rebellions or revolutions in any country, changes in Requirements of Law relating to the System or to the sale of Excess Capacity, or any other cause beyond the reasonable control of such Party (a "Force Majeure Event"), (ii) provided the non-performing Party is without fault in causing such breach, default or delay, and such breach, default or delay could not have been prevented by reasonable precautions and cannot reasonably be circumvented by the non-performing Party through the use of alternate sources, work around plans or other means.

SECTION 17. INFORMAL DISPUTE RESOLUTION; ARBITRATION

      17.1 Informal Dispute Resolution.

            17.1.1 Role of Program Manager. In the event Incumbent has a dispute, controversy or other complaint relating to Pathnet's performance of Pathnet's rights and obligations under this Agreement, Incumbent shall have the right to first contact the Program Manager to resolve such dispute, controversy or other complaint. If Incumbent is not satisfied with the resolution provided by the Program Manager, Incumbent may resort to the arbitration procedures set forth in this Section 17.

            17.1.2 Notice of Breach, Cure and Remedies. In the event of a material breach by either Pathnet or Incumbent (the "Breaching Party"), the other Party (the "Non-Breaching Party") shall send by certified mail a written notice of such material breach to the Breaching Party setting forth the specific allegations of such breach. Upon receipt of the notice of breach, the Breaching Party shall have thirty (30) days to cure such breach. In the event the Breaching Party fails to cure such breach, as determined by the Non-Breaching Party in its sole discretion, or the Breaching Party determines, in its sole discretion, that it has cured such breach, either the Breaching Party or the Non-Breaching Party may invoke the arbitration procedures set forth in Section 17.2 to resolve whether such breach has been cured.

      17.2 Arbitration.

            17.2.1 Arbitration; Resolution of Disputes. Subject to Section 17.1, any and all disputes and controversies between Incumbent and Pathnet concerning the negotiation, interpretation, performance, breach or termination of this Agreement (each a "Dispute") shall be subject to resolution as set forth in this Section 17.

            17.2.2 Settlement Discussions. Subject to Section 17.1, the Parties shall first attempt to resolve any Dispute through amicable settlement discussions and each Party shall bear its own costs of such settlement discussions. Each Party hereby agrees to use good faith efforts to reach a settlement through such amicable settlement discussions. Any Dispute shall first be referred to the appropriate project managers of both parties for settlement discussions. Should such managers be unable to agree upon a solution, the Dispute shall be submitted successively to the next higher level of management at each company for resolution. If the persons at the highest appropriate level of each company cannot agree on a resolution or if the informal resolution process lasts for more than ninety (90) days, either Party shall be entitled to pursue any of its available remedies through Arbitration in accordance with Section 17.2.3.

            17.2.3 Referral to Binding Arbitration. In the event the Parties fail to reach a settlement of the Dispute pursuant to settlement discussions in accordance with Section 17.2.2, each Party shall have the right, but not the obligation, to refer such Dispute for final resolution by binding arbitration in accordance with the commercial arbitration rules (the "Arbitration Rules") of the American Arbitration Association (the "Arbitration Association").

            17.2.4 Binding Effect. The Parties acknowledge and agree that (i) the award in any arbitration shall be final, conclusive and binding on the Parties and (ii) any such arbitration award be a final resolution of the Dispute between the Parties to the same extent as a final judgment of a court of competent jurisdiction.

            17.2.5 Use of Courts and Other Legal Remedies. Each Party covenants and agrees that it shall not resort to any court for legal remedies concerning any Dispute other than to enforce a final decision by the arbitrators or for preliminary, interim or provisional equitable relief in aid of arbitration.

      17.2.6 Arbitration Process.

            (a) Notice. If the Parties cannot resolve a Dispute to their mutual satisfaction pursuant to Section 17.2.2, either Party may deliver to the other Party a written notice in accordance with the Arbitration Rules.

            (b) Site and Arbitration Tribunal. Absent agreement to the contrary by the Parties, the arbitration will be conducted in Chicago, Illinois, by a panel of three (3) arbitrators with expertise in the fields of telecommunications engineering and construction, provided, however, in the case of particular witnesses not subject to subpoena at the designated hearing site, hearings may be held at any place designated by the arbitrators where such witnesses can be compelled to attend, and, with the consent of the Parties, before a single member of the arbitration tribunal. Within thirty (30) days after the filing of the notice of arbitration, each Party must select one (1) arbitrator and a third arbitrator will be selected by agreement of the two (2) arbitrators selected by the Parties. If either Party fails to select an arbitrator or there is no agreement on the selection of the third arbitrator, the Arbitration Association will select such arbitrators in accordance with Arbitration Rules.

            (c) Transcripts and Evidence. Both Parties shall cause a written transcript of all proceedings and testimony shall be kept and the cost of such transcript shall be borne equally by the Parties pending the final award. All documents that either Party proposes to offer in evidence, except for those objected to by the other Party, shall be deemed to be self-authenticating.

            (d) Applicable Law. The arbitrator shall determine the claims of the Parties and render their final award in accordance with the governing law of this Agreement as set forth in Section 18.5. Notwithstanding anything set forth in the Arbitration Rules to the contrary, the provisions of this
      Section 17 shall govern any arbitration proceeding brought in relation to this Agreement or the transactions contemplated thereby.

            (e) Sanctions. The Parties acknowledge that, in addition to any other remedy allowed or specified in or under the Arbitration Rules, the failure of a Party to comply with any interim, partial or interlocutory order, after due notice and opportunity to cure such non-compliance, may be treated by the arbitrators as a default and all or some of the claims or defenses of the defaulting Party may be stricken and partial or final award entered against such Party, as determined by the arbitrators in their sole discretion, sanctions as such arbitrators deem appropriate.

            (f) Limitation on Awards. Except as provided in Section 16.2(b), Arbitrators may not award (i) incidental, consequential or punitive damages in the resolutions of any Dispute and the Parties hereby waive all rights to and claims for monetary awards other than compensatory damages,
      (ii) the right to terminate this Agreement or any of the rights and obligations hereunder, or (iii) any other right or remedy that contravenes the terms and conditions of this Agreement.

            (g) Period of Limitations. In the event the Party claiming a Dispute does not institute binding arbitration within four (4) years after the commencement of settlement discussions pursuant to Section 17.2.2, such Party shall forever be barred from bringing a claim on the specific subject matter of such Dispute.

            (h) Arbitration Award. Any arbitration award must be in writing and must contain findings of fact and conclusions of law upon which the arbitrators relied in making the decision relating to such award.

            (i) Attorneys' Fees. The arbitrator shall award the reasonable cost, including attorneys' fees, to the prevailing Party.

SECTION 18. MISCELLANEOUS

      18.1 Notices. All notices pertaining to disputes arising from this Agreement shall be directed to a corporate entity or employee designated by the signatories as having full rights and responsibilities to address such issues. Notices under this Agreement shall be sufficient only if personally delivered by a commercial prepaid delivery or courier service or mailed by certified or registered mail, return receipt requested to a Party at its address set forth below or as amended by notice pursuant to this Section 18.1. If not received sooner, notice by mail shall be deemed received five (5) Business Days after deposit in the U.S. mail. All notices shall be delivered as follows:

             If to Pathnet:

                   Michael A. Lubin, Esquire
                   Vice President and General Counsel
                   Pathnet, Inc.
                   1015 31st Street, NW
                   Washington, DC 20007
                   Tel: 202.625.7284
                   Fax: 202.625.7369

             If to Incumbent:

                   Alan P. Severance
                   Manager, Network Services
                   Northern Indiana Public Service Co.
                   5265 Hohman Avenue
                   Hammond, Indiana 46320-1775
                   Tel: (219) 647-4300
                   Fax: (219) 647-4010

      18.2 Binding Nature; Entire Agreement. Pathnet and Incumbent acknowledge that (i) each has read and understands the terms and conditions of this Agreement and agrees to be bound by such terms and conditions, (ii) this Agreement shall be binding on each of Pathnet and Incumbent and their respective successors and assigns, (iii) this Agreement is the complete and conclusive statement of the agreement between the Parties, (iv) this Agreement supersedes any and all prior agreements and arrangements between the Parties and all understandings and agreements, oral and written, heretofore made between Incumbent and Pathnet are merged in this Agreement which alone, fully and completely expresses their agreement on the subject matter of this Agreement and
(v) this Agreement sets forth the entire agreement on the subject matter hereof.

      18.3 Amendment. No modifications of, additions to or waiver of this Agreement shall be binding upon Incumbent or Pathnet unless such modification, addition or waiver is in writing and signed by an authorized representative of each Party.

      18.4 Severability. If any term or provision of this Agreement shall to any extent be held by a court or other tribunal to be invalid, void or unenforceable, then such term or provision shall be inoperative and void insofar as it is in conflict with the law, but the remaining terms and provisions of this Agreement shall nevertheless continue in full force and effect and the rights and obligations of the Parties shall be deemed to be restated to reflect as nearly as possible the original intentions of the Parties in accordance with applicable law.

      18.5 Governing Law. This Agreement, and the rights and obligations of the Parties hereunder, shall be governed and interpreted in accordance with the laws of the State of Indiana (other than the choice of law rules thereof).

      18.6 Survival. Any provision of this Agreement which completes performance or observance subsequent to any termination or expiration of this Agreement shall survive such termination of expiration and continue in full force and effect.

      18.7 Assignment. At any time and from time to time, Pathnet shall have the right to assign this Agreement or any of Pathnet's rights and obligations under this Agreement; provided that in no event shall any such assignment relieve Pathnet of its obligations under this Agreement. Incumbent may not or shall not have the right to assign this Agreement or any of its rights and obligations hereunder without the prior written consent of Pathnet, which consent shall not be unreasonably withheld; provided, however, Incumbent may assign its right and obligations, in whole but not in part, under this Agreement without the approval of Pathnet, to any entity which acquires all or substantially all of the assets of Incumbent or to any subsidiary, Affiliate or successor in a merger or consolidation of Incumbent; provided, that in no event shall any such assignment relieve Incumbent of its obligations under this Agreement.

      18.8 Waiver. Failure or delay on the part of Incumbent or Pathnet to exercise any right, power or privilege under this Agreement shall not constitute a waiver of any right power or privilege of this Agreement.

      18.9 Recordation. Each Party hereby acknowledges that this Agreement may be subject to recordation and the costs, fees or expenses associated with any such recordation shall be borne by the recording Party.

      18.10 Good Faith Renegotiation. Notwithstanding anything set forth herein to the contrary, the Parties hereby agree that in the event a Governmental Authority issues a decision, order, rule or other rulemaking of any kind, which necessitates any modification or amendment to this Agreement, the Parties shall negotiate in good faith to modify or amend this Agreement to comply with such decision, order, rule or other rulemaking.

      18.11 Confidential Terms and Conditions. Neither Party shall disclose, except as required by law, the terms and conditions of this Agreement to any third party without the prior written consent of the other Party; provided Pathnet shall have the right to (i) disclose the terms of this Agreement to any equity owner, debt provider, lender, or other creditor, any potential purchaser or customer of excess capacity, any potential party to a merger or acquisition, any third party service provider under this Agreement or any of their attorneys, consultants or financial advisors and (ii) disclose the existence of this Agreement without disclosing the terms thereof.

      18.12 Incumbent's Designated Representative. Incumbent shall on the Effective Date designate in writing a representative who shall have express authority to bind Incumbent with respect to all matters requiring Incumbent's approval or authorization in connection with this Agreement (the "Incumbent Representative"). Such Incumbent Representative shall have the authority to make decisions and grant any and all consents required under this Agreement on behalf of Incumbent and Pathnet shall be entitled to rely on any such decision or consent by the Incumbent Representative.

      18.13 Outsourcing. In addition to, and not in place of, any rights of Pathnet under this Agreement, Pathnet shall have the right, with prior notice to Incumbent, to engage third party Subcontractors to perform any or all of the Services or Pathnet's rights and obligations under this Agreement. Incumbent shall have the limited right to prevent Pathnet from engaging such Subcontractor to provide any or all of the Services in the event such Subcontractor: (i) has demonstrated financial instability to Incumbent in the past or (ii) has been or is currently in litigation with Incumbent. In the event that Pathnet hires Subcontractors to carry out any of its responsibilities hereunder, Pathnet shall advise each Subcontractor of the confidentiality obligations for Proprietary Information under Section 12.2 and use commercially reasonable efforts to cause, prior to performance, each such Subcontractor to agree to maintain the confidentiality of the Proprietary Information on terms substantially similar to the terms applicable to Pathnet.

      18.14 Union and Labor Relations. With respect to any services performed pursuant to this Agreement, Incumbent shall ensure all such services comply with all applicable labor or union-related agreements, regulations and ordinances and shall not require Pathnet to join any union or other labor organization as a condition to performing services contemplated by this Agreement.

      18.15 Execution of an Amended Schedule B. In the event that both Incumbent and Pathnet elect to add additional Segments to the System, each of Incumbent and Pathnet shall execute and deliver an "Amended Schedule B" setting forth (i) the additional paths, sites and specific location information of the additional Segment or Segments and (ii) the rent Pathnet shall pay to Incumbent for such additional Segment (thereby amending Section 5.2 with respect to such additional Segment; provided, however, Section 5.2 shall remain in full force and effect with respect to Segments A and B or any other existing Segment). Pathnet's and Incumbent's rights and obligations under this Agreement will commence with respect to such additional Segment or Segments on the date of execution of such Amended Schedule B by both Parties which date shall be deemed the "Effective Date" with respect to such Segment for purposes of this Agreement and each reference to Schedule B in this Agreement shall be deemed to refer to such Amended Schedule B.

      IN WITNESS WHEREOF, the Parties hereto have executed this Agreement, as of the date first written above.

                                     PATHNET, INC.

                                     By: /s/ Dave Schaeffer
                                        -----------------------------
                                     Name: Dave Schaeffer
                                     Title: Chairman


                                     NORTHERN INDIANA PUBLIC SERVICE
                                     COMPANY

                                     By: /s/ Robert J. Schacht
                                        -----------------------------
                                     Name: Robert J. Schacht
                                     Title: VP, Energy Distribution Operations

                                   SCHEDULE A

                       SERVICES AND SYSTEM SPECIFICATIONS

      This Schedule A describes certain services and specifications that Pathnet and Incumbent shall respectively perform. Pathnet's and Incumbent's responsibilities with respect to particular Services and Specifications described in this Schedule A, if any, are specifically indicated where such Services and Specifications are described. Pathnet's and Incumbent's payment responsibilities with respect to the Services and Specifications shall be as set forth in Section 4 and Schedule C.

SECTION 1. PRELIMINARY ENGINEERING STUDIES AND EVALUATION OF EXISTING SYSTEM

      1.1 Preliminary Analysis. Pathnet shall complete a detailed analysis of the existing microwave system operated by Incumbent along each Segment set forth in Schedule B and upon completion of such analysis shall deliver the results of such analysis to Incumbent. Such analysis shall include:

            (a) an inventory and survey of Incumbent's existing microwave sites and supporting facilities (the "Existing System Inventory");

            (b) microwave path studies and reliability analysis to provide performance data to serve as the engineering basis for the design of the System (the "Path Studies");

            (c) a preliminary evaluation of the probability of successfully coordinating frequencies on the System (the "Frequency Availability Model");

            (d) a determination of whether structural analysis of towers and loading factors (for metal towers only) is required and, in the event such structural analysis is required, the analysis of Incumbent's towers, including, but not limited to, the wind loading and weight requirements for the proposed antenna systems as well as any feedlines necessary to support the such antenna systems (the "Tower Analysis");

            (e) the design of the System (the "System Design") which System Design conforms with the terms and conditions of Section 3 of this Schedule A;

            (f) a detailed line item budget for the System (the "System
      Budget");

            (g) a proposed T-1 plan for channelization of the System the ("Channel Plan"); and

            (h) a preliminary construction management schedule for each replacement Segment (the "Preliminary Construction Schedule").

      1.2 Cooperation of Incumbent with Preliminary Analysis. Incumbent shall fully cooperate with Pathnet in Pathnet's performance of the preliminary analysis set forth in Section 1.1 of this Schedule A, including, but not limited to, providing to Pathnet any reasonable requested information and documents relating to Incumbent or Incumbent's existing system.

      1.3 Project Drawings. Upon completion of the preliminary engineering studies and analysis and documentation as set forth in Section 1.1 of this Schedule A, Pathnet shall deliver to Incumbent the following project drawings:
(i) a System layout drawing, (ii) the rack profiles, (iii) block drawings, and
(iv) equipment wiring drawings (collectively, the "Project Drawings.")

SECTION 2. MODIFICATION TO EXISTING INFRASTRUCTURE.

      2.1 Documentation. Upon completion of the preliminary analysis as set forth in Section 1.1 of this Schedule A, Pathnet shall prepare and deliver to Incumbent a project management schedule and scope of work (the "Modifications SOW") setting forth a detailed plan to complete all required modifications of Incumbent's existing sites and Facilities (including drawings of any proposed shelter modifications and proposed grounding for tower modifications) necessary for the installation and operation of the new System in accordance with the terms and conditions of this Agreement. Incumbent shall have ten (10) days to either (i) approve by written notice to Pathnet such Modifications SOW or (ii) deliver to Pathnet a written list of Incumbent's suggested modifications to the Modifications SOW. Pathnet shall review any such suggested modifications and incorporate all commercially reasonable suggested modifications into the Modifications SOW; provided the proposed modifications (i) shall not adversely impact Incumbent's performance of its current or future operations; (ii) shall comply with the Interference provisions set forth in Section 5.4.2 of this Agreement; (iii) shall not materially increase the cost of the Services and Specifications set forth in Section 1 of Schedule C; and (iv) shall not materially change the System Design criteria and Specifications including, without limitation, the requirement that the System be designed to meet a 1x7 radio configuration. In the event Incumbent does not notify Pathnet in writing within the prescribed time period, Pathnet shall assume that Incumbent has granted approval of the Modifications SOW. In the event Pathnet does not incorporate modifications of Incumbent, the Parties shall work together in good faith to mutually agree on a compromise. Any Dispute arising out of Pathnet's refusal to include a suggested modification shall be subject to the Dispute Resolution Process of Section 17 of this Agreement.

      2.2 Modifications Required. Pathnet shall perform all of the modifications set forth in the Modifications SOW. Such modifications shall include the following:

            (a) any required modifications to the towers necessary to conform the towers to the Specifications including strengthening or stiffening existing structures;

            (b) any required modifications to the battery reserves necessary to conform the battery reserves to the Specifications and the installation of any required generators, in accordance with the Specifications;

            (c) any required modifications to the environmental control systems of the existing shelters necessary to conform such environmental control systems to the Specifications;

            (d) the provision of all necessary D.C. and A.C. power cable engineering for all racks, including, but not limited to, the installation of all necessary conduits required to carry D.C. and A.C. power, terminating cables and alarm cables and the installation of all necessary A.C. distribution and A.C. wiring as required to meet the Specifications;

            (e) the installation of all required new equipment shelters, or modification of existing equipment shelters, to conform to the Specifications;

            (f) the installation of all required liquid petroleum, diesel or natural gas lines from the existing liquid petroleum diesel or natural gas tank or source, as the case may be, to the new shelter in accordance with the Specifications;

            (g) any required modifications to the foundation of any of the towers, shelters or sites as set forth in the Tower Analysis;

            (h) any upgrades required to conform the sites and Facilities to local building code provisions and any other regulatory Requirements of Law, including, but not limited to, those related to health and safety;

            (i) the removal of any above or below ground obstructions or materials such as trees and power lines which may affect the performance of the System or other activities contemplated by this Agreement;

            (j) all required fence extensions and replacements;

            (k) any required modifications to the grounding and bonding Systems at each Site to conform to the Specifications;

            (l) any required modifications to the pressurizing equipment to conform to the Specifications, including the pressurizing equipment manifolds and dehydrators; and

            (m) any other miscellaneous Site work necessary to prepare Incumbent's sites for the installation and operation of the new System.

      2.3 Cooperation by Incumbent. Incumbent shall fully cooperate with Pathnet and shall provide Pathnet with all reasonably required assistance in completion of such obligations in Pathnet's performance of its obligations under this
Section 2 of this Schedule A.

      2.4 Maintenance of Modifications. Incumbent shall ensure that all modifications performed pursuant to this Section 2 of this Schedule A are maintained in accordance with the Specifications, including, but not limited to, the upgrade or replacement of any equipment and materials described in the Modifications SOW, but excluding any materials for which Pathnet has the obligation to upgrade, including the System and the Equipment pursuant to Section 7.1.2 of the Agreement.

      2.5 Choice of Equipment Vendors and Service Providers.

            2.5.1 Engagement. In the event Incumbent engages an equipment vendor or service provider directly in accordance with this Section 2.5 of Schedule A (i) Pathnet shall have the right to approve any equipment vendors or service providers, which approval shall not be unreasonably withheld, (ii) all invoices, purchase orders or other bills relating to such equipment or services shall be sent to both Pathnet and Incumbent and
      (iii) Incumbent shall not pay any such invoice, purchase order or bill without the prior approval of Pathnet, which approval shall not be unreasonably withheld.

            2.5.2 Approval. Incumbent shall have the right to reasonably approve any Subcontractor engaged by Pathnet to perform the Services set forth in this Section 2 of Schedule A.

      2.6 Ownership by Incumbent of Modifications. As of the date such modifications are made, Incumbent shall own all non-removable modifications made in accordance with this Section 2 of Schedule A and any such modifications relating to or necessary for the operation of the Initial System. Without limiting the foregoing, Incumbent shall own any modifications constituting a fixture of the Leased Premises.

SECTION 3. DESIGN OF NEW SYSTEM.

      3.1 Approval of System Design. Within ten (10) days after receipt by Incumbent of the System Design from Pathnet, Incumbent shall either (i) deliver to Pathnet written approval of such System Design or (ii) deliver to Pathnet a written list of Incumbent's suggested design modifications. Pathnet shall review any such suggested modifications and, incorporate all commercially reasonable suggested modifications into the System Design; provided such proposed modifications (i) shall comply with the Interference provisions set forth in
Section 5.4.2 of this Agreement; (ii) shall not materially increase the cost of the Services and Specifications set forth in Section 1 of Schedule C; and (iii) shall not materially change the System Design criteria and Specifications including, without limitation, the requirement that the System be designed to meet a 1 x 7 radio configuration. Pathnet shall, within thirty (30) days of receipt of Incumbent's suggested modifications, deliver a revised System Design to Incumbent. In the event Incumbent fails to deliver to Pathnet in writing its approval as set forth above within the prescribed time period, Pathnet shall assume that Incumbent has approved such System Design. In the event Pathnet does not incorporate a suggested modification, the Parties shall work together in good faith to mutually agree on a compromise. Any Dispute arising out of Pathnet's refusal to include a suggested modification shall be subject to the Dispute Resolution Process of Section 17 of this Agreement.

      3.2 Modification of System Design. At any time and from time to time, Pathnet shall have the right to modify the System Design upon written notice to Incumbent of such modifications, as new versions of Equipment used in the System may become available from manufacturers or software providers, as Technology is improved and as determined by Pathnet in its reasonable discretion, provided that such modifications do not materially impact Incumbent's ability to use the System or degrade the operation of the System below the Specifications. Prior to implementation of any modifications to Incumbent's towers or other physical infrastructure, Pathnet shall submit any such proposed modifications to Incumbent for approval, which approval shall not be unreasonably withheld.

      3.3 System Technical Specifications. Pathnet shall (i) design the System in accordance with the minimum network performance standards set forth in
Section 3 of this Schedule A, (ii) in each instance where reasonably possible, use the towers, antennas, waveguide, and other system components of Incumbent's existing system in the System Design and (iii) design the System to meet the following technical specifications:

            (a) Radio System Design. The active radio components of the System shall be designed to conform to the Specifications and the manufacturer specifications set forth in Exhibit A-2 to this Schedule A.

            (b) Radio Software Design. The software used to operate the radios shall conform to the Specifications and the manufacturer specifications set forth in Exhibit A-2 to this Schedule A.

            (c) Antenna and Frequency Specifications. The radio communications equipment shall transmit and receive on the frequencies as set forth in the System Design. All antenna reflectors used in the System shall conform to (i) Category A standards as defined by the FCC and (ii) the specifications set forth in any PCN relating to the System, and each high performance antenna shall be fitted with a radome. All antenna mounting hardware shall meet wind and loading requirements for the applicable county and shall substantially conform to EIA-222-F.

            (d) Tower Specifications. All towers shall substantially conform to
      (i) the EIA/TIA-222-F-1991, Structural Standards for Steel Antenna Towers and Antenna Supporting Structures, 1996, (ii) EIA/222-F Specifications for loading for the appropriate county, and (iii) any other required FCC and FAA rules and regulations.

            (e) Waveguide Specifications. Waveguide used in the System specified for transmission line shall be of a premium grade to ensure minimum return loss.

            (f) D.C. Power Requirements. The radio components of the System shall be powered by 48 volts DC with at least eight ( hours of battery capability, and all necessary chargers, distribution systems and transfer switches for generators as set forth in Exhibit A-3 to this Schedule A.

            (g) A.C. Power Requirements. A.C. electrical power required by the System shall be consistent with local requirements and the usage at each of the sites set forth in Schedule B and shall be 120/240 volt single phase 200 amp service as set forth in Exhibit A-3 to this Schedule A.

            (h) Bonding and Grounding Specifications. The System and all associated electrical components shall be grounded and bonded to current EIA and IEEE specifications.

            (i) Order Wire Specification. Each equipment shelter shall be equipped with an Order Wire and a handset, which will be used as a talk circuit for System operation and maintenance purposes and which will be carried by Pathnet as part of the System payload.

            (j) Diagnostic Circuit. Each equipment shelter shall be equipped with a diagnostic circuit that will be used to connect each such shelter and the Equipment housed in such shelter to the Network Management System.

            (k) Multiplexing from OC-3 to DS-1 Level. The System Design shall provide for any required multiplexing of the OC-3 to the DS-1 level at each Site using an OC-3 Multiplexer.

            (l) Multiplexing from DS-1 to DS-0 Level. Within one hundred eighty
      (180) days after the date hereof, Incumbent shall deliver to Pathnet a Schedule substantially in the form of Exhibit A-4 to this Schedule A setting forth Incumbent's multiplexing requirements; provided such requirements be limited by the multiplexor configuration at each Facility as set forth in this Agreement. Upon receipt of such Exhibit A-4 to this Schedule A, Pathnet will reflect in the System Design the requested multiplexing of the DS-1 to the DS-0 level at each Site using a 1/0 Multiplexer subject to limitations in Drop and Insert Capacity between each Switched Mod Section using available Wayside Channels.

            (m) Wayside Channels. Incumbent or Pathnet as reflected in the System Design, as determined by Pathnet in its reasonable discretion, shall use the Wayside Channels. Pathnet's use of Wayside Channels that are part of the Initial System shall be subject to the approval of Incumbent, which shall not be unreasonably withheld.

            (n) Spectral Loading Requirements. The System shall meet the then current FCC requirements of spectrum efficiency outlined in 47 C.F.R. 101 and any successor rule or regulation.

            (o) Capacity of System. The System shall be comprised of, at a minimum, 3 DS-3 capability and will have a 1 x n protection switch allowing for upward migration to a minimum of 1 x 7 protection. The capacity of the System may be expanded to a 2 x 14 protection level, using additional spectrum or crossband filters, provided, such Capacity Expansion does not degrade the System below the performance standards set forth in this Section 3 of this Schedule A and otherwise meets the Capacity Expansion Requirements as set forth in Section 7.1 of this Schedule A.

            (p) SONET Architecture. The digital microwave radios used in the System shall operate under a SONET format.

            (q) Shelters Design. A proposed building layout for the new shelters (either concrete or metal) to be constructed and the existing shelters to be modified shall be as set forth in Exhibit A-5 to this Schedule A and shall comply with all applicable local laws, regulations and ordinances.

            (r) Channel Plan. The System shall be designed such that Incumbent and Pathnet shall be allocated capacity as set forth in the Channel Plan and Section 7.2.2.

            (s) Interconnections Limitations. The System shall have no more than four (4) Interconnections per LATA. No more than two (2) of such Interconnections shall be to other segments of the Pathnet network created from facilities of other Persons and no more than two (2) of such two Interconnections shall be to the PSTN. At each Interconnection site, there shall be no more than two (2) additional antennas used solely for such Interconnection purposes. Interconnections may be by microwave or other media. To the extent Pathnet develops spurs, Pathnet shall specify the Interconnections at such spurs on Exhibit A-7 to this Schedule A, as such exhibit shall be amended from time to time. To the extent Incumbent develops spurs for its own connectivity purposes, Incumbent shall specify the Interconnections at such spurs on Exhibit A-7 to this Schedule A, as such exhibit shall be amended from time to time.

            (t) Protection Switching Requirement. Power, radio, and multiplexing equipment shall be redundant with automatic protection switching to minimize Outages as a result of equipment failure.

            (u) Battery Reserve Specifications. All Equipment at each Site shall have a minimum battery reserve (assuming a 1 x 7 Protection Configuration) as set forth in Exhibit A-3 to this Schedule A.

            (v) Generator Requirements. Generators shall be required at all sites with a history of power outages and all sites that are difficult to access and shall be the type and size, each as set forth in Exhibit A-3 to this Schedule A.

            (w) System Integration. The System shall be integrated into the total Pathnet telecommunications network as set forth in the System Design.

            (x) Transmission Line Requirements. One (1) or more transmission lines shall be connected to each antenna and such lines will be anchored firmly to the tower in accordance with the manufacturer's recommendation.

            (y) Equipment Rack Specifications. Each equipment rack shall be firmly anchored to the floor, and the overhead channel iron or the adjacent racks and shall have the dimensions as forth in Exhibit A-5 to this Schedule A.

            (z) Environmental Control of Shelters. Equipment shelters shall be environmentally controlled to standards, between 55(degree) and 80(degree) and shall be maintained within the desired humidity range, as set forth in the manufacturer's specifications in Exhibit A-2 to this Schedule A.

            (aa) Spurs. The System shall be designed to allow the build-out of spurs set forth on Exhibit A-8 to this Schedule A, as such exhibit may be amended from time-to-time, from the backbone network for Pathnet's and Incumbent's own network and internal communications purposes.

            (bb) Network Management System. The System Design shall include the Network Management System that complies with the specifications set forth in Section 7.6 of this Schedule A.

            (cc) Fuel Tanks and Lines. All liquid petroleum, diesel and natural gas tanks and lines required shall meet all applicable environmental and health and safety standards and Requirements of Law.

            (dd) Pressurizing Equipment. The System Design shall include all required pressurizing equipment, manifolds and dehydrators.

            (ee) Segregated Traffic. The System Design shall provide that Pathnet's and Incumbent's telecommunication capacities will be segregated from the common carrier traffic passing through the System. Pathnet shall provide for data and voice transmissions via TDMA standard multiplexing and will maintain Stratum One Clocking via signals provided by the PSTN or will maintain internal Stratum Three Clocking via oscillator standards provided internally by the System or GPS signal.

            (ff) Existing System. The System Design shall be designed so that the high capacity 6 GHz/30 MHz System allows unimpaired, continuous operation of Incumbent's existing low capacity 6 GHz/10 MHz system until Cutover; provided Pathnet shall have the right to temporarily turn down the signal on Incumbent's 6 GHz/10MHz system upon Incumbent's prior written approval as to schedule for such outage.

      3.4 System Performance Criteria

            3.4.1 Availability. The System shall be designed to meet or exceed the long haul objective of 99.98% availability on an annual basis for a four thousand (4,000) mile system, which is equivalent to a one way system Outage of less than 0.4 seconds, per mile, per year.

            3.4.2 Circuit Acceptance Level. The System shall be designed such that any continuous five hundred (500) mile segment of the System during any consecutive twenty-four hour period shall have no more than one (1) Errored Second, shall have 99.998% Error Free Seconds and shall have no Severely Errored Seconds, measured at the DS-1 level.

SECTION 4. INSTALLATION AND CONSTRUCTION.

      4.1 Documentation.

            4.1.1 Project Management Plan, Project Schedule and Cutover Plan. Upon approval of the System Design, Pathnet shall deliver to Incumbent (i) a plan of the respective responsibilities of each Party and other related items relating to the construction and installation of the System (the "Project Management Plan"), (ii) a schedule for the installation of the System (the "Project Schedule"), and (iii) a schedule, as determined by Incumbent, for the cutover to the System from Incumbent's existing analog or digital system (the "Cutover Plan"). Incumbent shall have ten (10) days to either (i) approve by written notice to Pathnet such Project Management Plan, Project Schedule and Cutover Plan or (ii) deliver to Pathnet a written list of Incumbent's suggested modifications to such Project Management Plan, Project Schedule and Cutover Plan, as the case may be. Pathnet shall review any such suggested modifications and, incorporate all commercially reasonable suggested modifications into the Project Management Plan, Project Schedule and Cutover Plan, respectively; provided the proposed modifications (i) shall not adversely impact Incumbent's performance of its current operations or scheduling requirements, (ii) shall comply with the Interference provisions set forth in Section 5.4.2 of this Agreement; (iii) shall not materially increase the cost of the Services and Specifications set forth in Section 1 of Schedule C; and (iv) shall not materially change the System Design criteria and Specifications including, without limitation, the requirement that the System be designed to meet a 1x7 radio configuration. In the event Incumbent does not notify Pathnet in writing of its approval or suggested modifications of the Project Management Plan, Project Schedule and Cutover Plan as set forth above within the prescribed time period, Pathnet shall assume that Incumbent has granted such approval. In the event Pathnet does not incorporate a suggested modification, the Parties shall work together in good faith to mutually agree on a compromise. Any Dispute arising out of Pathnet's refusal to include a suggested modification shall be subject to the Dispute Resolution Process of Section 17 of this Agreement. Notwithstanding the foregoing, Pathnet agrees and acknowledges that Incumbent shall have the ultimate decision, in Incumbent's sole discretion, as to the date when cutover occurs.

            4.1.2 Installation Reports. After installation has begun and continuing until Commissioning, Pathnet shall provide to Incumbent a bi-weekly progress report (each a "Progress Report") setting forth, (i) a description of the work performed during the immediately preceding period,
      (ii) a list of any material deviations from the proposed schedule of work and (iii) an analysis of such deviations with respect to their impact upon the timely deployment of the System.

            4.1.3 Changes to Drawings. In the event that during the process of installation any of the Project Drawings delivered pursuant to Section 1.3 of this Schedule A require any modifications, Pathnet shall make any such modifications to such Project Drawings, shall deliver the revised Project Drawings to Incumbent, and shall place a copy of such revised Project Drawings at each site.

            4.1.4 As-Built Drawings. Upon completion of each phase of installation as set forth in the Project Schedule, Pathnet shall deliver to Incumbent an as-built drawing of the System (including any vendor manuals or drawings) (each an "As-Built Drawing") and shall incorporate the final As-Built Drawing into the appropriate equipment manuals.

      4.2 Installation by Pathnet. Pathnet shall construct and install the System as set forth below and in accordance with this Schedule A and the documents and schedules prepared and delivered pursuant to this Schedule A.

            (a) Radios. Pathnet shall furnish and install the digital radios that meet the Specifications.

            (b) Antennas and Frequencies. Pathnet shall furnish and install (i) the antennas that meet the Specifications and (ii) any required antenna mounting hardware to secure such antennas to the towers in accordance with the Specifications.

            (c) Waveguide Bridge and Supports. Pathnet shall furnish and install
      (i) waveguides that meet the Specifications, (ii) new waveguide bridges on two faces of the existing towers and (iii) all additional supports required of the waveguide from the tower to termination inside the shelter.

            (d) Bonding and Grounding. Pathnet shall furnish and install all required ground kits in accordance with the Specifications, including, but not limited to, waveguide ground kits at the antenna, the bottom of the tower and at the entry port of the shelter, tower anchor grounding kits, and ground wire rings for the shelters.

            (e) Moving Company. During installation of the System, Pathnet, or a full service moving and warehousing company hired by Pathnet, shall handle the pick up of necessary equipment for temporary warehousing in all required areas at and near the installation sites.

            (f) Order Wire. Pathnet shall furnish and install an Order Wire at each Site in accordance with the Specifications and shall establish Order Wire connectivity, including, but not limited to, connectivity to all necessary external interfaces.

            (g) OC-3 Multiplexers. Pathnet shall furnish and install all required OC-3 Multiplexers to the DS-1 level as set forth in Section 3 of this Schedule A.

            (h) Channel Plan. Pathnet shall perform cross-connects of T-1 lines in accordance with the Channel Plan and the Specifications.

            (i) Interconnection Placement. Pathnet shall furnish and install connecting facilities from the System to the PSTN, including but not limited to connections to POP's of purchasers of Excess Capacity and Pathnet shall furnish and install all cables required to interconnect project equipment within the System.

            (j) Transmission Lines. Pathnet shall (i) furnish and install all required transmission lines on the towers, (ii) route such transmission lines to the equipment racks in the shelters, (iii) connect both ends of such transmission lines and (iv) interface such transmission lines to the radio equipment in accordance with the Specifications.

            (k) Equipment Racks. Pathnet shall furnish and install all equipment racks necessary for the Equipment installed by Pathnet in accordance with the Specifications.

            (l) Network Management System. Pathnet shall furnish and install the Network Management System, including, but not limited to, all required alarms, panels, terminals, software and cables at all appropriate demarcation points in accordance with the Specifications.

            (m) Spurs. Pathnet shall furnish and install all of the necessary equipment to build-out Pathnet's spurs and Incumbent's spurs (as requested and paid for by Incumbent), each as set forth in Exhibit A-8 to this Schedule A in accordance with the Specifications.

            (n) Deconstruction of Existing System. As required at each Site, Pathnet shall move Incumbent's existing analog or digital system to one side, providing space for permanent installation of the new System; provided (i) such moving does not interfere with the operation of Incumbent's existing analog or digital communications system and (ii) modification of Incumbent's existing racks shall be subject to Incumbent's approval. In the event the moving of Incumbent's existing equipment shall result in outages or reduced operation in the existing analog or digital system, the Parties shall agree on the schedule for moving such equipment so as to minimize disruption on Incumbent's existing system.

            (o) Pre-Commissioning System. Pathnet shall install an "initial" digital System in such a way that it can be operated and tested without interfering with the performance of Incumbent's existing analog or digital system.

            (p) Parallel Systems. In order to minimize system downtime, Pathnet shall provide parallel operations to the Incumbent's existing analog or digital system with the digital equipment system using new frequencies and antenna configurations.

      4.3 Cooperation During Installation. During installation, Incumbent shall provide all necessary and reasonable cooperation to Pathnet, including, but not limited to, posting at each Site any Permits or licenses for building or tower work related to the construction at such Site and providing reasonable access to its Facilities as set forth in Section 5; provided that in the event of an Incumbent capacity alert causing a work stoppage, Incumbent shall cooperate with Pathnet as soon as reasonably possible after correction of the capacity alert.

      4.4 Installation by Incumbent. Incumbent shall furnish and install all required equipment and materials at each point of demarcation to meet Incumbent's internal communication needs, including, but not limited to, furnishing and installing all 1/0 Multiplexers as set forth in the System Design and all other interconnection equipment relating to Incumbent's spurs set forth in Exhibit A-7 to this Schedule A.

SECTION 5. PRE-COMMISSIONING TESTING.

      5.1 Factory Acceptance Test.

            5.1.1 Tests to be Performed. Pathnet shall coordinate all factory acceptance testing on the Equipment. Such factory acceptance testing shall include (i) linking together of all racks in each Switched Mod Section to simulate the System as it will be configured in the field, (ii) testing at the panel terminal and System level for certification and compliance with the Specifications, (iii) connecting the radio bays by coaxial cables through attenuators to simulate "RSL" conditions as encountered in the field, (iv) testing on a Path basis to the applicable configuration of the System, (v) testing of all miscellaneous Equipment such as supervisory fault alarm and control and service channel units and (vi) testing the equipment as a System to resolve all interface problems.

            5.1.2 Observing Factory Testing. Incumbent shall have the right, at its own expense, to witness in person the factory testing of the Equipment.

      5.2 Rack Test. Pathnet shall perform a rack test once the radio cabinet has been installed.

      5.3 Path Test. Pathnet shall perform a Path test after each Site has been turned up.

      5.4 End-To-End Test. Pathnet shall perform an end-to-end test for each Switched Mod Section on the System once all sites have been turned up.

      5.5 Field Test. Once the Equipment is installed and operational, Pathnet shall test each Path pursuant to the following field tests to ensure performance of the Equipment over the designated Path in accordance with the criteria and standards set forth in this Schedule A.

            (a) Radio Hop Test: Pathnet shall (i) align all digital microwave paths, (ii) measure and record transmitter frequency, (iii) measure and record transmitter power, (iv) calculate and record receiver fade margin,
      (iv) perform Bit Error Rate checks and (v) record results of such Bit Error Rate checks.

            (b) Digital Multiplex Test: Pathnet shall (i) perform standard loop-back tests and (ii) verify the performance of all local alarm points to the DS-1 level.

            (c) System Test: Pathnet shall (i) perform an end-to-end Bit Error Rate test of the message one radio for a 24-hour period and an end-to-end Bit Error Rate test of the protect radio for 1 hour, (ii) verify equipped channel units through microwave system, (iii) verify performance of Order Wires and Wayside Channels, and (iv) verify performance of the alarm points function throughout the System.

      5.6 Site Acceptance Testing. Pathnet shall perform all site acceptance tests as recommended by the manufacturers of the Equipment and Pathnet shall provide the results of any such site acceptance testing to Incumbent promptly after completion of such testing.

      5.7 Acceptance Procedure. After completion of site acceptance testing as set forth in Section 5.6 of this Schedule A, Pathnet shall implement the following acceptance procedure:

            (a) Incumbent shall promptly perform an installation inspection and deliver to Pathnet a written list of all material deficiencies from the Specifications to be corrected by Pathnet (the "Deficiency List").

            (b) Pathnet shall promptly correct such material deficiencies on the Deficiency List and shall, upon completion, certify to Incumbent that such items have been corrected.

            (c) Pathnet shall submit to Incumbent all of the test data collected through the performance of the tests set forth in Section 5 of this Schedule A for Incumbent's approval, which approval shall not be unreasonably withheld.

            (d) Upon satisfaction of the conditions set forth in Sections
      (a)-(c), Incumbent shall deliver to Pathnet a Certificate of Acceptance substantially in the form of Exhibit A-9 to this Schedule A.

      5.8 Equipment Required for Pre-Commissioning Testing. Pathnet shall furnish all Equipment necessary for conducting Pre-Commissioning Testing.

SECTION 6. CUTOVER.

      6.1 Cutover.

            6.1.1 Pathnet Responsibilities. Pathnet shall (i) manage the cutover process for the System, (ii) perform such cutover in accordance with the Cutover Plan and (iii) notify Incumbent of the circuit activity that will occur upon Commissioning of each Path or Segment and the impact that such activity may have on the Incumbent's existing analog or digital system. Promptly after each Site has been cutover, Pathnet shall notify Incumbent of the completion of such cutovers.

            6.1.2 Incumbent Responsibilities. Subject to Section 4.1.1 of this Schedule A, Incumbent shall (i) cooperate and coordinate its cutover of its voice and data circuits with Pathnet and the Cutover Plan, and (ii) complete its cutover of its voice and data circuits no later than the time period set forth in the Cutover Plan after Commissioning of each Path or Segment by Pathnet.

      6.2 Station Log Books. Pathnet shall establish station logs books in accordance with all FCC rules and regulations (each a "Station Log Book") and shall deliver to Incumbent an original of each Station Log Book at Commissioning.

SECTION 7. SYSTEM OPERATION.

      7.1 Increases in Capacity. At any time, and from time to time, Pathnet shall have the right, at its sole discretion, to increase the capacity of the System beyond the capacity created in the initial build-out; provided that Pathnet fulfills the following conditions before Commissioning any such proposed Capacity Expansion:

            (a) Capacity Expansion Schedule. At least fifteen (15) days prior to any Capacity Expansion, Pathnet shall provide to Incumbent a capacity expansion schedule (each, a "Capacity Expansion Schedule") setting forth the amount of capacity to be included in such Capacity Expansion, the specific paths to be expanded, the expansion name (including each Path that is affected), and the expected Commissioning of such Capacity Expansion.

            (b) Capacity Expansion Requirements. Any Capacity Expansion must meet the following requirements: (i) it must not degrade the System below the Specifications, (ii) it must not significantly increase the use of power beyond that specified in the Equipment and Systems specifications,
      (iii) it must not unreasonably interfere with gas or electricity utility operations, (iv) it must not increase tower loading beyond the specifications established in the Tower Analysis and System Design, (v) it must not increase space requirements or affect access to the Site beyond that specified in the Equipment and System specifications, and (vi) it must not unreasonably interfere with the access rights granted to others prior to the Effective Date or interfere with the operations of such entities' existing systems as set forth in Schedule I (collectively, the "Capacity Expansion Requirements").

            (c) Performance of Capacity Expansion. Prior to the Commissioning of any Capacity Expansion, (i) Pathnet shall perform all required testing on such Capacity Expansion to confirm that any such Capacity Expansion will meet the Capacity Expansion Requirements (ii) Pathnet shall provide the results of such testing upon receipt of such test results to Incumbent for its review and approval and (iii) Pathnet shall obtain from Incumbent a Certificate of Acceptance substantially in the form attached hereto as Exhibit A-9 to this Schedule A with respect to such Capacity Expansion.

            (d) Incumbent's Right to Contest Capacity Expansion. In the event, after receipt of the test results as set forth above, Incumbent reasonably determines that a proposed Capacity Expansion will not meet the Capacity Expansion Requirements, Incumbent shall have the right to withhold delivery of any Certificate of Acceptance with respect to such Capacity Expansion and shall hire an independent third party approved by Pathnet (which approval shall not be unreasonably withheld) to perform additional testing on such Capacity Expansion. In the event such independent third party reports that the proposed Capacity Expansion will meet the Capacity Expansion Requirements, Incumbent (i) shall promptly deliver to Pathnet a Certificate of Acceptance with respect to such proposed Capacity Expansion and (ii) shall pay for the reasonable costs of such independent third party evaluation. In the event that such independent third party reports that the proposed Capacity Expansion will not meet the Capacity Expansion Requirements (i) Pathnet shall make all required modifications to the System and the proposed Capacity Expansion such that, in the opinion of such independent third party, the proposed Capacity Expansion shall not violate the Capacity Expansion Requirements, (ii) upon verification by such independent third party that the proposed Capacity Expansion, as modified by Pathnet, meets the Capacity Expansion Requirements, Incumbent shall promptly deliver to Pathnet a Certificate of Acceptance substantially in the form attached as Exhibit A-9 to this Schedule A with respect to such Capacity Expansion and (iii) Pathnet shall pay for the reasonable costs of such independent third party evaluation.

            (e) Pathnet acknowledges that, except as otherwise explicitly provided in this Agreement, Incumbent makes no guaranty that any unused loading capacity on a tower will remain available for Capacity Expansion. Incumbent may utilize such unused capacity or loading at any time, subject to its obligations under this Agreement, and shall not be responsible for the later unavailability of any such unused capacity or loading or its effect on Pathnet's plans for expansion, provided Incumbent shall permit Pathnet to modify the tower, at Pathnet's costs, in order to accommodate any Interconnection or Capacity Expansion pursuant to the terms of this Agreement

      7.2 Maintenance of System. Within sixty (60) days after the Effective Date of this Agreement, Pathnet and Incumbent shall execute and deliver the Maintenance Services Agreement. Pathnet shall have the right to supplement at its own expense at any time, and from time to time, any maintenance performed on the System, as determined by Pathnet in its sole discretion provided (i) such maintenance shall be conducted in accordance with the terms of this Agreement and the Maintenance Services Agreement, (ii) Pathnet shall supply any and all replacement Equipment or parts therefor (including, but not limited to, Spare Parts) to Incumbent for all Equipment required to operate the Initial System, and (iii) neither Party shall materially degrade the operation of the System in performing the Maintenance Services set forth in the Maintenance Agreement.

      7.3 Additional Transmission Lines and Antennas. After Commissioning, if the System is expanded pursuant to any Capacity Expansion, Pathnet shall have the right to elect to install a second transmission feed line or a third antenna to any tower; provided such installation does not degrade the System below Specifications or contravene any Requirement of Law or tower loading limit. In such instance, Pathnet shall (i) perform any tower analysis that may be required before the installation of such transmission line or antenna, (ii) furnish and install such additional transmission line and any associated connectors and mounting hardware for securing such transmission line to the towers, (iii) furnish and install such antenna and other devices and equipment associated with such antenna and (iv) perform strengthening to the tower required for such transmission line or third antenna.

      7.4 Additional Order Wires and Diagnostic Circuits. At any time and from time to time, Pathnet shall have the right to install additional Order Wires and diagnostic circuits at System sites, which Order Wires and diagnostic circuit may or may not be carried as part of the System payload as determined to be necessary or appropriate by Pathnet in its sole discretion;

provided Incumbent shall receive at least one (1) wayside channel in each direction at each Facility.

      7.5 24-Hour Network Monitoring Center. Upon Commissioning and for the period thereafter until the Expiration Date, Pathnet shall operate a network monitoring center (the "Network Monitoring Center") twenty-four (24) hours a day, seven (7) days a week, which Network Monitoring Center shall, among other things, handle all problems and trouble reports that may arise and monitor the System as set forth in Section 7.6 of this Schedule A.

      7.6 Network Management System. At all times after Commissioning until the Expiration Date, Pathnet shall provide a network management system to be operated at the Network Monitoring Center (the "Network Management System") which Network Management System will (i) manage all network elements within the System (21 SMX or equivalent), (ii) monitor and control the facilities system, the radio system, and the OC-3/DS-1 multiplex system, (iii) collect performance data such as Errored Seconds, Severely Errored Seconds, frame loss and Failed Seconds consistent with the manufacturer's specifications set forth in Exhibit A-2 to this Schedule A, (iv) monitor and maintain the shelter environments (including commercial power failure, door alarms, charger failures, low waveguide pressure, air conditioner failure, tower light alarms, generator runs (if any), waveguide dehydrator excessive runs, smoke alarms, high temperature and low temperature), radio equipment, multiplexing equipment, and Incumbent equipment (as reasonably requested by Incumbent) and (v) provide Incumbent with the ability to monitor the System separately from the overall Pathnet network. As part of the Network Monitoring System, Pathnet shall provide Incumbent with hardware meeting the following Specifications (or the equivalent): Windows NT compatible computer comprising the following general functions: 24 MB Ram, 4 GB hard drive space, and Modem. Pathnet shall provide software for alarm monitoring of variable inputs.

      7.7 Alarm and Event Logging and Reports. Within thirty (30) days after the end of each calendar quarter, Pathnet shall provide to Incumbent a report (each an "Alarm and Event Report") setting forth a log of all alarms and events recorded by the Network Management System.

      7.8 System Outages. Each Party shall use its best efforts to avoid unscheduled System Outages in the performance of each Party's respective rights and obligations under this Agreement.

      7.9 Replacement of Radios. Beginning in the fifteenth (15th) year after Commissioning of the Initial System, Pathnet shall begin replacing the radios and radio software relating to the System with new Equipment and shall replace such radios and radio software at an average rate of ten percent (10%) a year for ten (10) years.

      7.10 Network Loops. In the event that during the construction of the Pathnet network a network loop is created relating to the System, Pathnet shall facilitate allowing Incumbent to benefit from the existence of such network loop in the event of a System Outage.

SECTION 8. GENERAL.

      8.1 Access to Sites. In addition to any access rights relating to the Leased Premises set forth in Section 5 of the Agreement, Incumbent shall provide upon the reasonable request of Pathnet, road access for all construction vehicles. In the event that access for the Pathnet System installation is the primary reason for the construction by Incumbent of additional roads and paths, Pathnet and Incumbent shall mutually agree on the cost to be borne by each Party to perform such construction.

      8.2 Parking at Sites. At the request of Pathnet, Incumbent shall provide for vehicular parking at each Site at no charge to Pathnet for use during the term of this Agreement; provided, however, in the event sites are located in urban areas where vehicles are parked in privately operated lots or garages, Pathnet shall be responsible for any and all parking charges at such urban sites.

      8.3 Use of Telecommunications Devices. While visiting Incumbent's sites, Incumbent shall allow Pathnet to reasonably use existing telephone lines or Order Wires in connection with Pathnet's performance of its rights and obligations under this Agreement.

      8.4 Fuel Tanks. Incumbent shall ensure that all liquid petroleum, diesel or natural gas tanks, as the case may be, are adequately supplied throughout the term of this Agreement.

      8.5 Retaining of Records. All records and reports required pursuant to this Schedule A, shall be retained by Pathnet or Incumbent, as the case may be, for at least five (5) years after creation or any longer period as may be required by law.

      8.6 Work Permits. Incumbent shall obtain all necessary local, state and Federal construction and work permits as required to perform all of the services set forth in this Agreement.

      8.7 Hazardous Material.

            8.7.1 Existence of Hazardous Material. Without the consent of Incumbent as described below, Pathnet shall not bring or cause or permit, knowingly or unknowingly, any Hazardous Material to be brought or remain upon, kept, used discharged, leaked or emitted on any of Incumbent's sites or Facilities.

            8.7.2 Compliance with Environmental Laws. In the event that Incumbent allows Pathnet to bring Hazardous Materials to Incumbent's sites as set forth in the Environmental Audit, Pathnet shall strictly obey and adhere to any and all Federal, state or local laws, ordinances, orders, rules, regulations, codes or any other government restrictions or requirements (including, but not limited to, CERCLA and RCRA) which in any way regulates, governs, or impacts Pathnet's possession, use, storage, treatment or disposal of such Hazardous Material (including, where required by law, providing material safety data sheets for Hazardous Materials).

      8.8 Transportation. Pathnet shall provide transportation for all Pathnet personnel or Subcontractors to each of Incumbents sites and between such sites in connection with the performance of the Services.

      8.9 Storage. Incumbent shall provide at no charge to Pathnet or any vendor providing materials for use in the System, reasonable storage for all equipment and materials to be installed or used for the installation, testing or operation of the System, which storage facilities shall also serve as the drop-ship point for staging all installation equipment used in the System. All storage facilities are provided on an "as is" basis, and Incumbent shall not be responsible for ensuring that any storage facilities shall be suitable for storage of any materials Pathnet or any vendor may elect to store in such storage areas. Pathnet shall bear all responsibility and expense associated with the receipt or shipment of equipment to or from such storage facilities and shall provide personnel to be present, if necessary, for any deliveries.

      8.10 Unpacking and Trash Removal. Pathnet shall (i) unpack all crates and boxes, (ii) remove all trash created by such unpacking from Incumbent's sites and (iii) verify all packing lists. Incumbent shall regularly remove all other trash from its sites and Facilities in accordance with its normal procedures.

      8.11 Manufacturing and Ordering of Equipment. As the System is installed or upgraded after Commissioning, Pathnet shall furnish and order all required equipment and materials, including, but not limited to, all required installation materials, from the respective manufacturers in accordance with the timing set forth in the Project Schedule.

      8.12 Ship and Delivery Schedules. At least two (2) weeks prior to receipt of any equipment or materials to be used in the modifications or installation set forth in Section 2 and Section 4 to this Schedule A, respectively, Pathnet shall provide to Incumbent detailed ship and delivery schedules relating to such equipment and materials.

      8.13 Electricity. Incumbent shall provide all required electricity for the design, modification, installation, operation and monitoring of the System in accordance with the specifications set forth in Exhibit A-3 to this Schedule A; provided Pathnet shall pay for any reasonable costs of connecting to the Incumbent provided electricity at each Facility.

                                   EXHIBIT A-1

                                SYSTEM EQUIPMENT

SEGMENT A

--------------------------------------------------------------------------------------
Equipment   Hammond   Babcock  Maple  Stillwell  South  Plymouth  Winamac  Monticello
                                                 Bend
--------------------------------------------------------------------------------------
Generators     0         0       0       0        0        0         0         0
--------------------------------------------------------------------------------------
DC             1         1       1       1        1        1         1         1
Charger
Systems
--------------------------------------------------------------------------------------
Battery        1         1       1       1        1        1         1         1
Plants
--------------------------------------------------------------------------------------
Antennas       2         4       4       6        2        6         4         2
--------------------------------------------------------------------------------------
Waveguide     460      1,340   1,180   1,500     260     1,692     1,220      296
--------------------------------------------------------------------------------------
NEC 2000       2         4       4       6        2        6         4         2
Sonet
Radios
--------------------------------------------------------------------------------------
OC-3           1         1       0       2        1        2         0         1
Multiplexers
--------------------------------------------------------------------------------------
Network        0         0       0       0        0        1         0         0
Servers
--------------------------------------------------------------------------------------
New            0         0       1       0        1        0         0         0
Shelters
--------------------------------------------------------------------------------------
New Towers     0         1       1       1        0        0         1         1
--------------------------------------------------------------------------------------

SEGMENT B

-------------------------------------------------------------------
    Equipment       Northeast   Albion  Ft. Wayne   SYSTEM TOTAL
-------------------------------------------------------------------
Generators              0          0        0            0
-------------------------------------------------------------------
DC Charger Systems      1          1        1            11
-------------------------------------------------------------------
Battery Plants          1          1        1            11
-------------------------------------------------------------------
Antennas                4          4        2            40
-------------------------------------------------------------------
Waveguide             1,400      1,370     500      11,218 feet
-------------------------------------------------------------------
NEC 2000 Sonet          4          4        2         40 TRR's
Radios
-------------------------------------------------------------------
OC-3 Multiplexers       0          0        1        8 Shelves
-------------------------------------------------------------------
Network Servers         0          0        0            1
-------------------------------------------------------------------
New Shelters            0          0        1            3
-------------------------------------------------------------------
New Towers              1          0        0            6
-------------------------------------------------------------------

                                   EXHIBIT A-2

                     MANUFACTURERS SPECIFICATIONS FOR RADIOS

                       NEC OC-3 MULTIPLEXER SPECIFICATIONS

IMT-150
-------------------------------------------------------------------------------------------
                                 Power
        Physical:            Requirements:          Interface:             Features:
-------------------------------------------------------------------------------------------
Mounts in a 23-inch EIA    -48 volts DC       High Speed: OC-3        Software
rack                       Approximately 125  Optical                 Provisioning
Height 11.4 inches         watts (ADM         Low Speed: OC-1,        Full Bandwidth Time
Width  21.4 inches         configuration)     STS-1, DS3, or DS1      Slot Assignment
Depth 10 inches                                                       X.25 Gateway for OSS
                                                                      DS1 PM Monitoring
                                                                      Capability
-------------------------------------------------------------------------------------------

NEC 2000 SERIES

Specifications:

Physical:

One cabinet (600 mm wide, 300 mm deep and 2.2 m high) for 4 radio channels (Includes OC-3 interface per channel, space diversity receiver, order wire and wayside DS1 interface, and 1:N switch).

Power Requirements:

-24 or -48 volts DC
Approximately 200 watts per radio channel for a terminal configuration Approximately 150 watts per radio channel direction (1 TRR) for a repeater configuration

Interface:

OC-3

Operating Specifications:

Frequency Band: 5.945 to 6.425 GHz
Modulation: 128 QAM MLCM
Capacity: 155.52 Mb/s plus radio overhead (Wayside DS1, Order Wires, ATPC signals, 1:N commands, monitoring)
Transmit Power at interface to transmit waveguide:  +29.7 dBm
    System Gain (Waveguide interface to waveguide interface - no ATPC): 101.1 dB System Gain (Waveguide interface to waveguide interface - with ATPC): 103.1 dB

Dispersive Fade Margin (10^-3): 48 dB

FCC Identifier:  BSF6P155-S02A
Emission Designator:  30M0D7W

Nec 2600 Series Digital Microwave Radio Specifications

Models Available:

 8 DS-1: 6G13MB
12 DS-1: 6G19MB
16 DS-1: 6G26MB
32 DS-1: 6G52MB

Physical:

One Hot-Standby with Space Diversity receiver (2 TRR) Subsystem is 482 mm (19") Wide by 798.5 mm (31.5") High weighing 75 lbs. A total of two (2) HSB systems for a repeater or a terminal 3:1 multi-line system (4 TRR) will fit in a standard 19" by 7' 6" Rack.

Power Requirements:

-24 or -48 volts DC
Approximately 130 watts per HSB radio system (2 TRR)
Approximately 150 watts per HSB radio system for 32 DS-1 model.

System Configuration Options:

The following system configurations are available for 8, 12, 16, or 32 DS-1 capacity systems:

HS/HS=Hot Standby Transmitter and Hot Standby Receiver (2 TR)
HS/SD=Hot Standby Transmitter and Space Diversity Receiver (2 TR)
1+0/SD=Single Transmitter with Space Diversity Receiver (1 TRR)
1+0=Single Transmitter and Single Receiver (1 TR)

Features:

Automatic Transmit Power Control (ATPC)
Can be site configured for a Terminal or Regenerative Repeater with any channel drop and insert capabilities.
Forward Error Correction (FEC)
Decision Feedback Equalizer (DFE) for fading countermeasures.
In-Service capacity upgrades.
Two (2) VF Orderwire channels Per Radio
One (1) Data channel up to 9.6Kbs

Operating Specifications:

Frequency Band: 5.925 to 6.425 Ghz or 6.525 to 6.825 Ghz
Modulation: 128 QAM
Transmit Power at Interface to waveguide: + 30 dBm

--------------------------------------------------------------------------------
                         8 DS-1         12 DS-1        16 DS-1       32 DS-1
--------------------------------------------------------------------------------
    System Gain:        106.0 dB       104.0 dB       103.0 dB      100.0 dB
--------------------------------------------------------------------------------
Receiver Threshold:     -80.0 dBm      -78.0 dBm      -77.0 dBm      -74.0 dBm
  (BER 10^-6)
--------------------------------------------------------------------------------
Dispersive Fade         64.0 dB        63.0 dB        62.0 dB        59.0 dB
margin: (BER 10^-6)
--------------------------------------------------------------------------------
Emission Designator:    10MOD7W        50MOD7W        3M7507W        2M50D7W
--------------------------------------------------------------------------------
FCC Identifier:       BSF89N6P52-S   BSF89N6P26-S  BSF89N6P19-SO   BSF89N6P7-SO
--------------------------------------------------------------------------------

                                   EXHIBIT A-3

               ELECTRICITY AND POWER SPECIFICATIONS OF THE SYSTEM

                             DC POWER SPECIFICATIONS

-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
   Site Configuration         Radio          Mux        Chan bank       Incumbent      Site Total  Site Total     Battery Size
                           7:1(Watts)    OC-3(Watts)     (Watts)       Equip(Watts)      WATTS       DC AMPS    10 Hour Reserve
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
   Terminal End     1:3        800           330           250             720           2,100       44 Amps         440 AH
-------------------------------------------------------------------------------------------------------------------------------
   Terminal End     1:7       1,600          770           250             720           3,340       70 Amps         700 AH
-------------------------------------------------------------------------------------------------------------------------------
     Repeater       1:3       1,200         None           250             720           2,170       45 Amps         530 AH
-------------------------------------------------------------------------------------------------------------------------------
     Repeater       1:7       2,400         None           250             720           3,370       70 Amps         700 AH
-------------------------------------------------------------------------------------------------------------------------------
  2 Way Junction    1:3       1,600          125           250             720           2,695       56 Amps         600 AH
-------------------------------------------------------------------------------------------------------------------------------
  2 Way Junction    1:7       3,200          125           250             720           4,295       90 Amps         900 AH
-------------------------------------------------------------------------------------------------------------------------------


                             AC POWER SPECIFICATIONS

--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
     Site Configuration          DC         Heat & Air     Lights                        Total             Total
                              Chargers     Conditioning              Miscellaneous    AC WattsAC      Amps @ 220 VAC
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
Terminal End Nominal          3,696        3,000            300      1,500            8,496           39
--------------------------------------------------------------------------------------------------------------------
Terminal End Maximum          8,712        6,000            1,600    2,800            19,112          87
--------------------------------------------------------------------------------------------------------------------
Repeater Nominal              3,696        4,500            300      1,500            9,996           45
--------------------------------------------------------------------------------------------------------------------
Repeater Maximum              8,712        9,000            1,600    2,800            22,112          101
--------------------------------------------------------------------------------------------------------------------
2 Way Junction Nominal        4,752        6,000            500      1,800            13,052          59
--------------------------------------------------------------------------------------------------------------------
2 Way Junction Maximum        8,712        12,000           2,000    3,200            2,512           118
--------------------------------------------------------------------------------------------------------------------

Note: All New Shelters are AC equipped for 200 Amps, single phase, 220VAC
Service

                                   EXHIBIT A-4

                       INCUMBENT MULTIPLEXING REQUIREMENTS

Site Name         1/0 Multiplexer   DS-0's Wired            DS-0's Equipped
---------         ---------------   ------------            ---------------



          [TO BE AMENDED PURSUANT TO SECTION 3.3(l) OF THIS SCHEDULE A]

                                   EXHIBIT A-5

                  EQUIPMENT SHELTERS SPECIFICATIONS AND DESIGN

1. Summary

This "Equipment Shelter Specification" applies to concrete pre-cast, pre-equipped, transportable equipment shelters for use in conjunction with equipment installed by Pathnet, Inc. and covers material and workmanship standards. This document is designed to assist the user in defining your specific equipment shelter requirements. The shelter must be designed for the explicit purpose of housing electronic equipment, fiberoptics equipment, measuring devices and other related components, within a controlled environment required for the proper operating conditions for the equipment. The shelter manufacturer must adhere to compliance with all national building codes. All shelters will be assumed to be placed within ten (10) feet of the base of the tower.

2. Foundation

The shelter shall be designed for any of the following foundation types:

      --    Pier & Beam
      --    Slab
      --    Perimeter Beam

3. Shelter Type

The shelter shall be constructed of pre-cast, pre-assembled Portland concrete and shall be manufactured in a controlled environment.

4. Shelter Size

The shelter should conform to the following dimensions unless otherwise noted:

      --    One room shelter (no generator) - 12' X 20' OD
      --    Two room shelter (equipment room and generator room) - 12' X 28' OD

5. Operating Environment

      5.1. Temperature

      The optimum operating temperature of the equipment to be installed is 75 degrees F (24 degrees C) unless otherwise specified by Pathnet.

      5.2. HVAC

      The heating and cooling requirements for a shelter are based upon the outside maximum and minimum temperature expected for the shelter location and the equipment heat output specified by Pathnet. Typical heat load values are 12,000 to 18,000 BTU/HR. Design heat loads for specific shelters will be provided by Pathnet. Two wall-mounted air conditioners are required. The units are to be sized so that one unit will maintain an interior temperature of 75 degrees F with the highest exterior temperature expected for shelter location.

6. Hardware

All external hardware will be galvanized or coated to protect against corrosion.

7. Structural Structural design and manufacturing shall conform to ACI 318-89 requirements.

      7.1. Floor

      The floor section shall be constructed of 8" waffled structural pre-cast concrete. The ribs shall be 2'-0" O.C. transverse and 4'-0" O.C longitudinal. All surfaces shall be smooth. The interior surface shall be covered with 1/8" X 12" X 12" square vinyl floor covering, bonded with a waterproof contact adhesive.

      7.2. Roof

      The roof section shall be constructed of pre-cast concrete with 1/4" per foot drainage slope. The ceiling insulation and finish shall be foamboard insulation with 3/8" vinyl coated board. All joints will be covered by plastic joint or corner trim. The roof section shall provide a 2" overhang on all sides. The roof will be a hip type sloping in 4 directions. It shall be constructed as a cap and should fit over the walls, leaving no exposed roof-to-wall joint.

      7.3. Wall

      The wall section shall be constructed of 4" solid concrete, cast in one piece to minimize joints, with an exposed aggregate exterior finish and capable of withstanding gun fire from a 30.06 at 50 feet. The wall insulation and finish shall be foamboard insulation with 1/2" vinyl coated board. All joints will be covered by plastic joint or corner trim. All floor/wall intersections will be finished with 4" vinyl baseboard. There will be no exposed wall-to-floor joint.

8. Thermal

Standard wall and ceiling thickness shall be 1" foamboard insulation. The calculated system value is R9.6 with 4" thick lightweight concrete walls/roof sections, 1" foamboard insulation covered by 1/2" fiberglass reinforced plastic surfaced board. (Thicker insulation and higher R-values must be specified according to the locality.)

9.    Concrete

All sections must be constructed of concrete with a compressive strength of 3000 PSI at 28 days.

      9.1. Cement Type

      Cement used in concrete shall be standard Portland cement conforming to the requirements of the "Standard Specifications for Portland Cement", ASTM Designation C150.

      9.2. Mix

      The mix design shall be 114-118 lbs./cu. ft. structural lightweight concrete using expanded shale or expanded clay aggregate and shall be homogeneous. Seeding of aggregates for exposed aggregate finish is not allowed.

      Water will be free from injurious quantities of oil, alkali, vegetable matter and salt. Non-potable water shall not be used in mixing concrete.

      9.3. Concrete Standards

      Concrete aggregates will conform to one of the following standards:

      --    Specifications for Concrete Aggregates (ASTM Designation: C33)
      --    Specifications for Lightweight Aggregates for Structural Concrete
      --    (ASTM Designation: C330)

      9.4. Reinforcement

      Reinforcement bars shall be deformed steel bars conforming to the requirements of the "Specifications for Deformed and Plain Billet-Steel Bars for Concrete Reinforcement", ASTM Designation: A615. Welded smooth wire fabric shall be steel wire fabric conforming to the "Specifications for Welded Steel Wire Fabric for Concrete Reinforcement", ASTM
      Designation: A185.

10. Sealing

      --    The shelter shall be sealed to resist dust and water infiltration.
      --    All joints shall be sealed with a compressible resilient sealant.
      --    There shall be no exposed roof-to-wall or wall-to-floor joints.
      --    Exterior surfaces of walls and roof shall be sealed with two (2)
            coats of Thoroglaze H Sealer, or acceptable equivalent unless otherwise noted.

11. Door

      11.1. Door Construction

      The door shall be 3' X 7' X 3/4", 18 gauge galvanized steel, insulated (minimum R12), primed, painted and installed flush with the door check, door stop, weather stripping, mortise lockset and stainless steel ball bearing hinges.

      11.2. Door Frame

      The doorframe shall be of at least16 gauge galvanized steel, primed, painted and cast into the wall panel.

      11.3. Door Locks

      All doors shall have a deadbolt locking mechanism with a minimum 1" throw and an anti-pick lock guard.

12. Structural Loading

      12.1. Floor

      A minimum of 140 lbs. per sq. ft. as defined in "Uniform Distributed Load", ASCE 7-88. The battery area should be reinforced to support 5000 lbs. per battery rack. The battery area will be shown on the floor plan.

      12.2. Roof

      A minimum of 50 lbs. per sq. ft. as defined in "Roof Snow Load Specification", ASCE 7-88.

      12.3. Wind

      A minimum of 115 MPH as defined in "Basic Wind Speed Specifications", ASCE 7-88.

      12.4. Earthquake

      Shelters shall be designed for the most stringent earthquake rating conditions as defined in ASCE 7-88, Zone 4.

13. Electrical System

Electrical installation and wiring shall conform to the latest edition of the National Electrical Code (NEC) and shall consist of the following as a minimum:

      13.1. Minimum Requirements

            --    200 Amp, 220 VAC Single Phase Main
            --    200 Amp Manual Transfer Switch
            --    200 Amp Generator Interface
            --    Forty (40) Position Breaker Box (With 32 single pole, 20 Amp breakers.)
            --    120/240VAC 3-Wire Arrester With Alarms (65kVA Peak Capacity)
            --    Surface Mounted EMT Conduit
            --    Grounded Duplex Outlets (One every 4 ft. on 3 walls.)
            --    Four (4) Fluorescent Lights (2 bulb fixtures with inside
                  switch mounted by door.)
            --    Incandescent Porch Light (With 0-30 minute timer)

      13.2. Surge Arresters

      An interior-mounted surge arrester is designed to protect against transients caused by lightning or power switching surges. Primary arresters protect the building's electrical components and are automatically restored following activation due to a surge. It should be installed across the main breaker on the line side unless otherwise specified by Pathnet. Secondary arresters protect individual branch circuits. Visual inspection is required to determine whether the arrester must be replaced following a surge.

14. Grounding

A halo ground system should consist of at least a #2 AWG green insulated stranded copper wire mounted around the perimeter of the interior wall just below the ceiling. A 1/4" X 4" X 24" copper ground bar should be located externally just below each waveguide entry plate. A #2 AWG green insulated copper jumper should be used to bond the ground bar to the exterior halo ring. Bonding on either interior or exterior grounding systems will be clean of dirt and corrosion and applied with non-oxidizing grease.

      14.1. Interior Halo Grounding

      All cable ladder, racks, lights, equipment and exterior ground are to be bonded to an interior halo grounding system.

The following items are required for halo grounding:

      --    #2 Green Insulated Stranded Copper Halo
      --    One (1) Master Ground Bar 1/4" X 4" X 24"
      --    Four (4) #2 Tinned Solid Copper Drops with 10' Pigtails
      --    Eight (8) #2 Green Insulated Stranded Copper Equipment Ground Drops

      14.2. External Ground System

      An exterior halo ring is required and will be bonded to the interior halo grounding system with 8' pigtails listed above.

      14.3. Conduit Grounding

All conduit, conduit couplings, light fixtures, junction boxes and service equipment shall be grounded with mechanical clamps to electrically bond the conduit. The bonding wire will be a minimum #10 AWG green insulated copper wire for all except light fixtures. The minimum for light fixtures is #12 AWG green insulated copper wire.

15. Waveguide Entrance

The shelter will have two 8 port waveguide entry panels and two blank panels located on opposite walls. Two waveguide entry panels will be installed on one wall and two blank panels mounted on the opposite wall. Pathnet will define the location of the waveguide entry panels. Each waveguide port shall have a minimum interior diameter of 4 inches.

16. Alarms

The shelter will have general housekeeping alarms wired to a central location associated with the following:

      --    Door Open
      --    Smoke Detection
      --    AC Electrical Fail (sense before manual or automatic transfer switch)
      --    Surge Protector Fail
      --    Air-conditioning Fail
      --    High Temperature
      --    Low Temperature
      --    Charger Fail
      --    Breaker Alarm
      --    Fuse Alarm
      --    Low Waveguide pressure
      --    Dehydrator excess run alarm
      --    Generator Fail
      --    Generator Run

                                   EXHIBIT A-6

        GROUNDING AND LIGHTNING PROTECTION GUIDELINES AND SPECIFICATIONS
                          FOR COMMUNICATIONS SHELTERS

Preface

An effective ground system for a communications equipment shelter is necessary to ensure protection of personnel and equipment when a fault occurs. The ground system limits excessive voltages from various electrical conditions such as lightning and utility switching, and contributes to superior performance of the electronic equipment by reducing noise induction.

1. Grounding Introduction Communications equipment shelters are subject to electrical noise and high-voltage surges. These transients occur predominantly in the common mode (line to ground), and are typically caused by lightning or power switching.

      1.1 Lightning

      When lightning induced surges appear at the point of connection to a building (the service entrance), a high common mode potential is generated between the current carrying conductors and ground. This potential produces a flow of current that seeks a path to earth to complete the circuit.

      Lightning can easily induce a 3000-ampere transient into a power line. When this transient reaches a building, the building ground at the service entrance can rise to 60,000 volts (assuming a building earth resistance of 20 ohms). The reference potential for ground in the rest of the building would rise proportionately.

      In order to protect the building against these high voltage surges, it is important to establish a low resistance earth ground at the service entrance. The National Electrical Code (Article 250, Part 4) specifies that the grounding at a building's service entrance should have a resistance to ground of 25 ohms or less. The IEEE Green Book (Recommended Practice for Grounding, ANSI/IEEE Standard 142-1982) recommends that the ground resistance be less than 5 ohms. If the building contains highly sensitive electronic communications equipment, a ground resistance of 5 ohms or less is recommended if this value can be practically achieved with the given site conditions.

      1.2 Types of Grounding

      There are two major types of grounding that should be considered when designing an electrical system: power distribution system grounding and telecommunications equipment grounding.

            1.2.1. Power Distribution System Grounding

            The power distribution system pertains to the incoming AC service, service entrance equipment, power panels, and electrical conductors providing the power to various electrical/mechanical equipment. Grounding of the power distribution system is essential to:

            --    protect occupants from exposure to dangerous shock voltage
            --    provide a path for ground fault current
            --    limit excessive voltages due to lightning or utility switching

            Typical grounding components for the power distribution system include:

            --    grounding electrode at the service entrance
            --    ground bus in the power panel
            --    ground lugs in the other service entrance equipment such as the safety disconnect or transfer switch
            --    third wire grounding conductor for all the electrical
                  equipment
            --    lightning and surge arresters.

            1.2.2. Telecommunications Equipment Grounding. Electronic equipment such as radio systems, telephone switches, battery chargers and rectifiers, uninterrupted power supply (UPS) equipment, and any other equipment that encloses or is adjacent to energized conductors require additional grounding. This sensitive electronic equipment must be protected from the following:

            --    excessive transients caused by lightning or utility switching
            --    degraded performance due to electromagnetic noise

            Equipment grounding frequently utilizes a ground ring encircling the interior of the shelter (halo ground ring). Ground lugs attached to the various equipment housings and racks are connected to the ground ring. Ground bars at the waveguide entry and at each section of the cable ladder are also tied to the ground ring. Multiple external drops connect the internal ground ring to the exterior site ground ring.

2. Grounding Practices

      2.1. The Grounding Conductor

      In order to reduce inductance and surge voltages in a power distribution system, a ground path for protected devices should be provided. One method is to rely upon the conduit system to carry these transient currents. This is allowed by the National Electrical Code in Article 250-91 (b). The best method, however, is to include an extra conductor in the same conduit or raceway as the current carrying conductor. The grounding conductor should extend to the ground connection in the service entrance equipment.

      2.2. Equipment Ground Wires

      When lightning strikes, it takes the path of least impedance (resistance and inductance). Cable bends increase inductance. Therefore, equipment ground wires should be large, and run straight for minimum inductance and voltage drop. The recommended bending radius is 6" when bends are unavoidable. Equipment ground wires should be separated from all other conductors, and should not be run through metal conduit unless the conduit and ground wires are bonded at both ends.

      2.3. Bonding

      Even when the ground to earth connection's impedance of the service entrance is minimized and grounding conductors are used in the feeder and branch circuits, high transient voltages can still occur in the power distribution system as a result of utility power switching. An effective method of limiting this noise (especially common mode voltage differentials) is to bond all the equipment ground wires to a halo ground system that is connected to the site ground system and power distribution system ground.

      Bonding is the connection of all potential ground conductors (including racks, frames, cable ladder, conduits, metal enclosures, and exposed metallic members of the building structure) to each other. Bonding does not eliminate voltage drops since transient currents will continue to take the path of least inductance. However, the current is sufficiently distributed throughout the bonded system to reduce the voltage gradients in any area to levels that prevent personal injury or equipment damage.

      Proper bonding procedures produce cross connections of all equipment and structures. It provides many paths to ground from any one point. Since the bonded ground network does not form a part of the normal electrical power path, multiple inductive loops are not a concern. Only transient or fault currents can flow in the ground network.

      In addition to preventing the development of voltage gradients, cross connection reduces the system's susceptibility to high frequency noise. Since all conductors have some impedance, resonance will occur at some frequencies. At those frequencies, the impedance of the grounding conductor may be very high, and allow noise currents to develop increased voltage drops. By bonding the ground network, however, there may be other conductors nearby that are not resonating, and a low impedance path for the noise signal can be maintained.

      2.4. Faraday Cage

      A Faraday cage provides an EMI shield to further reduce noise. The cage usually consists of multiple conductors in a box like configuration. A halo ground system with multiple down conductors can act as a quasi Faraday cage, and give some low frequency shielding.

      When lightning hits the tower, the tower will pass the current to ground and radiate RF energy. A Faraday cage can reduce this energy by adding distance (as seen by the magnetic field) between the tower and the equipment shelter. The steel reinforcing in the concrete shelter walls can form a highly effective Faraday cage if bonded to the grounding system. The amount of shielding depends on the size and spacing of the welded wire fabric. Additionally, all rebar must be bonded together.

      2.5. Site Ground System

      When a tower is struck by lightning, equipotential voltage rings form around the tower until the energy is diffused into the surrounding ground soil via the grounding system.

      The tower ground ring will disperse the energy away from the tower base or guy wires. The ground rods will transfer the energy deeper into more conductive soil layers. This is important to keep lightning surges out of the equipment shelter. Unless the energy is properly dispersed into the soil, the voltage will build up in the tower, and attempt to go to another, less desirable path.

      The equipment shelter is protected by a perimeter ground system that forms an equipotential plane. Also, ground rods should be driven into the soil at the following points:

      --    each corner of the shelter
      --    the service entrance
      --    the waveguide entry port
      --    each external halo ground drop
      --    every 10' (or less) along the exterior ground ring

      The shelter ground ring system should have a connection to the tower ground system just below the coaxial cable runs. A second connection between the two ground systems should be installed for redundancy. All metal work (waveguide bridge and supporting posts) should be bonded to the ring/radial ground system.

      2.6. Grounding System Performance Check

      Test the original installation periodically to determine whether resistance is remaining constant or is increasing. An increase in resistance can be caused by several factors.

      In lower conductive soils, high electric fields can develop at the ends of the ground rods, which can cause arcing in the soil. This arcing can cause glassification around the rods, beginning at the tip, and working its way upward. This glassification of the silica in the soil acts as an insulator, severely impairing the grounding characteristics of the rod. If resistance increases over time to an undesirable level, reduce the resistance by adding electrodes or chemically treating the soil to increase moisture content.

3. Computing Resistance to Ground

      3.1. Resistance to Earth

      The resistance of a grounding electrode is dependent on the:

      --    resistance of the electrode,
      --    contact resistance between the electrode and the soil, and
      --    resistance of the soil from the electrode surface outward as described by the geometry set up by the flow of current from the electrode to infinite earth.

      The first two resistances are negligible, and can be disregarded. The third resistance is larger and must be considered.

      Around a ground rod this resistance is the sum of the series resistances of virtual shells of earth, located progressively outward from the rod. The shell nearest the rod has the smallest circumferential area or cross section, so it has the highest resistance. Each successive shell has progressively larger areas, and thus, progressively lower resistances. For an 8-foot ground rod, the incremental increase in resistance decreases to nearly zero when the rods are spaced 16 feet apart. Therefore, when using multiple ground rods, the optimal spacing between rods should be double the length of the rod.

      3.2. Resistance Calculations

      When computing resistance to ground, treat the tower grounding and the shelter grounding as two separate systems. Within each of these two systems are two subsystems. The shelter has a grounding ring and the grounding rods. The tower has a grounding ring, grounding rods, and occasionally, grounding radials.

      The IEEE Green Book provides several formulas for calculating the resistance to ground for several different systems.

4. Typical Grounding Configurations

Several options are available when deciding on a ground system for a communication shelter, depending upon the soil conditions and thunderstorm activity of a particular site. The U.S. Weather Bureau publishes an isoplethic map of the United States showing the average number of days each year on which thunderstorms occur. Any area with an isoplethic level above 90 should be considered a high-risk area, and serious consideration should be given to providing a more stringent grounding system.

      4.1. Ground Bar System

      In shelters where very little lightning protection is needed, a simple ground bar system can be used. A system of this type would consist of a single copper ground bar located under the waveguide port, telephone entry, or both, with an external drop to be connected to the external ground system. Transmission lines should be grounded to this ground bar.

      4.2. Halo Ground System

      Pathnet shelters will use a halo ground system. This system includes a #2 AWG copper wire completely encircling the equipment room. The halo is located 3 to 6 inches below the ceiling. External drops are located at each corner of the shelter. Wall penetrations should be angled at 45 degrees to minimize bending.

      4.3. External Ground System

      The external ground system for all shelters consists of ground rods placed at each corner of the shelter and 10' intervals along the ground ring, below the waveguide entry, and at the AC service entrance. The rods should be exothermically welded to a perimeter ground ring of #2 AWG solid tinned copper wire. (Tinned copper is recommended to reduce corrosion of the wire). The wire should be buried below the frost line (minimum 30", deep per NEC Sec 250-8(d)), and at least 24", away (measured horizontally) from the foundation. The ground ring should be bonded to the tower ground system at two locations, to the externally mounted ground bars under the waveguide ports and to the AC service ground as close as possible to the service entrance.

5. General Specifications

This section covers grounding and lightning protection of pre-cast, pre-equipped, and transportable equipment shelters. It establishes minimum standards for grounding of all Pathnet Equipment Shelters, and provides standards for additional customer grounding options.

      5.1. General Guidelines

            5.1.1 Workmanship

            Equipment grounding wire conductor runs will be as short and straight as possible. All equipment and bonding grounding conductors will have radii bends 6" or greater.

            5.1.2. Design

            Where possible, the AC service entrance, waveguide entry port, and telephone line entry will all be located in close proximity to each other, and their associated grounding systems will be bonded together.

            5.1.3. Connections

            Unless specified otherwise, minimum connection requirements will be of the mechanical type made with a crimp type connector. A one hole copper ground lug will be used for equipment connections. An oxidizing preventative compound will be applied to all mechanical connections, and paint will be removed as necessary to insure positive bonding of all grounded equipment.

            All external, buried connections will be of the exothermically welded type. These include, but are not limited to, halo drops to ground rod, buried ground ring to ground rod, halo drops to ground ring, service entrance ground to ground rod.

            5.1.4. Wire

            All equipment grounds will be #6 AWG. Circuit grounding conductors will be no more than two wire sizes smaller than the current carrying conductors of the same circuit (minimum #12 AWG). All external ground wire, including but not limited to the external ground ring and external halo drops, will be #2 AWG solid tinned copper.

      5.2 Interior Grounding

            5.2.1. Halo Ground

            The halo ground will consist of a minimum #2 AWG wire located 3" to 12", below the finished ceiling, and will completely encircle the equipment room. The wire will be green insulated stranded copper, bare stranded copper, or bare tinned solid copper. Each corner of the equipment room will have an omni-directional drop to the floor of the same wire size and type as the halo ring. Connection of these drops to the halo will be at least the defined minimum (see section 5.1.3). If solid tinned wire is used, the drop will be one continuous wire that is long enough to extend 8 feet beyond the exterior of the shelter. If insulated wire is used, the drop will extend to the floor, and then be connected in the same manner as the halo, to an 8 foot length of solid tinned wire of the same size. The exterior penetrations will be at 45 degree angles (to minimize ground drop bend radii) and approximately one (1) inch in diameter.

            5.2.2. Waveguide Entry Ground Bar

            There will be a 1/4" x 4" x 20" (minimum) copper ground bar located outside the shelter approximately 6" below the waveguide entry plate (NEC Sec 800-33). This bar will be connected to the exterior ground ring exothermic weld. The grounding conductor will be of the same size and type as the halo ring.

            5.2.3. AC Service

            The AC service ground conductor will be bonded to the ground rod located at the service entrance. Ground lugs provided in all service entrance equipment will be bonded to the service ground conductor. The system ground and neutral will be bonded at one location, as close as practicable to the service entrance. All service grounding shall conform to Article 250 of the National Electrical Code.

            5.2.4. Primary Surge Arrester

            There will be a surge protective device applied at the first piece of service equipment inside the equipment shelter. This device will be considered the primary surge protector. Conductors connecting the surge protective device will be as short as possible, and will contain no sharp bends or loops.

            The operating characteristics of the primary surge arrester will coordinate with the equipment surge withstand voltage capabilities. The surge arrester should be capable of suppressing up to 65kVA, be self restoring after operation, and may be equipped with a failure alarm over current protective device and visual status indicators.

            5.2.5. Cable Ladder

            Cable ladder assemblies will be bonded to the halo ring with a #6 AWG or larger ground conductor. All cable ladder splices and junctions will be bonded on at least one side with a #6 AWG or larger conductor, and use grounding clips suitable for the purpose. Paint will be removed as necessary for an electrically sound connection.

            5.2.6. Conduit Grounding

            Each conduit discontinuity, including but not limited to conduit couplings, junction boxes, light fixtures, and service equipment, will be provided with ground clamps to electrically bond the conduit. The bonding wire will be green insulated #6 AWG or larger.

            5.2.7. Tower Light Controller Penetration

            There will be a 1-1/2" penetration cast in place near the waveguide entry port to allow for connection of the tower light controller. The penetration will be lined with a 1" PVC running thread to provide isolation between the interior and exterior conduit. The running thread will be connected to interior and waterproof exterior 6" x 6" junction boxes.

      5.3. Exterior Grounding

            5.3.1. Ground Rods

            There will be driven ground rods located at each corner of the building, and at the AC service entrance and waveguide entry port. These rods will be made of copper clad high strength steel with minimum dimensions of 5/8" x 8'. The rods will be located at least 24" from the edge of the foundations, and driven such that the top of the rod is below the frost line of the installation site. The rods will be exothermically welded to the external halo drops.

            5.3.2. Ground Ring

            There will be a buried horizontal wire completely encircling the equipment shelter. This wire will be solid tinned copper wire of #2 AWG or larger. The ground ring will not be closer than 24" from the shelter foundations, and will be exothermically welded to each ground rod. The ring will be buried 30" below grade or below the frost line of the installation, whichever is greater.

            The ground ring will be connected to the tower ground system from the ground rod located at the waveguide port to the nearest ground rod of the tower system. A second connection will be made from a rod at a corner of the shelter to an alternate rod of the tower. These connections will be made with a #2 AWG wire, or a wire of the same size as the tower ground ring, whichever is larger.

            5.3.3. Testing

            The external ground system will be tested after installation, and its resistance to earth ground will be less than 10 ohms. It is recommended that tests be performed twice a year to insure ground system integrity.

            Biddle Instruments Model DET2/2 Digital Ground Tester, or equivalent, will be used for testing and all manufacturers' instructions will be followed.

                                   EXHIBIT A-7

                        NETWORK INTERCONNECTIONS SCHEDULE

SYSTEM SITE CODE        OTHER SYSTEM SITE CODE          HEIGHT    AZIMUTH



            [TO BE AMENDED PURSUANT TO SECTION 3.3(s) OF SCHEDULE A]

                                   EXHIBIT A-8

                                  SYSTEM SPURS

        PATHNET SPURS

            The System shall contain the following spurs, which shall be installed and operated for Pathnet's network purposes:

FACILITY NAME                                LATITUDE                  LONGITUDE
-------------                                --------                  ---------


      INCUMBENT SPURS

            The System shall contain the following spurs, which shall be installed and operated for Incumbent's internal communications needs:

FACILITY NAME                                LATITUDE                  LONGITUDE
-------------                                --------                  ---------



         [TO BE AMENDED PURSUANT TO SECTION 3.3(aa) OF THIS SCHEDULE A]

                                   EXHIBIT A-9

                        FORM OF CERTIFICATE OF ACCEPTANCE

      The undersigned, ___________________, who is ______________________ of
_________________, a Northern Indiana Public Service Company ("Incumbent") hereby certifies as follows:

      1. Incumbent has received from Pathnet, Inc., a Delaware corporation ("Pathnet") the results of all acceptance testing performed pursuant to Section 5 of Schedule A of the Fixed Point Microwave Services Agreement between Pathnet and Incumbent (the "FPM Agreement").

      2. Incumbent has reviewed the results of such acceptance testing and hereby acknowledges that the System (as defined in the FPM Agreement), as tested and to be maintained by Incumbent, performs in accordance with the Specifications, as set forth in the FPM Agreement.

      IN WITNESS WHEREOF, the undersigned has executed this Certificate of Acceptance as of the ___ day of ______, 199__.

                                            ------------------------------------

                                  EXHIBIT A-10

                                STATEMENT OF WORK

      A. GENERAL

            1) GENERAL INFORMATION

All equipment/materials are to be shipped to a predetermined warehouse. At that location all inter-rack wiring will be performed to reduce the field installation time. Pathnet personnel and/or contractors will deliver the racked equipment to their respective sites.

NIPSCO is responsible for obtaining usage permits/permission for all property that is required to implement all new construction on Incumbent property. The assumption has been made that NIPSCO will determine the necessary area within their site for the proposed new towers and associated work as required. Where existing structures are to be re-used, NIPSCO will obtain necessary building permits for the work effort required.

Installation/test is to be performed on a hop-by-hop basis, starting with the Monticello, IN. path, followed by the South Bend, IN Terminal Spur path and concluding with the Ft Wayne, IN path. NIPSCO personnel will be available to accept the hops as they are completed.

Any equipment requiring decommissioning and removal, will be removed from site by NIPSCO after decommissioning and de-installation.

The current path between Albion and Ft Wayne, IN may require a new 400' self-supporting or an additional 120' added to the existing tower at Albion to meet path requirements. If this can not be done, then the original proposed unnamed site #505 should be reconsidered. Any changes to the Facilities shall be subject to the change order procedures of Section 4.3 of the Agreement.

The Northeast site also requires a new 350' tower. Due to the location of two airports, Nappanee and Goshen, it has not been determined if the tower can be built. NIPSCO will file FAA Form 7460-1 (Notice of Proposed Construction or Alteration) to determine if this can be done. If not, then a new site will be required. Any changes to the Facilities shall be subject to the change order procedures of Section 4.3 of the Agreement.

All materials and services to be provided and installations contemplated in this Exhibit A-10 shall be provided by Pathnet as set forth in Schedule C.

      B. MONTICELLO, IN

      1) SITE WORK

Site work required to prepare site for installation of new tower. No additional site work is anticipated at this time. No access issues.

      2) TOWERS

A new 190' tower is required.

      3) BUILDINGS

Planning to locate new equipment in existing building. Additional Air Conditioning is not planned at this time. Moderate building and electrical upgrade is required. Transmission Line feed-thru to be provided and installed.

      4) GENERATORS

No generator required at this time.

      5) DC PLANT

New DC Power bay (dual 50A) and 700AH battery plant is to be provided at this location.

      6) ANTENNAS

Two 8' UHX antennas (facing Winamac) are to be provided and installed.

      7) TRANSMISSION LINE

Approximately 296' of waveguide with accessories provided and installed.

      8) RADIO

Space-Diversity Terminal, 6GHz (to Winamac) is to be provided and installed.

      9) MULTIPLEX

New OC-3, 28 DS1, Terminal (28 wired, 12 equipped) is to be provided and installed.

      10) MISCELLANEOUS EQUIPMENT

Orderwire, Alarm, Interconnect, Fuse Panel are to be provided and installed.

      C. WINAMAC, IN

      1) SITE WORK

Site work required to prepare site for installation of new tower. No additional site work is anticipated at this time. No access issues.

      2) TOWERS

A new 300' tower is required.

      3) BUILDINGS

Planning to locate new equipment in existing building. Additional Air Conditioning is not planned at this time. Moderate building and electrical upgrade is required. Transmission Line feed-thru to be provided and installed.

      4) GENERATORS

No generator required at this time.

      5) DC PLANT

New DC Power bay (dual 50A) and 700AH battery plant is to be provided at this location.

      6) ANTENNAS

Two 8' UHX antennas (facing Monticello) and two 8' UHX antennas (facing Plymouth) are to be provided and installed.

      7) TRANSMISSION LINE

Approximately 1220' of waveguide with accessories provided and installed.

      8) RADIO

Space-Diversity Terminals, 6GHz (to Monticello and Plymouth) are to be provided and installed.

      9) MULTIPLEX

N/A.

      10) MISCELLANEOUS EQUIPMENT

Orderwire, Alarm, Interconnect, Fuse Panel are to be provided and installed.

      D. PLYMOUTH, IN

      1) SITE WORK

Site work required to prepare site for installation of new tower. No additional site work is anticipated at this time. No access issues.

      2) TOWERS

A new 284' tower is required.

      3) BUILDINGS

Planning to locate new equipment in existing building. Additional Air Conditioning is not planned at this time. Moderate building and electrical upgrade is required. Transmission Line feed-thru to be provided and installed.

      4) GENERATORS

No generator required at this time.

      5) DC PLANT

New DC Power bay (dual 50A) and 700AH battery plant is to be provided at this location.

      6) ANTENNAS

Two 8' UHX antennas (facing Winamac), two 8' UHX antennas (facing Stillwell) and two 8' UHX antennas (facing Northeast) are to be provided and installed.

      7) TRANSMISSION LINE

Approximately 1692' of waveguide with accessories provided and installed.

      8) RADIO

Space-Diversity Terminals, 6GHz (to Winamac, Stillwell and Northeast) is to be provided and installed.

      9) MULTIPLEX

New OC-3, 28 DS1, Terminal (28 wired, 12 equipped) is to be provided and installed.

      10) MISCELLANEOUS EQUIPMENT

Orderwire, Alarm, Interconnect, Fuse Panel are to be provided and installed.

      E. STILLWELL, IN

      1) SITE WORK

Site work required to prepare site for installation of new tower. No additional site work is anticipated at this time. No access issues.

      2) TOWERS

A new 200' is required.

      3) BUILDINGS

Planning to locate new equipment in existing building. The existing radio equipment room will need to be expanded to accommodate the proposed radios transmitting to/from South Bend, Maple and Plymouth. The proposed expansion could require additional Air Conditioning and Heating. This will need to be determined at a future date. Moderate building and electrical upgrade is required. Transmission Line feed-thru to be provided and installed. The existing battery room will require the addition of the new 48 VDC batteries.

      4) GENERATORS

No generator required at this time.

      5) DC PLANT

New DC Power bay (dual 50A) and 700AH battery plant is to be provided at this location.

      6) ANTENNAS

Two 8' UHX antennas (facing Maple), two 8' UHX antennas (facing Plymouth) and two UHX antennas (facing South Bend) are to be provided and installed.

      7) TRANSMISSION LINE

Approximately 1500' of waveguide with accessories provided and installed.

      8) RADIO

Space-Diversity Terminals, 6GHz (to Maple, Plymouth and South Bend) are to be provided and installed.

      9) MULTIPLEX

New OC-3, 28 DS1, ADM (28 wired, 12 equipped) is to be provided and installed.

      10) MISCELLANEOUS EQUIPMENT

Orderwire, Alarm, Interconnect, Fuse Panel are to be provided and installed.

      F. MAPLE, IN

      1) SITE WORK

Site work required to prepare site for installation of new tower and new shelter. No additional site work is anticipated at this time. No access issues.

      2) TOWERS

A new 300' tower is required.

      3) BUILDINGS

A new shelter will be provided at this site.

      4) GENERATORS

No generator required at this time.

      5) DC PLANT

New DC Power bay (dual 50A) and 700AH battery plant is to be provided at this location.

      6) ANTENNAS

Two 8' UHX antennas (facing Stillwell) and two 8' UHX antennas (facing Babcock) are to be provided and installed.

      7) WAVEGUIDE

Approximately 1800' of waveguide with accessories provided and installed.

      8) RADIO

Space-Diversity Terminal, 6GHz (to Stillwell and Babcock) is to be provided and installed.

      9) MULTIPLEX

N/A

      10) MISCELLANEOUS EQUIPMENT

Orderwire, Alarm, Interconnect, Fuse Panel are to be provided and installed.

      G. BABCOCK, IN

      1) SITE WORK

Site work required to prepare site for installation of new tower. No additional site work is anticipated at this time. No access issues.

      2) TOWERS

A new 350' tower is required.

      3) BUILDINGS

Planning to locate new equipment in existing building. Additional Air Conditioning is not planned at this time. Moderate building and electrical upgrade is required. Transmission Line feed-thru to be provided and installed.

      4) GENERATORS

No generator required at this time.

      5) DC PLANT

New DC Power bay (dual 50A) and 700AH battery plant is to be provided at this location.

      6) ANTENNAS

Two 8' UHX antennas (facing Maple) and two 8' UHX antennas (facing Hammond) are to be provided and installed.

      7) WAVEGUIDE

Approximately 1340' of waveguide with accessories provided and installed.

      8) RADIO

Space-Diversity Terminals, 6GHz (to Maple and Hammond) are to be provided and installed.

      9) MULTIPLEX

New OC-3, 28 DS1, Terminal (28 wired, 12 equipped) is to be provided and installed.

      10) MISCELLANEOUS EQUIPMENT

Orderwire, Alarm, Interconnect, Fuse Panel are to be provided and installed.

      H. SDO HAMMOND, IN

      1) SITE WORK

No site work is required. No access issues.

      2) TOWERS

Utilizing the existing 130' tower. Tower upgrade.

      3) BUILDINGS

Planning to locate new equipment in existing building. Additional Air Conditioning, building and electrical upgrade is not planned at this time. Transmission Line feed-thru to be provided and installed.

      4) GENERATORS

No generator required at this time.

      5) DC PLANT

New DC Power bay (dual 50A) and 700AH battery plant is to be provided at this location.

      6) ANTENNAS

Two 10' UHX antennas (facing Babcock) are to be provided and installed.

      7) WAVEGUIDE

Approximately 460' of waveguide with accessories provided and installed.

      8) RADIO

Space-Diversity Terminals, 6GHz (to Babcock) are to be provided and installed.

      9) MULTIPLEX

New OC-3, 28 DS1, ADM (28 wired, 12 equipped) is to be provided and installed.

      10) MISCELLANEOUS EQUIPMENT

Orderwire, Alarm, Interconnect, Fuse Panel are to be provided and installed.

      I. SOUTH BEND, IN

      1) SITE WORK

Site work required to prepare site for installation of new shelter. No additional site work is anticipated at this time. No access issues.

      2) TOWERS

Utilizing the existing 250' tower. Tower upgrade.

      3) BUILDINGS

A new shelter will be provided at this site.

      4) GENERATORS

No generator required at this time.

      5) DC PLANT

New DC Power bay (dual 50A) and 700AH battery plant is to be provided at this location.

      6) ANTENNAS

Two 8' UHX antennas (facing Stillwell) are to be provided and installed.

      7) WAVEGUIDE

Approximately 260' of waveguide with accessories provided and installed.

      8) RADIO

Space-Diversity Terminal (to Stillwell) is to be provided and installed.

      9) MULTIPLEX

New OC-3, 28 DS1 Terminal (28 wired, 12 equipped) is to be provided and installed.

      10) MISCELLANEOUS EQUIPMENT

Orderwire, Alarm, Interconnect, Fuse Panel are to be provided and installed.

      J. NORTHEAST, IN

      1) SITE WORK

Site work required to prepare site for installation of new tower. No additional site work is anticipated at this time. No access issues.

      2) TOWERS

A new 350' S.S. tower is required.

      3) BUILDINGS

Planning to locate new equipment in existing building. Additional Air Conditioning is not planned at this time. Moderate building and electrical upgrade is required. Transmission Line feed-thru to be provided and installed.

      4) GENERATORS

No generator required at this time.

      5) DC PLANT

New DC Power bay (dual 50A) and 700AH battery plant is to be provided at this location.

      6) ANTENNAS

Two 8' UHX antennas (facing Plymouth) and two 8' UHX antennas (facing Albion) are to be provided and installed.

      7) WAVEGUIDE

Approximately 1400' of waveguide with accessories provided and installed.

      8) RADIO

Space-Diversity Terminal, 6GHz (to Plymouth and Albion) is to be provided and installed.

      9) MULTIPLEX

N/A.

      10) MISCELLANEOUS EQUIPMENT

Orderwire, Alarm, Interconnect, Fuse Panel are to be provided and installed.

      K. ALBION, IN

      1) SITE WORK

In the event that a new 400' Guyed tower is required new tower the site will need preparation. No access issues.

      2) TOWERS

A new 400' Guyed tower could be required or the existing tower modified by adding 120' to the structure. Awaiting final analysis of tower.

      3) BUILDINGS

Planning to locate new equipment in existing building which will require modifications to the building. Additional Air Conditioning is not planned at this time. Moderate building and electrical upgrade is required. Transmission Line feed-thru to be provided and installed.

      4) GENERATORS

No generator required at this time.

      5) DC PLANT

New DC Power bay (dual 50A) and 700AH battery plant is to be provided at this location.

      6) ANTENNAS

Two 8' UHX antennas (facing Northeast) and two 8' UHX antennas (facing Ft Wayne) are to be provided and installed.

      7) WAVEGUIDE

Approximately 1370' of waveguide with accessories provided and installed.

      8) RADIO

Space-Diversity Terminal, 6GHz (to Northeast and Ft Wayne) is to be provided and installed.

      9) MULTIPLEX

N/A.

      10) MISCELLANEOUS EQUIPMENT

Orderwire, Alarm, Interconnect, Fuse Panel are to be provided and installed.

      L. FT WAYNE, IN

      1) SITE WORK

Site work required to prepare site for installation of new shelter. Fenced area will need to be enlarged to accommodate the new shelter. No additional site work is anticipated at this time. No access issues.

      2) TOWERS

Utilizing the existing 250' tower. Tower upgrade

      3) BUILDINGS

A new shelter will be provided at this site.

      4) GENERATORS

No generator required at this time.

      5) DC PLANT

New DC Power bay (dual 50A) and 700AH battery plant is to be provided at this location.

      6) ANTENNAS

Two 8' UHX antennas (facing Albion) are to be provided and installed.

      7) WAVEGUIDE

Approximately 500' of waveguide with accessories provided and installed.

      8) RADIO

Space-Diversity Terminals, 6GHz (to Albion) are to be provided and installed.

      9) MULTIPLEX

New OC-3, 28 DS1 ADM (28 wired, 12 equipped) is to be provided and installed.

      10) MISCELLANEOUS EQUIPMENT

Orderwire, Alarm, Interconnect, Fuse Panel are to be provided and installed.

                                   SCHEDULE B

                                   THE SYSTEM

      Incumbent Segment A extends from SDO Hammond, Indiana, to (i) South Bend, Indiana and (ii) Monticello, Indiana, with Facilities at the sites listed below, as such Facilities may be amended. Segment B extends from Plymouth, IN to Fort Wayne, IN with Facilities of the sites listed below, as such Facilities may be amended:

                               INCUMBENT SEGMENT A

FACILITY NAME                  LATITUDE         LONGITUDE         PATH TO:
-------------                  --------         ---------         --------

Hammond, Indiana               41-35-39         87-29-29          Babcock, IN

Babcock, Indiana               41-32-07         87-06-09          Maple, IN

Maple, Indiana                 41-38-14         86-42-29          Babcock, IN
                                                                  Stillwell, IN

Stillwell, Indiana             41-32-14         86-34-41          South Bend, IN
                                                                  Plymouth, IN
                                                                  Maple, IN

South Bend, Indiana            41-39-42         86-14-12          Stillwell, IN

Plymouth, Indiana              41-20-17         86-18-54          Stillwell, IN
                                                                  Northeast, IN

Winamac                        41-03-23         86-33-27          Plymouth, IN
                                                                  Monticello, IN

Monticello                     40-45-08         86-46-05          Winnamac, IN

                              INCUMBENT SEGMENT B

FACILITY NAME                  LATITUDE         LONGITUDE         PATH TO:
-------------                  --------         ---------         --------

Northeast, Indiana             41-27-21         85-51-49          Plymouth, IN
                                                                  Albion, IN

Albion, Indiana                41-22-21         85-25-34          Northeast, IN
                                                                  Ft. Wayne, IN

Ft. Wayne, Indiana             41-03-52         85-09-29          Albion, IN

                                   SCHEDULE C

                          ESTIMATED AND OPERATING COSTS

SECTION 1. OPERATING AND ADMINISRATION COSTS TO BE PAID BY INCUMBENT

      1.    [***]


      2.    [***]


      3.    [***]


      4.    [***]


      5.    [***]


      6.    [***]


      7.    [***]

      8.    [***]


      9.    [***]


      10.   [***]



      11.   [***]


      12.   [***]


      13.   [***]


      14.   [***]

      15.   [***]






      16.   [***]



      17.   [***]



      18.   [***]


      19.   [***]



      20.   [***]


      21.   [***]


      22.   [***]



      23.   [***]





      24.   [***]



      25.   [***]

      26.   [***]


      27.   [***]



      28.   [***]




SECTION 2. ESTIMATED COSTS TO BE PAID BY PATHNET

      The Pathnet Estimated Costs shall be allocated as follows:

--------------------------------------------------------------------------------
             Item                                                     Cost
             ----                                                     ----
--------------------------------------------------------------------------------
                                                 DRAFT
      Site Survey                                                 [***]
      Site Work                                                   [***]
      Towers                                                      [***]
      Buildings                                                   [***]
      Generators                                                  [***]
      D.C. Plant                                                  [***]
      Project Engineering                                         [***]
      PCN Coordination                                            [***]
      Antenna                                                     [***]
      Waveguide                                                   [***]
      Radios                                                      [***]
      OC-3 Multiplexing                                           [***]
      Misc. Equipment Racks                                       [***]
      Network Management                                          [***]
      Path Engineering                                            [***]
      FCC Licensing Application                                   [***]
      System Engineering                                          [***]
      Project Engineering                                         [***]
--------------------------------------------------------------------------------
      Total PathNet Costs                                         [***]
--------------------------------------------------------------------------------

SECTION 3. ADMINISTRATION AND OPERATING COSTS TO BE PAID BY PATHNET

      1.    [***]


      2.    [***]


      3.    [***]


      4.    [***]


      5.    [***]


      6.    [***]


      7.    [***]


      8.    [***]


      9.    [***]


      10.   [***]


      11.   [***]


      12.   [***]


      13.   [***]

      14.   [***]


      15.   [***]


      16.   [***]

      17.   [***]


      18.   [***]


      19.   [***]


      20.   [***]







      21.   [***]






      22.   [***]



      23.   [***]


      24.   [***]


      25.   [***]


      26.   [***]



      27.   [***]


      28.   [***]


      29.   [***]

      30.   [***]



      32.   [***]


      31.   [***]





      32.   [***]


      33.   [***]

      34.   [***]


      35.   [***]




      36.   [***]




      37.   [***]


      38.   [***]

                                   EXHIBIT C-1
                             PATHNET ESTIMATED COSTS

                                                                                               249
                                  Hammond  12 Babcock   4 Winamac  3 Monticello  13 Maple   Stillwell
SITE SURVEY
      Site Survey                [***]
      Taxes                      [***]
      SITE SURVEY                [***]

SITE WORK
      Soil Reports               [***]
      Site Clearing /Level       [***]
      Fence & Gate Mods          [***]
      Road Const/Repair          [***]
      Taxes                      [***]
      SITE WORK                  [***]

TOWERS
      Tower/Building Analysis    [***]
      New Tower                  [***]
      Tower Strength Material    [***]
      Tower Labor                [***]
      Waveguide Bridge           [***]
      Tower Ground               [***]
      Freight                    [***]
      Taxes                      [***]
      TOWERS                     [***]

BUILDINGS
      Exist Bldg. Mods           [***]
      New Building               [***]
      New Bldg Delivery          [***]
      New Bldg Fondation         [***]
      Building Ground            [***]
      AC Power                   [***]
      Freight(incl. in Bldg
      Delivery)                  [***]
      Taxes                      [***]
      BUILDINGS                  [***]

GENERATORS
      25KW MOBILE                [***]
      30KW                       [***]
      LP Tank                    [***]
      Install & Test Labor       [***]
      Freight                    [***]
      Taxes                      [***]
      GENERATORS                 [***]

D.C. PLANT
      Chargers                   [***]
      Chargers Spares            [***]
      Batteries                  [***]
      Power Board/Panel          [***]
      Install & Test Labor       [***]
      Freight                    [***]
      Taxes                      [***]
      D.C. PLANT                 [***]

                                                                                               249
                                  Hammond  12 Babcock   4 Winamac  3 Monticello  13 Maple   Stillwell
PCN COORDINATION
      PCN Coordination           [***]
      Taxes                      [***]
      PCN COORDINATION           [***]

ANTENNAS
      Antenna Material           [***]
      Install & Align Labor      [***]
      Freight                    [***]
      Taxes                      [***]
      ANTENNAS                   [***]

WAVEGUIDE
      Waveguide Material         [***]
      Install & Test Labor       [***]
      Freight                    [***]
      Taxes                      [***]
      WAVEGUIDE                  [***]

RADIOS
      1:1 Terminal: 2 & 3 Way    [***]
      1:1 Repeater               [***]
      Add RF Channel (2:1)       [***]
      OAM&P Software/LT          [***]
      Maint Accessory Kit        [***]
      Basic Radio Spares         [***]
      Enhanced Radio Spares      [***]
      Install                    [***]
      Test & Turnup              [***]
      Freight                    [***]
      Taxes                      [***]
      RADIOS                     [***]

OC-3 MULTIPLEX
      OC-3 to 84 DS-1            [***]
      OC-3 to 28 DS-1            [***]
      ADM 4/8/12/28 DS-1         [***]
      OC-3 Spares                [***]
      Install                    [***]
      Test & Turnup              [***]
      Freight                    [***]
      Taxes                      [***]
      OC-3 MULTIPLEX             [***]

MISC EQUIP/RACKS
      Racks,Fuse Panel,Misc      [***]
      Install                    [***]
      Test & Turnup              [***]
      Freight                    [***]
      Taxes                      [***]
      MISC EQUIP/RACKS           [***]

NETWORK MANAGEMENT
      Network Server             [***]
      Network Software           [***]
      Network Database           [***]
      Interface Equipment        [***]
      Install & Test             [***]
      Freight                    [***]
      Taxes                      [***]
      NETWORK MGT                [***]

PATH ENGINEERING                 [***]
FCC LICENSE APPLICATION          [***]
SYSTEM ENGINEERING               [***]
PROJECT ENGINEERING              [***]

PATHNET COSTS                    [***]

                                  14 South   5 Plymouth   255 North  8 Albion     9 Fort       TOTAL
                                    Bend                     East                 Wayne
SITE SURVEY
      Site Survey                [***]
      Taxes                      [***]
       SITE SURVEY               [***]

SITE WORK
      Soil Reports               [***]
      Site Clearing /Level       [***]
      Fence & Gate Mods          [***]
      Road Const/Repair          [***]
      Taxes                      [***]
      SITE WORK                  [***]

TOWERS
      Tower/Building             [***]
      Analysis                   [***]
      New Tower                  [***]
      Tower Strength             [***]
      Material                   [***]
      Tower Labor                [***]
      Waveguide Bridge           [***]
      Tower Ground               [***]
      Freight                    [***]
      Taxes                      [***]
      TOWERS                     [***]

BUILDINGS
      Exist Bldg. Mods           [***]
      New Building               [***]
      New Bldg Delivery          [***]
      New Bldg Fondation         [***]
      Building Ground            [***]
      AC Power                   [***]
      Freight(incl. in Bldg      [***]
      Delivery)                  [***]
      Taxes                      [***]
      BUILDINGS                  [***]

GENERATORS
      25KW MOBILE                [***]
      30KW                       [***]
      LP Tank                    [***]
      Install & Test Labor       [***]
      Freight                    [***]
      Taxes                      [***]
      GENERATORS                 [***]

D.C. PLANT
      Chargers                   [***]
      Chargers Spares            [***]
      Batteries                  [***]
      Power Board/Panel          [***]
      Install & Test Labor       [***]
      Freight                    [***]
      Taxes                      [***]
      D.C. PLANT                 [***]

                                  14 South   5 Plymouth   255 North  8 Albion     9 Fort        TOTAL
                                    Bend                     East                 Wayne
PCN COORDINATION
      PCN Coordination           [***]
      Taxes                      [***]
      PCN COORDINATION           [***]

ANTENNAS
      Antenna Material           [***]
      Install & Align Labor      [***]
      Freight                    [***]
      Taxes                      [***]
      ANTENNAS                   [***]

WAVEGUIDE
      Waveguide Material         [***]
      Install & Test Labor       [***]
      Freight                    [***]
      Taxes                      [***]
      WAVEGUIDE                  [***]

RADIOS
      1:1 Terminal: 2 & 3 Way    [***]
      1:1 Repeater               [***]
      Add RF Channel (2:1)       [***]
      OAM&P Software/LT          [***]
      Maint Accessory Kit        [***]
       Basic Radio Spares        [***]
      Enhanced Radio Spares      [***]
      Install                    [***]
      Test & Turnup              [***]
      Freight                    [***]
      Taxes                      [***]
      RADIOS                     [***]

OC-3 MULTIPLEX
      OC-3 to 84 DS-1            [***]
      OC-3 to 28 DS-1            [***]
      ADM 4/8/12/28 DS-1         [***]
      OC-3 Spares                [***]
      Install                    [***]
      Test & Turnup              [***]
      Freight                    [***]
      Taxes                      [***]
      OC-3 MULTIPLEX             [***]

MISC EQUIP/RACKS
      Racks,Fuse Panel,Misc      [***]
      Install                    [***]
      Test & Turnup              [***]
      Freight                    [***]
      Taxes                      [***]
      MISC EQUIP/RACKS           [***]

NETWORK MANAGEMENT
      Network Server             [***]
      Network Software           [***]
      Network Database           [***]
      Interface Equipment        [***]
      Install & Test             [***]
      Freight                    [***]
      Taxes                      [***]
      NETWORK MGT                [***]

PATH ENGINEERING                 [***]
FCC LICENSE APPLICATION          [***]
SYSTEM ENGINEERING               [***]
PROJECT ENGINEERING              [***]

PATHNET COSTS                    [***]

                                   SCHEDULE D

                            FORM OF ESCROW AGREEMENT

                                ESCROW AGREEMENT

      THIS ESCROW AGREEMENT (this "Escrow Agreement") is entered into as of ____________, 1998, by and among Pathnet, Inc., a Delaware corporation ("Pathnet") and Northern Indiana Public Service Company ("Incumbent"), and Crestar Bank (the "Escrow Agent");

      WHEREAS, Pathnet and Incumbent have entered into a Fixed Point Microwave Services Agreement dated as of the date hereof (the "FPM Agreement"), pursuant to which, among other things, Incumbent has engaged Pathnet as, and Pathnet has agreed to act as, Incumbent's sole representative for the purpose of (i) installing, managing and operating a high capacity digital microwave system along Incumbent's current microwave paths and (ii) marketing and selling any Excess Capacity created by such high capacity digital microwave system.

      WHEREAS, all capitalized terms used herein and not defined herein shall have the meanings ascribed to such terms in the FPM Agreement;

      WHEREAS, pursuant to Section 4.2.4(b) of the FPM Agreement, Pathnet shall deliver to the Escrow Agent (in two payments corresponding to each
Segment) the amount equal to fifty percent (50%) of [       [***]        less
the cost of any equipment provided by the vendors referred to in the Vendor Credit Assurances (as defined in the FPM Agreement)], (each a "Pathnet Escrow Deposit"); and

      WHEREAS, the Escrow Agent has agreed to act as escrow agent hereunder in accordance with the terms and conditions hereinafter set forth;

      NOW, THEREFORE, for and in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, the parties hereto hereby agree as follows:

      SECTION 1. Appointment of Escrow Agent. Pathnet and Incumbent hereby mutually appoint and designate the Escrow Agent to receive, hold and disburse the Pathnet Escrow Deposit, in accordance with the terms and conditions of this Escrow Agreement, and the Escrow Agent hereby accepts such appointment and designation. Except as set forth in Section 3.2.3, Pathnet shall pay all reasonable fees and expenses of the Escrow Agent in connection with this Escrow Agreement.

      SECTION 2. Escrow.

      2.1 Escrow of Funds by Pathnet

            2.1.1 Delivery of Escrow Deposit. Within ninety (90) days after delivery by Pathnet to Incumbent of the System Design on each Segment, Pathnet shall deposit the amount in cash equal to the Pathnet Escrow Deposit for such Segment in an escrow account with the Escrow Agent to be held, drawn upon and returned by the Escrow Agent in accordance with the terms and conditions hereinafter set forth.

            2.1.2 Term of Escrow Agreement. The Escrow Agent shall hold the Pathnet Escrow Deposit until Commissioning and upon Commissioning any remaining funds, together with interest that has accrued and been paid thereon, shall be paid by the Escrow Agent to Pathnet or its designee.

      2.2 Release Conditions. As used in this Agreement, the term "Release Condition" shall mean (i) receipt of a joint certification in the form attached hereto seeking payment of an invoice relating to the performance of services by Pathnet in accordance with the terms of the FPM Agreement or (ii) receipt of a written Release Affidavit from Incumbent.

            2.2.1 Release of Funds to Pathnet. Upon receipt by the Escrow Agent of a written joint certification of Pathnet and Incumbent substantially in form attached hereto as Attachment A to the effect that Pathnet is entitled to receive a portion of or all of the Pathnet Escrow Deposit in accordance with Section 4.2.4(b) of the FPM Agreement, the Escrow Agent shall promptly deliver to Pathnet such portions of or all of the Pathnet Escrow Deposit.

            2.2.2 Release of Funds to Incumbent. Upon receipt by the Escrow Agent of a Release Affidavit (as defined below) to the effect that Incumbent is entitled to receive a portion of or all of the Pathnet Escrow Deposit in accordance with Section 4.2.4(b) of the FPM Agreement or upon receipt by the Escrow Agent or a court order directing payment to Incumbent of a portion of or all of the Pathnet Escrow Deposit, the Escrow Agent shall promptly deliver to Incumbent such portions of or all of the Pathnet Escrow Deposit necessary to cure such failure to pay by Pathnet. Incumbent shall be entitled to serve the Escrow Agent with a written affidavit (a "Release Affidavit") if Incumbent believes in good faith that Pathnet has failed to timely meet its payment responsibilities with respect to the Pathnet Items (as that term is defined in the FPM Agreement). Any Release Affidavit shall be signed by an officer of Incumbent, and certify that a Release Condition has occurred by setting forth in reasonable detail a description of the facts and circumstances surrounding Pathnet's failure to pay. Incumbent shall furnish a copy of any such Release Affidavit to Pathnet via facsimile transmission. If (i) Pathnet disagrees that a Release Condition has occurred, (ii) Pathnet submits such issue to binding arbitration in accordance with the FPM Agreement, and (iii) there is a ruling that a Release Condition had not occurred, then Incumbent shall immediately return the corresponding monies it received from the escrow account to the Escrow Agent.

      2.3 Interest and Permitted Investments. Pathnet shall be entitled to receive at Commissioning, any and all interest accrued on the Pathnet Escrow Deposit during the term of the escrow as described in this Agreement and the Escrow Agent shall invest the funds comprising the Pathnet Escrow Deposit as designated by Pathnet.

      SECTION 3. Concerning the Escrow Agent.

      3.1 Duties. The Escrow Agent undertakes to perform all duties, which are expressly set forth herein.

      3.2 Indemnification.

            3.2.1 The Escrow Agent may rely upon and shall be protected in acting or refraining from acting upon any written notice, instruction, certification, or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper parties or party.

            3.2.2 The Escrow Agent shall not be liable for any action taken by it in good faith and without negligence, and believed by it to be authorized or within the rights or powers conferred upon it by this Escrow Agreement.

            3.2.3 Pathnet and Incumbent hereby agree to indemnify the Escrow Agent for and to hold the Escrow Agent harmless against, any loss, liability or reasonable expense incurred without negligence or bad faith on the part of the Escrow Agent, arising out of or in connection with the Escrow Agent entering into this Escrow Agreement and carrying out its duties hereunder, including costs and expenses of successfully defending the Escrow Agent against any claim of liability with respect thereto. Pathnet shall pay one half of any payment made pursuant to this Section
      3.2.3 and Incumbent shall pay one half.

      3.3 Other Matters. The Escrow Agent (and any successor escrow agent) reserves the right to resign as the Escrow Agent at any time upon thirty (30) days prior written notice to each of Pathnet and Incumbent. Upon mutual agreement, Pathnet and Incumbent reserve the right to remove the Escrow Agent at any time. In the event of any litigation or dispute by the parties hereunder affecting its duties, the Escrow Agent shall take no action until such action is agreed to in writing by the parties hereto, or until receipt of an order of a court having jurisdiction directing the Escrow Agent with respect to the action which is the subject of such litigation or dispute. The Escrow Agent neither approves nor disapproves of the transactions contemplated by the FPM Agreement or this Escrow Agreement, nor does it recommend for or against, or have an opinion as to the legality or validity of, this transaction.

      3.4 Statements of Account. Upon termination of the escrow as set forth in this Agreement, the Escrow Agent shall deliver to each of Pathnet and the Incumbent a Statement of Account setting forth each disbursement from the Pathnet Escrow Deposit and the respective interest accrued on the Pathnet Escrow Deposit. In addition, each of Pathnet and Incumbent shall have the right at any time during the term of this Agreement to request a current Statement of Account from the Escrow Agent and the Escrow Agent shall deliver such Statement of Account to Pathnet or Incumbent, as the case may be, promptly after receipt of any such request.

      SECTION 4. Termination. This Escrow Agreement shall terminate (i) automatically upon the return of the Pathnet Escrow Deposit pursuant to Section 2.1.2, (ii) automatically upon the delivery of the entire Pathnet Escrow Deposit made pursuant to Section 2.1.3 or Section 2.1.4 or (iii) upon written mutual consent signed by Pathnet and Incumbent.

      SECTION 5. Additional Actions and Documents. Each of the parties hereto agrees to take or cause to be taken such further actions, to execute, deliver and file or cause to be executed, delivered and filed such further documents, instruments and agreement, and will obtain such consents as may be necessary or as may reasonably be requested in order to fully effectuate the purposes, terms and conditions of this Escrow Agreement.

      SECTION 6. Notice. All notices, demands, requests, or other communications which may be or are required to be given, served or sent by any party pursuant to this Escrow Agreement shall be in writing and shall be hand delivered, mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, delivered by overnight air courier or transmitted by telegram or telex addressed as follows:

            If to Pathnet:

                    Pathnet, Inc.
                    1015 31st Street, NW
                    Washington, D.C. 20007
                    Attention: Michael Lubin
                               Vice President and General Counsel
                    Tel: 202.625.7284
                    Fax: 202.625.7369

            If to Incumbent:

                    Northern Indiana Public Service Co.
                    5265 Hohman Avenue
                    Hammond, IN 46320-1775
                    Attention: Alan P. Severance
                               Manager, Network Services
                    Tel: 219.647.4300
                    Fax: 219.647.4010

            If to Escrow Agent:

                    Crestar Bank
                    Corporate Trust Department
                    919 East Main Street
                    P.O. Box 26665

                    Richmond, VA 23261-6665
                    Attention: William F. Michie III
                    Tel: 804.782.5581
                    Fax: 804.782.7855

Or such other address as the addressee may indicate by written notice to the other parties. Each notice, demand, request or communication which shall be given or made in the manner described above shall be deemed sufficiently given or made for all purposes at such time as it is delivered to the addressee (with return receipt, the delivery receipt or the affidavit of messenger being deemed conclusive but not exclusive evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

      SECTION 7. Benefit and Assignment. This Escrow Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns as permitted hereunder. No person or entity other than the parties hereto is or shall be entitled to bring any action to enforce any provisions of this Escrow Agreement against any of the parties hereto or their respective successors and assigns as permitted hereunder. At any time and from time to time, Pathnet shall have the right to assign this Agreement or any of Pathnet's rights and obligations under this Agreement; provided, that in no event shall any such assignment relieve Pathnet of its obligations under this Agreement. Incumbent may not or shall not have the right to assign this Agreement or any of its rights and obligations hereunder without the prior written consent of Pathnet, which consent shall not be unreasonably withheld; provided, however, Incumbent may assign its right and obligations, in whole but not in part, under this Agreement without the approval of Pathnet, to any entity which acquires all or substantially all of the assets of Incumbent or to any subsidiary, Affiliate or successor in a merger or consolidation of Incumbent; provided, that in no event shall any such assignment relieve Incumbent of its obligations under this Agreement.

      SECTION 8. Entire Agreement; Amendment. This Escrow Agreement together with the schedules, exhibits and attachments hereto contains the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior oral or written agreements, commitments or understandings with respect to such matters. Pathnet and Incumbent shall furnish the Escrow Agent with a copy (without Schedules and Exhibits) of the FPM Agreement. The Escrow Agreement agrees to maintain the confidentiality of the terms of the FPM Agreement and not to disclose such terms to third parties. This Escrow Agreement may not be changed orally, but only by an instrument in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

      SECTION 9. Waiver. No delay or failure on the part of any party hereto in exercising any right, power or privilege under this Escrow Agreement shall impair any such right, power or privilege or be construed as a waiver of any default or any acquiescence therein. No single or partial exercise of any such right, power or privilege shall preclude the further exercise of such right power or privilege or the exercise of any other right, power or privilege. No waiver shall be valid against any party hereto unless made in writing and signed by the party against whom enforcement of such waiver is sought and then only to the extent expressly specified therein.

      SECTION 10. Expenses. Subject to the provisions of Section 1 and Section
3.2.3 each party shall pay its own expenses incident to this Escrow Agreement and the transactions contemplated hereunder, including all legal and accounting fees and disbursements.

      SECTION 11. Consent to Jurisdiction; Enforceability. This Escrow Agreement and the duties and obligations of the parties hereunder shall be enforceable against any of the parties in the courts of the Untied States of America and of the State of Delaware. For such purpose, each party hereto hereby irrevocable submits to the non-exclusive jurisdiction of such court or courts and agrees that all claims in respect of this Escrow Agreement and such other agreements, documents and instruments may be heard and determined in such courts. Each party hereby irrevocably agrees that a final judgment of any of the courts specified above in any action or proceeding relating to this Escrow Agreement or to any of the other agreements, documents or instruments referred to herein or therein shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

      SECTION 12. Severability. If any part of any provision of this Escrow Agreement shall be invalid or unenforceable in any respect, such part shall be ineffective to the extent of such invalidity or unenforceability only, without in any way affecting the remaining parts of such provision or the remaining provisions of this Escrow Agreement.

      SECTION 13. Governing Law. This Escrow Agreement, the rights and obligation of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the laws of the State of Delaware (excluding the choice of law rules thereof.)

      SECTION 14. Limitation on Benefits. The covenants, undertaking and agreements set forth in this Escrow Agreement shall be solely for the benefit of, and shall be enforceable only by, the parties hereto, and their respective successors, heirs, executors, administrators, legal representatives and permitted assigns.

      SECTION 15. Binding Effect. Subject to any provisions hereof restricting assignment, this Escrow Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, heirs, executors, administrators, legal representatives and assigns.

      SECTION 16. Headings. The headings of the sections and subsections contained in this Escrow Agreement are inserted for convenience only and do not form a part or affect the meaning, construction or scope thereof.

      SECTION 17. Signature in Counterparts. This Escrow Agreement may be executed in separate counterparts, none of which need contain the signatures of all parties, each of which shall be deemed to be an original, and all of which taken together constitute one and the same instrument. It shall not be necessary in making proof of this Escrow Agreement to produce or account for more that the number of counterparts containing the respective signatures of, or on behalf of, all of the parties hereto.

      IN WITNESS WHEREOF, each of the parties hereto has executed or has caused this Escrow Agreement to be executed on its behalf, all as of the date first above written.

                                  PATHNET, INC.


                                  By:
                                      ------------------------
                                  Name:
                                        ----------------------
                                  Title:
                                         ---------------------


                                  NORTHERN INDIANA PUBLIC
                                  SERVICE COMPANY


                                  By:
                                      ------------------------
                                  Name:
                                        ----------------------
                                  Title:
                                         ---------------------


                                  CRESTAR BANK


                                  By:
                                      ------------------------
                                  Name:
                                        ----------------------
                                  Title:
                                         ---------------------

                                  ATTACHMENT A

                               JOINT CERTIFICATION

      I, ______________, ____________________ of Pathnet, Inc. ("Pathnet") and
I, ___________, _________________ of Northern Indiana Public Service Company ("Incumbent"), hereby certify as follows:

      1. Pathnet and Incumbent entered into a Fixed Point Microwave Services Agreement, dated as of ____________, 199__ (the "FPM Agreement") pursuant to which among other things, Incumbent engaged Pathnet as, and Pathnet agreed to act as, Incumbent's sole representative for the purpose of (i) installing, managing and operating a high capacity digital microwave system along Incumbent's current microwave paths and (ii) marketing and selling any excess capacity created by such high capacity digital microwave system, all in accordance with and subject to the terms and conditions set forth in the FPM Agreement.

      2. Pursuant to the FPM Agreement, Pathnet, Incumbent and Crestar Bank (the "Escrow Agent") entered into an Escrow Agreement, dated as of _______________, 199__ (the "Escrow Agreement"), in accordance with which Pathnet delivered to the Escrow Agent the sum of ____________________ ($________________) (the
"Pathnet Escrow Deposit"), subject to the terms of the FPM Agreement and the Escrow Agreement.

      3. Attached to this Joint Certification is [an invoice or other such purchase order or bill relating to a Pathnet Item (as such term is defined in the FPM Agreement) evidencing the performance of certain services by Pathnet as set forth in the FPM Agreement.] [An affidavit of Incumbent certifying that Pathnet has failed to timely meet its payment responsibilities with respect to the Pathnet Items (as such term is defined in the FPM Agreement) in accordance with the terms and provisions of the FPM Agreement and setting forth in detail a description of the facts and circumstances surrounding such failure.]

      4. Pursuant to Section 4.2.4(b) of the FPM Agreement and [Section 2.2.1/Section 2.2.2] of the Escrow Agreement, [Pathnet/Incumbent] is entitled to receive, from the Pathnet Escrow Deposit, the following sum: _______________ ($__________).

      5. The Escrow Agent is hereby directed promptly upon receipt of this certification to release the portion of the Escrow Deposit as set forth in
Section 3, above to [Pathnet/Incumbent] pursuant to [Section 2.2.1/Section 2.2.2] of the Escrow Agreement.

      Each of _______ and ________ on behalf of Pathnet and Incumbent, respectively, certify that the foregoing is true and correct.

PATHNET, INC.                                NORTHERN INDIANA PUBLIC
                                             SERVICE COMPANY


By:                                          By:
    ------------------------                     ------------------------
Name:                                        Name:
      ----------------------                       ----------------------
Title:                                       Title:
       ---------------------                        ---------------------

                                   SCHEDULE E

                          INCUMBENT SECURITY PROCEDURES


    [Pursuant to Section 5.6.1 of the FPM Agreement, Schedule not provided by
                                   Incumbent.]

                                   SCHEDULE F

                        INCUMBENT DRUG TESTING PROCEDURES


    [Pursuant to Section 5.6.2 of the FPM Agreement, Schedule not provided by
                                   Incumbent.]

                                   SCHEDULE G

                        INCUMBENT SUBSTANCE ABUSE POLICY


    [Pursuant to Section 5.6.3 of the FPM Agreement, Schedule not provided by
                                   Incumbent.]

                                   SCHEDULE H

                    INCUMBENT HEALTH AND SAFETY REQUIREMENTS


    [Pursuant to Section 5.6.4 of the FPM Agreement, Schedule not provided by
                                   Incumbent.]

                                   SCHEDULE I

                         OTHER REQUIREMENTS OF INCUMBENT


    [Pursuant to Section 5.6.5 of the FPM Agreement, Schedule not provided by
                                   Incumbent.]

                                   SCHEDULE J

                               INCUMBENT TRAINING

1. Pre-Commissioning Training. Prior to Commissioning of the Initial System, Pathnet shall provide to Incumbent a training course for an unlimited number of Incumbent's employees as required to maintain the System and other designees of Incumbent, which training shall include, among other things, the following:

      (a)   comprehensive instruction for trouble-free operation maintenance;

      (b) hands-on experience with the operation of the equipment deployed in the System;

      (c) review of the similarities and differences of an analog versus a digital system;

      (d) review of the latest state-of-the-art Technology and applications used in the System;

      (e) review of procedures designed to eliminate equipment damage, incorrect handling of equipment and System downtime;

      (f) comprehensive instruction in the use of all required test equipment used in connection with the System;

      (g) the distribution of manuals and other course materials that include descriptive information publications, alignment procedures, maintenance procedures, technical information publications, schematic drawings, wiring lists and system assembly drawings; and

      (h) a certificate of completion for each student who successfully completes the training course.

2. Certification of Incumbent's Field Technicians. Each of Incumbent's Field Technicians (as defined in the Maintenance Services Agreement) must either successfully complete the training course described in Section 1 of this Schedule J, or must be certified by Pathnet that such Field Technician is qualified to perform services on the System which certification shall not be unreasonably withheld.

3. Training for Upgrades. Upon any upgrade of the system, Incumbent may request that Pathnet provide additional training with respect to such upgrade and Pathnet shall provide such training to Incumbent as soon as practicable after such request.

4. Training Locations. All such training shall be provided at Pathnet's Richardson, Texas office, Washington D.C. metropolitan area headquarters or at such other location as determined by Pathnet in its sole discretion.

5. Travel and Lodging. [***]

6. Additional Training. Incumbent or any Incumbent third-party Subcontractor provider may request additional training courses covering the items specified in
Section 1 of Schedule J. [***]

                                   SCHEDULE K

           INITIAL OWNERSHIP OF SYSTEM EQUIPMENT ASSETS AND MATERIALS

--------------------------------------------------------------------------------
System Component                                        Initially Owned By
--------------------------------------------------------------------------------
Existing Shelters                                             [***]
--------------------------------------------------------------------------------
New Shelters for System                                       [***]
--------------------------------------------------------------------------------
New Shelters at Pathnet Spur sites                            [***]
--------------------------------------------------------------------------------
New Shelters at Incumbent Spur sites                          [***]
--------------------------------------------------------------------------------
Towers for System                                             [***]
--------------------------------------------------------------------------------
Towers for Incumbent Spurs                                    [***]
--------------------------------------------------------------------------------
Towers for Pathnet Spurs                                      [***]
--------------------------------------------------------------------------------
A.C. and D.C. Power system                                    [***]
--------------------------------------------------------------------------------
Pressurizing Equipment for sites including manifolds
and dehydrators                                               [***]
--------------------------------------------------------------------------------
1/0 Multiplexers                                              [***]
--------------------------------------------------------------------------------
Environmental Control Systems of Shelters of System           [***]
--------------------------------------------------------------------------------
Environmental Control Systems of Shelters of
Incumbent Spurs                                               [***]
--------------------------------------------------------------------------------
Environmental Control Systems of Shelters of
Pathnet Spurs                                                 [***]
--------------------------------------------------------------------------------
Common Equipment existing Before Effective Date               [***]
--------------------------------------------------------------------------------
Common Equipment newly installed                              [***]
--------------------------------------------------------------------------------
Equipment Racks for System Radios                             [***]
--------------------------------------------------------------------------------
Antennas and Antenna Mounts relating to System                [***]
--------------------------------------------------------------------------------
Antennas and Antenna Mounts relating to
Incumbent Spurs                                               [***]
--------------------------------------------------------------------------------
Antennas and Antenna Mounts relating to
Pathnet Spurs                                                 [***]
--------------------------------------------------------------------------------
Waveguide and Waveguide bridges relating to System            [***]
--------------------------------------------------------------------------------
Waveguide and Waveguide bridges relating to
Incumbent Spurs                                               [***]
--------------------------------------------------------------------------------
Waveguide and Waveguide bridges relating to
Pathnet Spurs                                                 [***]
--------------------------------------------------------------------------------
Radios relating to System                                     [***]
--------------------------------------------------------------------------------
Radios relating to Incumbent Spurs                            [***]
--------------------------------------------------------------------------------
Radios relating to Pathnet Spurs                              [***]
--------------------------------------------------------------------------------
OC-3 Multiplexers                                             [***]
--------------------------------------------------------------------------------
Radio Bays and Radio Bay Equipment relating to
the System                                                    [***]
--------------------------------------------------------------------------------
Radio Bays and Radio Bay Equipment relating to
Incumbent Spurs                                               [***]
--------------------------------------------------------------------------------
Radio Bays and Radio Bay Equipment relating to
the Pathnet Spurs                                             [***]
--------------------------------------------------------------------------------
Interconnection Equipment relating to Pathnet Spurs and
Interconnections                                              [***]
--------------------------------------------------------------------------------
Interconnection Equipment relating to Incumbent Spurs
and Interconnections                                          [***]
--------------------------------------------------------------------------------
Results of the Preliminary Engineering Studies and Project
Drawings set forth in Section 6.2                             [***]
--------------------------------------------------------------------------------
Upgraded equipment added to the System                        [***]
--------------------------------------------------------------------------------
Microwave Radio System Licenses and other FCC,
Federal, state and local Licenses and Permits
relating to the System                                        [***]
--------------------------------------------------------------------------------
Panels, terminals, Software, Source Codes and
other Assets and Equipment relating to the
Network Management System                                     [***]
--------------------------------------------------------------------------------

                                   SCHEDULE L

                                   [RESERVED]

                                   SCHEDULE M

                                   [RESERVED]

                                   SCHEDULE N

                      FORM OF PATHNET SUBLICENSE AGREEMENT

      This Sublicense Agreement (the "Agreement") is made on _____________, 1998 (the "Effective Date") by and between Pathnet, Inc. ("Pathnet") and Northern Indiana Public Service Company and its Affiliates ("Incumbent") for the use of VERTEL Corporation ("Licensor") programs.

      WHEREAS, Incumbent desires to sublicense the programs as further defined herein; and

      WHEREAS, Pathnet is willing to grant such sublicense under the terms and conditions set forth herein;

      NOW, THEREFORE, in consideration of the mutual promises contained herein, the Parties mutually agree as follows:

I. DEFINITIONS.

      1.1 "Licensed Program" shall mean each program in software or firmware form provided by Pathnet to Incumbent pursuant to the Fixed Point Microwave Services Agreement, dated the date hereof between Incumbent and Pathnet (the "FPM Agreement"), as such Licensed Program is licensed by Pathnet from Licensor, including future additions and updates to such Licensed Program. The term "Licensed Program" shall specifically include documentation and related materials pertinent to such program and any updated program or portion of a program hereinafter furnished to Incumbent for use in connection with or replacement of the Licensed Programs.

      1.2 "Equipment" shall mean Intel compatible servers running Windows NT.

      1.3 "Use" shall mean the copying or duplication of any portion of a Licensed Program from storage units or media into the Equipment for processing or the utilization of any Licensed Program in the course of the operation of the Equipment.

      1.4 "Affiliates" shall mean any person or entity that directly or indirectly controls, is controlled by, or is under common control with Incumbent.

II. LICENSE GRANT.

      2.1 Use of Object/Binary Licensed Program with Designated Equipment. Pathnet hereby grants Incumbent and its Affiliates a non-exclusive, non-transferable (except as provided in Section 5.1), non-licensable, non-assignable license to Use in machine readable form, the Licensed Program specified in Section 1.1 solely on the Equipment specified in Section 1.2. No license is granted to Use any Licensed Program on any configuration of equipment which is different from or less than the configuration indicated in Section 1.2.

      2.2 Pathnet warrants that it has the right to grant to Incumbent a license to use the Licensed Program and that it has the right and power to enter into this Agreement.

III. PROPRIETARY RIGHTS.

      3.1 Proprietary Rights. The Licensed Program is owned by Licensor and/or others and is proprietary in nature. Incumbent shall respect such proprietary rights and shall not use such Licensed Program except for the purposes for which it is being made available as set forth in this Agreement and shall not reproduce, print, sublicense, duplicate, reverse engineer, distribute, disclose, or otherwise make the Licensed Program available to any third party (other than an Affiliate), in whole or in part, in whatever form.

      3.2 Confidentiality. Incumbent shall take all actions required to maintain control of the Licensed Program including securing written records, agreements, and other reasonable measures with its employees and agents to satisfy its obligations under this Agreement with respect to the use, copying, protection, and security of the Licensed Program.

IV. LIMIT OF LIABILITY.

      4.1 NO WARRANTY. LICENSOR GRANTS A WARRANTY IN THE LICENSED PROGRAM ONLY TO PATHNET AND DOES NOT EXTEND ITS WARRANTY TO INCUMBENT OR ANY OTHER END USER. WARRANTY OF THE LICENSED PROGRAM IS PROVIDED BY LICENSOR DIRECTLY TO PATHNET. EXCEPT AS PROVIDED IN SECTION 2.2, LICENSOR AND PATHNET MAKE NO EXPRESS OR IMPLIED WARRANTIES OF ANY KIND, INCLUDING WITHOUT LIMITATION, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH REGARD TO ANY LICENSED PROGRAM AND/OR RELATED MATERIALS TO BE FURNISHED BY VERTEL.

      4.2 NO CONSEQUENTIAL DAMAGES. IN NO EVENT SHALL LICENSOR OR PATHNET BE LIABLE FOR ANY INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES IN CONNECTION WITH OR ARISING OUT OF THE EXISTENCE, FURNISHING, FAILURE TO FURNISH, OR USE OF ANY LICENSED PROGRAM AND/OR RELATED MATERIAL AND/OR DEVISE.

      4.3 Licensor shall have no liability for any claim of copyright or patent infringement based on (1) use of other than a current unaltered release of the Licensed Program available from Licensor if such infringement would have been avoided by the use of such current unaltered release of the Licensed Program or
(2) Use or combination of the Licensed Program with programs not supplied by Licensor and which Use or combination results in the infringement of any patent or copyright.

      4.4 Incumbent shall indemnify Pathnet and hold it harmless from any loss, claim or damage to person or property arising out of Incumbent's negligence in the use or possession of the Licensed Program or related materials to the extent that such loss, claim or damage was not caused by the fault or negligence of Pathnet.

V. TRANSFER OF LICENSE.

      5.1 Terms for Transfer of License. This license may only be transferred upon written approval of Pathnet and in connection with the transfer of all of the Equipment; provided all copies of the Licensed Program are delivered to the transferee and no copies or related materials are retained by Incumbent and provided further that the transferee agrees to be bound by all the Terms and Conditions of this Agreement.

      NOW THEREFORE, the Parties hereto have caused this Agreement to be executed by their respective duly authorized representatives.

                                      PATHNET, INC.

                                      By:
                                          -----------------------
                                      Name:
                                            ---------------------
                                      Title:
                                             --------------------

                                      NORTHERN INDIANA PUBLIC
                                      SERVICE COMPANY


                                      By:
                                          -----------------------
                                      Name:
                                            ---------------------
                                      Title:
                                             --------------------

                                   SCHEDULE O

                                 TITLE TO ASSETS

                           [INTENTIONALLY LEFT BLANK]

                                   SCHEDULE P

                             DELIVERIES OF INCUMBENT

1. Within thirty (30) days of the Effective Date, any existing and available tower drawings and specifications, inventory lists and other documents relating to the sites set forth on Schedule B reasonably necessary for Pathnet to perform its obligations under this Agreement.

2. On or before the Effective Date, evidence of ownership by Incumbent of the sites set forth on Schedule B or, in the event Incumbent leases such sites, evidence of Incumbent's leasehold interest in such sites.

3. On or before the Effective Date, copies of all environmental reports, title reports, surveys, specified or legal access, and zoning Permits and licenses relating to the sites set forth on Schedule B.

4. Within thirty (30) days of the Effective Date, evidence that Incumbent's existing analog or digital system is in compliance, as of the date hereof, with all applicable Federal, state and local laws.

5. Within thirty (30) days of the Effective Date, the results of any structural, mechanical, and electrical inspections and reports relating to Incumbent's existing analog or digital system facilities or sites, which have been performed pursuant to the requirements of any applicable Federal, state or local law or by Incumbent at its discretion.

6. Within thirty (30) days of the Effective Date, the names, addresses and contact persons of any consultants or Subcontractors engaged by Incumbent in connection with Incumbent's existing analog or digital system, Facilities or sites and copies of any reports or documents produced by such consultants or Subcontractors.

7. Upon the reasonable request of Pathnet, any information requested by Pathnet pursuant to Section 1.2 of Schedule A.

8. Within ten (10) days after receipt of the System Design, written approval of the System Design or a list of suggested modifications to such System Design, as described in Section 3.1 of Schedule A.

9. Within ten (10) days after receipt of each of the Project Schedule, the Cutover Plan and the Project Management Plan, written approval of such Project Schedule, Cutover Plan and Project Management Plan, respectively, or a list of suggested modifications to such Project Schedule, Cutover Plan and Project Management Plan, as the case may be, as described in
      Section 4.1.1 of Schedule A.

10. Promptly after completion of the site acceptance testing, the Deficiency List as set forth in Section 5.7 of Schedule A.

11.   Promptly after approval of the site acceptance test data as set forth in
      Section 5.7 of Schedule A, and satisfaction of the conditions set forth in Section (a)-(c) of Section 5.7, a Certificate of Acceptance substantially in the form attached hereto as Exhibit A-9 to this Schedule A.

12. Upon acceptance of any Capacity Expansion in accordance with the procedures set forth in Section 7.1 of Schedule A, a Certificate of Acceptance relating to such Capacity Expansion substantially in the form attached hereto as Exhibit A-9 to this Schedule A.

                                   SCHEDULE Q

                              DELIVERIES BY PATHNET

1. Within sixty (60) days of the Effective Date, the Vendor Credit Assurances described in Section 4.

2. Simultaneously with the execution and delivery of this Agreement, an executed Escrow Agreement, as described in Section 4.

3. Within sixty (60) days after the Effective Date, all required subordination agreements as set forth in Section 5.11.

4. At the reasonable request of Incumbent, the proof of licensing, as described in Section 11.4.

5. Upon completion of the preliminary analysis set forth in Section 1.1 of Schedule A, the results of such analysis, including, but not limited to, the Existing System Inventory, the Path Studies, the Frequency Availability Model, the Tower Analysis, the Economic Model, the System Design, the System Budget, the Channel Plan, and the Preliminary Construction Schedule.

6. Upon completion of the preliminary analysis set forth in Section 1.1 of Schedule A, the Project Drawings set forth in Section 1.3 of Schedule A.

7. Prior to the commencement of any services set forth in Schedule A, and at the request of Incumbent, the Certificates of Insurance described in
      Section 11.1.

8. Upon completion of the preliminary analysis set forth in Section 1.1 of Schedule A, the Modifications SOW, as set forth in Section 2.1 of Schedule A.

9. At any time, a copy of any revised System Design, as described in Section 3 of Schedule A.

10. Upon approval by Incumbent of the System Design, the Project Schedule, as set forth in Section 4.1.1 of Schedule A.

11. Upon approval by Incumbent of the System Design, the Cutover Plan, as set forth in Section 4.1.1 of Schedule A.

12. Upon approval by Incumbent of the System Design, the Project Management Plan, as set forth in Section 4.1.1 of Schedule A.

13. Promptly after receipt of a list of suggested modifications from Incumbent, a revised Project Schedule, Cutover Plan or Project Management Plan, as the case may be, as set forth in Section 4.1.1 of Schedule A.

14. After installation has begun and until Commissioning a bi-weekly Progress Report, as set forth in Section 4.1.2 of Schedule A.

15. At any time, any revised Project Drawing, as described in Section 4.1.3 of Schedule A.

16.   Promptly after completion of the site acceptance testing set forth in
      Section 5 of Schedule A, a copy of the results of such testing in accordance with Section 5.7(c) of Schedule A.

17. At Commissioning, the Station Log Books as set forth in Section 6.2 of Schedule A.

18. At least fifteen (15) days prior to any Capacity Expansion, the Capacity Expansion Schedule, as set forth in Section 7.1 of Schedule A.

19. Upon receipt of the result of the testing performed on any Capacity Expansion, a copy of such results, as set forth in Section 7.1 of Schedule A.

20. At least two (2) weeks prior to the receipt of any equipment or materials, the ship and delivery schedules set forth in Section 8.12 of Schedule A.

                       INDEX OF SCHEDULES AND EXHIBITS TO
                    FIXED POINT MICROWAVE SERVICES AGREEMENT

SCHEDULE A: Services and System Specifications

            Exhibit A-1:  System Equipment

            Exhibit A-2:  Manufacturers Specifications for Radios

            Exhibit A-3:  Electricity and Power Specifications of the System

            Exhibit A-4:  Incumbent Multiplexing Requirements

            Exhibit A-5:  Equipment Shelters Specification and Design

            Exhibit A-6:  Grounding and Lighting Protection Guidelines and
                          Specifications for Communications Shelters

            Exhibit A-7:  Network Interconnections Schedule

            Exhibit A-8:  System Spurs

            Exhibit A-9:  Form of Certificate of Acceptance

            Exhibit A-10: Statement of Work

SCHEDULE B: The System

SCHEDULE C: Estimated and Operating Costs

SCHEDULE D: Form of Escrow Agreement

SCHEDULE E: Incumbent Security Procedures

SCHEDULE F: Incumbent Drug Testing Procedures

SCHEDULE G: Incumbent Substance Abuse Policy

SCHEDULE H: Incumbent Health and Safety Requirements

SCHEDULE I: Other Requirements of Incumbent

SCHEDULE J: Incumbent Training

SCHEDULE K: Ownership of System Equipment, Assets and Materials

SCHEDULE L: Reserved

SCHEDULE M: Reserved

SCHEDULE N: Form of Pathnet Sublicense Agreement

SCHEDULE O: Title to Assets

SCHEDULE P: Deliveries by Incumbent

SCHEDULE Q: Deliveries by Pathnet